Filed pursuant to Rule 424(b)(5)

File No. 333-292934

PROSPECTUS SUPPLEMENT

(To Prospectus dated March 18, 2026)

GD Culture Group Limited

Up to US$300,000,000 of Shares

of Common Stock

GD Culture Group Limited (which we refer to as “GDC,” the “Company,” “we,” or “us”) has entered into an at-the-market issuance sales agreement (the “Sales Agreement”) with Univest Securities, LLC (the “Sales Agent”), relating to shares of our common stock offered by this prospectus supplement and the accompanying prospectus. In accordance with the terms of the Sales Agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $300,000,000 from time to time through the Sales Agent.

Our shares of common stock are traded on the Nasdaq Capital Market (“Nasdaq”) under the symbol “GDC.” On April 28, 2026, the closing price of our shares of common stock on the Nasdaq was $3.97 per share of common stock.

Sales of our common stock, if any, under this prospectus supplement may be made in sales deemed to be “at-the-market” equity offerings as defined in Rule 415 promulgated under the Securities Act of 1933, as amended (the “Securities Act”), including sales made directly on or through Nasdaq, the existing trading market for our common stock, sales made to or through a market maker other than on an exchange or otherwise, directly to the sales agent as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or in any other method permitted by law. If we and the Sales Agent agree on any method of distribution other than sales of shares of our common stock into the Nasdaq or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act. The Sales Agent will act as sales agent on a commercially reasonable efforts basis consistent with its normal trading and sales practices. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.

The Sales Agent will be entitled to a placement fee of 3.5% of the gross sales price per share sold. In connection with the sale of our shares of common stock on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of the Sales Agent will be deemed to be underwriting commissions or discounts.

As of April 28,2026, the aggregate market value of our common stock held by non-affiliates pursuant to General Instruction I.B.6 of Form S-3 was $66,708,418.28, which is based on 39,787,212 shares of our common stock outstanding held by non-affiliates and a price of $4.19 per share, the closing price of our common stock on January 30, 2026. Accordingly, we are not subject to General Instruction I.B.6 of Form S-3.

The Company is a Nevada company that conducts its operations primarily in the United States, both directly and indirectly through its subsidiary, AI Catalysis Corp., a Nevada corporation. The Company also maintains a subsidiary, Pallas Capital Holding Ltd, a British Virgin Islands company, which holds digital assets as a long-term reserve, and a subsidiary, Shanghai Xianzhui Technology Co., Ltd., in China, which does not currently conduct business operations and has no material operating activities. Investors are cautioned that you are not buying shares of a China-based operating company but instead are buying shares of a Nevada company whose business operations are conducted primarily in the United States through the Company and its active U.S. subsidiary, and that this structure involves unique risks to investors.

Furthermore, Chinese regulatory authorities could change the rules and regulations regarding foreign ownership in the industry in which the Company operates, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, including that it could cause the value of such securities to significantly decline or become worthless. Investors in our common stock should be aware that they do not directly hold equity interests in the operating subsidiaries in Nevada and China, but rather are purchasing equity in GD Culture Group Limited, our Nevada company, which directly and indirectly owns 100% and 73.33% equity interests in the operating subsidiaries in Nevada and China, respectively. See “Item 1A. Risk Factors — Risks Related to Doing Business in China” beginning on page 29 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

The Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters. The central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties. See “Item 1A. Risk Factors — Risks Related to Doing Business in China — Uncertainties in the interpretation and enforcement of PRC laws and regulations and changes in policies, rules, and regulations in China could limit the legal protection available to you and us” beginning on page 32 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and “Given the PRC government’s role in regulating industrial development, the evolving regulatory framework could result in a material change in the operations of Shanghai Xianzhui and/or the value of our common stock” beginning on page 33 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

We are subject to certain legal and operational risks associated with our operations in China, including those changes in the legal, political and economic policies of the Chinese government, the relations between China and the United States, or Chinese or United States regulations may materially and adversely affect our business, financial condition and results of operations. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and therefore, these risks could result in a material change in our operations and/or the value of our ordinary shares or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our ordinary shares to significantly decline or be worthless. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement.

On December 28, 2021, the CAC, the National Development and Reform Commission (“NDRC”), and several other administrations jointly issued the revised Measures for Cybersecurity Review, or the Revised Review Measures, which became effective and has replaced the existing Measures for Cybersecurity Review on February 15, 2022. According to the Revised Review Measures, if an “online platform operator” that is in possession of personal data of more than one million users intends to list in a foreign country, it must apply for a cybersecurity review. Based on a set of Q&A published on the official website of the State Cipher Code Administration in connection with the issuance of the Revised Review Measures, an official of the said administration indicated that an online platform operator should apply for a cybersecurity review prior to the submission of its listing application with non-PRC securities regulators. As the interpretation and implementation of the Revised Review Measures are continuously evolving, uncertainties exist with respect to their application in specific practices. For example, it is unclear whether the requirement of cybersecurity review applies to follow-on offerings by an “online platform operator” that is in possession of personal data of more than one million users where the offshore holding company of such operator is already listed overseas. Furthermore, on September 24, 2024, the State Council promulgated the Regulations on the Network Data Security Management (the “Data Security Management Regulations”), which became effective on January 1, 2025. Pursuant to the Data Security Management Regulations, network data processing activities refer to activities such as the collection, storage, use, processing, transmission, provision, disclosure, and deletion of data. Network data processors refer to individuals or organizations that independently determine the purposes and methods of data processing activities. Network data processors conducting any data processing activities that affect or may affect national security shall undergo national security review in accordance with relevant national regulations. Where it is indeed necessary to transfer any important data collected and generated within the territory of the PRC to an overseas party, the security assessment of outbound data transfer organized by the national cyberspace administration department shall be passed.

As advised by our PRC counsel, Jiangsu Junjin Law Firm, we will not be subject to cybersecurity review or the security assessment for outbound data transfers with the CAC, given that: (i) Shanghai Xianzhui does not possess and does not anticipate that it will possess a large amount of personal information in our business operations, (ii) data processed in Shanghai Xianzhui’s business does not have a bearing on national security and thus may not be classified as core or important data by the authorities, and (iii) any cross-border data transfers conducted in our ordinary course of business fall under the exemptions provided by the Provisions on Promoting and Regulating Cross-Border Data Flows. In addition, for the same reasons, we are not subject to network data security review by the CAC pursuant to the Data Security Management Regulations. However, the definition of “network platform operator” is unclear and it is also unclear on how it will be interpreted and implemented by the relevant PRC governmental authorities. See “Item 1A. Risk Factors — Risks Related to Doing Business in China — Shanghai Xianzhui may become subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection. Shanghai Xianzhui may be required to suspend its business, be liable for improper use or appropriation of personal information provided by our customers or face other penalties” beginning on page 36 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

On February 17, 2023, the China Securities Regulatory Commission, or the CSRC, announced the Circular on the Administrative Arrangements for Filing of Securities Offering and Listing by Domestic Companies, or the Circular, and released a set of new regulations which consists of the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, and five supporting guidelines. On the same date, the CSRC also released the Notice on the Arrangements for the Filing Management of Overseas Listing of Domestic Companies, or the Notice. The Trial Measures came into effect on March 31, 2023. The Trial Measures refine the regulatory system by subjecting both direct and indirect overseas offering and listing activities to the CSRC filing-based administration. Requirements for filing entities, time points and procedures are specified. A PRC domestic company that seeks to offer and list securities in overseas markets shall fulfill the filing procedure with the CSRC per the requirements of the Trial Measures. Where a PRC domestic company seeks to indirectly offer and list securities in overseas markets, the issuer shall designate a major domestic operating entity, which shall, as the domestic responsible entity, file with the CSRC. The Trial Measures also lay out requirements for the reporting of material events. Breaches of the Trial Measures, such as offering and listing securities overseas without fulfilling the filing procedures, shall bear legal liabilities, including a fine between RMB1.0 million (approximately $150,000) and RMB10.0 million (approximately $1.5 million), and the Trial Measures increase the cost for offenders by enforcing accountability with administrative penalties and incorporating the compliance status of relevant market participants into the Securities Market Integrity Archives.

According to the Circular, since the date of effectiveness of the Trial Measures on March 31, 2023, PRC domestic enterprises falling within the scope of filing that have been listed overseas or met the following circumstances are “existing enterprises”: before the effectiveness of the Trial Measures on March 31, 2023, the application for indirect overseas issuance and listing has been approved by the overseas regulators or overseas stock exchanges (such as the registration statement has become effective on the U.S. market), it is not required to perform issuance and listing supervision procedures of the overseas regulators or overseas stock exchanges, and the overseas issuance and listing will be completed by September 30, 2023. Existing enterprises are not required to file with the CSRC immediately, and filings with the CSRC should be made as required if they involve refinancings and other filing matters. PRC domestic enterprises that have submitted valid applications for overseas issuance and listing but have not been approved by overseas regulatory authorities or overseas stock exchanges at the date of effectiveness of the Trial Measures on March 31, 2023 can reasonably arrange the timing of filing applications with the CSRC and shall complete the filing with the CSRC before the overseas issuance and listing.

In addition, an overseas-listed company must also submit the filing with respect to its follow-on offerings, issuance of convertible corporate bonds and exchangeable bonds, and other equivalent offering activities, within the time frame specified by the Trial Measures.

As advised by Jiangsu Junjin Law Firm, because the Company is not a company registered and formed in the territory of China, its continued listing on Nasdaq and future offerings are not “direct overseas offering and listing of domestic enterprises” as defined under the Trial Measures. Furthermore, according to Article 2 of the Trial Measures, the “indirect overseas offering and listing of domestic enterprises” refers to the overseas offering and listing of enterprises whose main business activities are in China, in the name of enterprises registered overseas, which offering and listing are based on the equity, assets, income or other similar rights and interests of the domestic enterprises. According to Article 15 of the Trial Measures, if the issuer meets both of the following conditions, the overseas offerings and listings shall be determined as an “indirect overseas offering and listing of domestic enterprises”: (i) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year is accounted for by domestic enterprises; and; (ii) its major operational activities are carried out in China or its main places of business are located in China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in China.

The Company does not meet both the requirements under Article 15 of the Trial Measures and therefore its continued listing on Nasdaq and future offerings are not an “Indirect overseas offering and listing of domestic enterprises”, considering that (i) the operating income and total profit of the Company’s subsidiaries that were established in China for the year ended December 31, 2025 do not account for more than 50% of the operating income and total profit in our consolidated financial statements for the same period, (ii) our main business is not conducted within China, and (iii) the majority of our senior management personnel are not Chinese citizens or reside in China on a regular basis. Therefore, as advised by our PRC counsel, Jiangsu Junjin Law Firm, we are not required to complete the record filing requirement under the Trial Measures. However, if we inadvertently conclude that such filing procedures are not required, or applicable laws, regulations, or interpretations change such that we are required to complete the filing procedures in the future, we may be subject to investigations by the regulators, fines or penalties, ordered to suspend our relevant operations and rectify any non-compliance, prohibited from engaging in relevant business or conducting any offering, and these risks could result in a material adverse change in our operations and/or the value of our common stock, and could significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. See “Item 1A. Risk Factors — Risks Related to Doing Business in China” beginning on page 29 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

As of the date of this prospectus supplement, as confirmed by our PRC counsel, Jiangsu Junjin Law Firm, our PRC operating subsidiaries have received all requisite permissions or approvals to operate the business and no such permissions or approvals have been denied. As further confirmed by our PRC counsel, Jiangsu Junjin Law Firm, except for the business license mentioned in “Prospectus Supplement Summary – Governmental Regulations in the PRC – Regulations on Business License” on page S-16 of this prospectus supplement, our PRC operating subsidiaries are not required to obtain any other permissions or approvals from any Chinese authorities to operate the business. As further confirmed by our PRC counsel, Jiangsu Junjin Law Firm, no relevant PRC laws or regulations in effect require that we obtain permission from any PRC authorities to issue securities to foreign investors, and we have not received any inquiry, notice, warning, sanction, or any regulatory objection from the CSRC, the CAC, or any other PRC authorities that have jurisdiction over our operations. See “Prospectus Supplement Summary – Governmental Regulations in the PRC – Regulations on Mergers & Acquisitions and Overseas Listings” on page S-20 of this prospectus supplement and “– Regulations on Cybersecurity Review” on page S-22 of this prospectus supplement. However, applicable laws and regulations may be tightened, and new laws or regulations may be introduced to impose additional government approval, license, and permit requirements. If (i) we or our subsidiaries do not receive or maintain all such required permissions or approvals to operate our business, (ii) we or our subsidiaries inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, we may face sanctions, including fines and penalties, by the CAC, CSRC, or other PRC regulatory agencies, our PRC subsidiaries’ ability to pay dividends outside of the PRC could be limited, our operations could be adversely affected, directly or indirectly, we could be required to restructure our operations to comply with such regulations or potentially cease operations in the PRC entirely, our ability to offer, or continue to offer, securities to investors could be significantly limited or completely hindered and the value of our securities might significantly decline or be worthless.

In addition, since 2021, the Chinese government has strengthened its anti-monopoly supervision, mainly in three aspects: (1) establishing the National Anti-Monopoly Bureau; (2) revising and promulgating anti-monopoly laws and regulations, including: the amended Anti-Monopoly Law (which was promulgated on June 24, 2022 and became effective on August 1, 2022), the anti-monopoly guidelines for various industries, and the detailed Rules for the Implementation of the Fair Competition Review System; and (3) enhancing the anti-monopoly law enforcement in the platform economy and among large enterprises. As of the date of this prospectus supplement, the Chinese government’s recent statements and regulatory actions related to anti-monopoly concerns have not impacted our ability to conduct business, accept foreign investments, or list on a U.S. or other foreign exchange because neither the Company nor its PRC subsidiaries engages in monopolistic behaviors that are subject to these statements or regulatory actions.

Pursuant to the Holding Foreign Companies Accountable Act, or the HFCAA, if the Public Company Accounting Oversight Board, or the PCAOB, is unable to inspect an issuer’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a U.S. stock exchange. The PCAOB issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the People’s Republic of China because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. Furthermore, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. On August 26, 2022, the PCAOB announced that it had signed a Statement of Protocol (the “SOP”) with the China Securities Regulatory Commission and the Ministry of Finance of China. The SOP, together with two protocol agreements governing inspections and investigations (together, the “SOP Agreement”), establishes a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in mainland China and Hong Kong, as required under U.S. law. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong completely in 2022. The PCAOB Board vacated its previous 2021 determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in mainland China and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong is subject to uncertainties and depends on a number of factors out of our and our auditor’s control. The PCAOB continues to demand complete access in mainland China and Hong Kong moving forward and has resumed regular inspections, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has also indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed.

Our previous auditor, HTL International, LLC, with their headquarter at 12 Greenway Plaza Suite 1100, Houston, Texas 77046, has been inspected by the PCAOB on a regular basis in the audit period. Our current auditor, GGF CPA LTD (“GGF”), with their headquarter in Guangzhou, the People’s Republic of China, has been inspected by the PCAOB on a regular basis as well. If it is later determined that the PCAOB is unable to inspect or investigate our auditor completely, investors may be deprived of the benefits of such inspection. Any audit reports not issued by auditors that are completely inspected by the PCAOB, or a lack of PCAOB inspections of audit work undertaken in China that prevents the PCAOB from regularly evaluating our auditors’ audits and their quality control procedures, could result in a lack of assurance that our financial statements and disclosures are adequate and accurate. Moreover, if trading in our securities is prohibited under the HFCAA in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, an exchange may determine to delist our securities. See “Item 1A. Risk Factors — Risks Related to Doing Business in China — The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. Although the audit report included in the annual report was issued by U.S. auditors who are currently inspected by the PCAOB, if it is later determined that the PCAOB is unable to inspect or investigate our auditor completely, investors would be deprived of the benefits of such inspection and our common stock may be delisted or prohibited from trading” beginning on page 40 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

GDC may rely on dividends to be paid by our subsidiaries in Nevada and in the PRC, to fund our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders, to service any debt we may incur and to pay our operating expenses.

Under the Nevada Revised Statutes and the Articles of Incorporation and Bylaws of each of GDC and AI Catalysis (a direct subsidiary of GDC), dividends may be declared by the Board of Directors at any regular or special meeting. No distribution may be made if, after giving it effect: (a) such company would not be able to pay its debts as they become due in the usual course of business; or (b) such company’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if such company were to be dissolved immediately after the time of the distribution, to satisfy the preferential rights upon such dissolution of holders of shares of any class or series of the capital stock of such company having preferential rights superior to those receiving the distribution.

Under the laws of the British Virgin Islands, our BVI subsidiary and a direct subsidiary of GDC, Citi Profit, may pay a dividend to GDC out of profit, provided that in no circumstances may a dividend be paid if this would result in Citi Profit being unable to pay its debts due in the ordinary course of business. Under the laws of the British Virgin Islands, our BVI subsidiary, Pallas Capital Holding Ltd (“Pallas”), may pay a dividend to GDC out of profit, provided that in no circumstances may a dividend be paid if this would result in Pallas being unable to pay its debts due in the ordinary course of business.

Under the laws of Hong Kong, our Hong Kong subsidiary and a direct subsidiary of Citi Profit, Highlight HK, is permitted, to provide funding to Citi Profit through dividends distribution out of its profits. Under the current practices of the Hong Kong Inland Revenue Department, no tax is payable in Hong Kong in respect of dividends paid to Citi Profit as a British Virgin Islands company.

Under PRC laws and regulations, our PRC subsidiaries, Highlight WFOE (a direct subsidiary of Citi Profit), and Shanghai Xianzhui (a direct subsidiary of Highlight WFOE), may pay dividends only out of its accumulated profits as determined in accordance with PRC accounting standards and regulations. Further, our PRC subsidiaries are required to make appropriations to certain statutory reserve funds or may make appropriations to certain discretionary funds, which are not distributable as cash dividends except in the event of a solvent liquidation of the companies. In addition, a wholly foreign-owned enterprise is required to set aside at least 10% of its accumulated after-tax profits each year, if any, to fund a certain statutory reserve fund, until the aggregate amount of such fund reaches 50% of its registered capital. Remittance of dividends by a wholly foreign-owned enterprise out of China is also subject to examination by the banks designated by the State Administration of Foreign Exchange, or SAFE.

In addition, we expect that revenue, if any, to be generated by our PRC operating subsidiary, Shanghai Xianzhui, will be in Renminbi, which is not freely convertible into other currencies. As a result, any restriction on currency exchange may limit the ability of our PRC operating subsidiary to use its Renminbi revenues to pay dividends to us. To the extent cash or assets in the business is in the PRC/Hong Kong or a PRC/Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets. Shortages in the availability of foreign currency may temporarily delay the ability of our PRC subsidiaries to remit sufficient foreign currency to pay dividends or other payments to us, or otherwise satisfy their foreign currency denominated obligations. In view of the foregoing, to the extent cash in our business is held in China or by a PRC entity, such cash may not be available to fund operations or for other use outside of the PRC. The PRC government may continue to strengthen its capital controls, and more restrictions and substantial vetting process may be put forward by SAFE for cross-border transactions falling under both the current account and the capital account. In addition, the Enterprise Income Tax Law and its implementation rules provide that a withholding tax rate of up to 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC resident enterprises are incorporated. Any limitation on the ability of our PRC subsidiaries to pay dividends or make other kinds of payments to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

Under PRC law, Highlight WFOE and Shanghai Xianzhui may be funded through capital contributions by its immediate parent company or loans, subject to satisfaction of applicable government registration and approval requirements. Before providing loans to our PRC subsidiaries, we will be required to make filings about details of the loans with the SAFE in accordance with relevant PRC laws and regulations.

Highlight HK is permitted under the laws of Hong Kong to provide funding to Shanghai Xianzhui through capital contributions or to other companies within our corporate structure through loans without restrictions on the amount of the funds and such funding is not subject to government registration or filing requirements under the laws of Hong Kong.

Citi Profit is permitted under the laws of the British Virgin Islands to provide funding to Highlight WFOE through capital contributions or to other companies within our corporate structure through loans without restrictions on the amount of the funds and such funding is not subject to government registration or filing requirements under the laws of the British Virgin Islands.

GDC is permitted under the laws of Nevada to provide funding to Citi Profit and Pallas through capital contributions or to other companies within our corporate structure through loans without restrictions on the amount of the funds and such funding is not subject to government registration or filing requirements under the laws of the Nevada.

AI Catalysis is permitted under the laws of Nevada to provide funding to other companies within our corporate structure through loans without restrictions on the amount of the funds and such funding is not subject to government registration or filing requirements under the laws of the Nevada.

GDC presently does not maintain any cash management policies which dictate how funds are transferred, however, GDC continues to conduct regular review and management of all its subsidiaries’ cash transfers and reports to board of directors.

Prior to September 28, 2022, Makesi IoT Technology (Shanghai) Co., Ltd., a then indirect subsidiary of the Company (“Makesi WFOE”), had a series of contractual arrangement with Sichuan Wuge Network Games Co., Ltd. (“Wuge”) and its shareholders that established a variable interest entity (the “VIE”) structure. For accounting purposes, Makesi WFOE was the primary beneficiary of Wuge. Accordingly, under accounting principles generally accepted in the United States of America (“U.S. GAAP”), the Company treated Wuge as the consolidated affiliated entity and has consolidated Wuge’s financial statements prior to September 28, 2022. Wuge focused its business on research, development and application of Internet of Things (IoT) and electronic tokens Wuge digital door signs. On September 28, 2022, Makesi WFOE entered into a termination agreement with Wuge and the shareholders of Wuge to terminate the VIE Agreements and to cancel the shares previously issued to the shareholders of Wuge, based on the average closing price of $0.237 per share of the Company during the 30 trading days immediately prior to the date of the termination agreement. As a result of such termination, the Company no longer treats Wuge as a consolidated affiliated entity or consolidates the financial results and balance sheet of Wuge in the Company’s consolidated financial statements under U.S. GAAP.

Prior to June 26, 2023, Makesi WFOE had a series of contractual arrangement with Shanghai Yuanma Food and Beverage Management Co., Ltd. (“Yuan Ma”) and its shareholders that established a VIE structure. For accounting purposes, Makesi WFOE was the primary beneficiary of Yuan Ma. Accordingly, under U.S. GAAP, the Company treated Yuan Ma as the consolidated affiliated entity and has consolidated Yuan Ma’s financial results in the Company’s consolidated financial statements prior to June 26, 2023. On June 26, 2023, the Company entered into a share purchase agreement with a buyer unaffiliated with the Company. Pursuant to the agreement, the Company agreed to sell and the buyer agreed to purchase all the issued and outstanding equity interest in TMSR Holdings Limited (“TMSR HK”), which owned 100% equity interest in Makesi WFOE. The purchase price for the transaction contemplated by the Agreement was $100,000. The sale of TMSR HK did not have any material impact on the Company’s consolidated financial statements.

Prior to September 26, 2023, Highlight WFOE had a series of contractual arrangement with Highlight Media and its shareholders that established a VIE structure. For accounting purposes, Highlight WFOE was the primary beneficiary of Highlight Media. Accordingly, under U.S. GAAP, the Company treated Highlight Media as the consolidated affiliated entity and has consolidated Highlight Media’s financial results in the Company’s financial statements prior to September 26, 2023. Highlight Media was an integrated marketing service agency, focusing on enterprise brand management, crisis public relations, intelligent public opinion monitoring, media PR, financial and economic we-media operation, digital face application, large-scale exhibition services and other businesses. On September 26, 2023, Highlight WFOE entered into a termination agreement with Highlight Media and the shareholders of Highlight Media to terminate the VIE Agreements and sold the interest in the VIE Agreements for a purchase price of $100,000. As a result of such termination, the Company no longer treats Highlight Media as a consolidated affiliated entity or consolidates the financial results and balance sheet of Highlight Media in the Company’s consolidated financial statements under U.S. GAAP.

As of December 31, 2025 and as of the date of this prospectus supplement, we do not have a VIE structure.

During the fiscal year ended December 31, 2025, GDC made a cash transfer of $11,000 to AI Catalysis Corp. Other than this transfer, no other assets were transferred between GDC and its subsidiaries. No amounts owed under any previous VIE agreements were settled. There were no cash transfers to or from the VIEs. GDC did not make any dividends or distributions to U.S. investors.

During the fiscal year ended December 31, 2024, there  was no transfer of assets between GDC and its subsidiaries. No amounts owed under any previous VIE agreements were settled. There were no cash transfers to or from the VIEs. GDC did not make any dividends or distributions to U.S. investors.

As of the date of this prospectus supplement, we have no intention of distributing any earnings as dividends to our investors or to settle amounts owned under the previous VIE agreements. If our subsidiary incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

See “Prospectus Supplement Summary – Asset Transfer between our Company and our Subsidiaries.” See also “Item 1A. Risk Factors — Risks Related to Our Corporate Structure — We may rely on dividends paid by our subsidiaries for our cash needs. Any limitation on the ability of our subsidiaries to make dividend payments to us, or any tax implications of making dividend payments to us, could limit our ability to pay our parent company expenses or pay dividends to holders of our common stock” beginning on page 27 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and “Item 1A. Risk Factors — Risks Related to Doing Business in China — PRC regulation of loans to, and direct investments in, PRC entities by offshore holding companies may delay or prevent us from using proceeds from future financing activities to make loans or additional capital contributions to our PRC operating subsidiary” beginning on page 29 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. See also the “Item 1. Business — Summary of Financial Position and Cash Flows of GD Culture Group Limited, its subsidiaries and the VIEs” and the consolidated financial statements contained in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025 and incorporated herein by reference.

Investing in our securities being offered pursuant to this prospectus supplement and the accompanying prospectus involves a high degree of risk. You should carefully read and consider the “Risk Factors” section of this prospectus supplement, the “Risk Factors” section of the accompanying prospectus, and the risk factors set forth in our most recent annual report on Form 10-K, in other reports incorporated herein by reference, and in the applicable prospectus supplement before you make your investment decision.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

UNIVEST SECURITIES, LLC

The date of this prospectus supplement is April 28, 2026

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized any person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus supplement is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement and the accompanying prospectus, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is a supplement to the accompanying base prospectus that is also a part of this document. This prospectus supplement and the accompanying base prospectus, dated March 18, 2026, are part of a registration statement on Form S-3 (File No. 333-292934) that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time in one or more offerings the securities described in the accompanying base prospectus.

This document is in two parts. The first part is this prospectus supplement, which describes the securities we are offering and the terms of the offering and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into the accompanying base prospectus. The second part is the accompanying base prospectus, which provides more general information, some of which may not apply to the securities offered by this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying base prospectus, or any document incorporated by reference therein, on the other hand, you should rely on the information in this prospectus supplement. We urge you to carefully read this prospectus supplement and the accompanying base prospectus and any related free writing prospectus, together with the information incorporated herein and therein by reference as described under the heading “Where You Can Find More Information,” before buying any of the securities being offered.

You should rely only on the information that we have provided or incorporated by reference in this prospectus supplement and the accompanying base prospectus and any related free writing prospectus that we may authorize to be provided to you. We have not, and the Sales Agent has not, authorized anyone to provide you with different information. No other dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement and the accompanying base prospectus or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus supplement is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus supplement and the accompanying base prospectus or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement and the accompanying base prospectus or any related free writing prospectus, or any sale of a security.

This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.”

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COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context requires otherwise, references in this prospectus supplement to:

●	“AI Catalysis” are to AI Catalysis Corp., a Nevada company, which is wholly owned by GDC;

●	“Citi Profit” are to Citi Profit Investment Holding Limited, a British Virgin Islands company, which is wholly owned by GDC;

●	“GDC” and the “Company” are to GD Culture Group Limited (formerly known as JM Global Holding Company, TMSR Holding Company Limited and Code Chain New Continent Limited), a Nevada Corporation;

●	“Highlight HK” are to Highlights Culture Holding Co., Limited, a Hong Kong SAR company, which is wholly owned by Citi Profit;

●	“Highlight WFOE” are to Shanghai Highlight Entertainment Co., Ltd., a PRC company, which is wholly owned by Highlight HK;

●	“PRC” or “China” are to the People’s Republic of China, including Hong Kong SAR and Macau, but excluding, for the purpose of this prospectus supplement, Taiwan;

●	“RMB” or “Renminbi” are to the legal currency of China;

●	“Shanghai Xianzhui” are to Shanghai Xianzhui Technology Co., Ltd., a joint venture, of which Highlight Entertainment Co. Ltd. owns 73.3333% of the total equity interest;

●	“we”, “our”, “us” are to the Company and its subsidiaries; and

●	“$”, “US$” or “U.S. Dollars” are to the legal currency of the United States.

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SPECIAL NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, accompanying base prospectus, and the documents that we have filed with the SEC that are incorporated by reference in this prospectus supplement contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), which represent our expectations or beliefs concerning future events. Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, and/or which include words such as “believes,” “plans,” “intends,” “anticipates,” “estimates,” “expects,” “may,” “will” or similar expressions. In addition, any statements concerning future financial performance, ongoing strategies or prospects, and possible future actions, which may be provided by our management, are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties, and assumptions about our Company, economic and market factors, and the industry in which we do business, among other things. These statements are not guarantees of future performance, and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Actual events and results may differ materially from those expressed or forecasted in forward-looking statements due to a number of factors. Factors that could cause our actual performance, future results and actions to differ materially from any forward-looking statements include, but are not limited to, those discussed under the heading “Risk Factors” in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. The forward-looking statements in this prospectus supplement and the accompanying base prospectus, and the information incorporated by reference in this prospectus supplement represent our views as of the date such statements are made. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date such statements are made.

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PROSPECTUS SUPPLEMENT SUMMARY

Business Overview

GDC operates through the Company and its subsidiary, AI Catalysis Corp. GDC also maintains its subsidiary, Shanghai Xianzhui in China. which does not currently conduct business operations and has no material operating activities. Historically, the Company focused on (i) AI-driven digital human creation and customization and (ii) live streaming and e-commerce.

In January 2025, the Company discontinued its online livestreaming gaming business following a strategic review. Previously released games and related content remain accessible but are no longer being updated.

The Company is currently undergoing a strategic transition toward leveraging its artificial intelligence and virtual content generation technologies to enter the interactive reading and narrative entertainment market. This shift reflects the Company’s continued focus on innovation and delivering value to users through advanced AI-enabled products and services.

Our principal executive office is located at 111 Town Square Place, Suite #1203, Jersey City, NJ 07310, and our telephone number is: +1-347-2590292.

Corporate History and Structure

Investors are cautioned that you are buying shares of GDC a Nevada company with operations conducted itself and through its subsidiaries in Nevada and in China and that this structure involves unique risks to investors.

The following is an organizational chart setting forth our corporate structure as of the date of this prospectus supplement.

GDC, formerly known as Code Chain New Continent Limited, TMSR Holding Company Limited and JM Global Holding Company, was a blank check company incorporated in Delaware on April 10, 2015. The Company was formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, exchangeable share transaction or other similar business transaction, one or more operating businesses or assets. Effective as of February 6, 2018, the Company consummated a business combination, changed its corporate name from “JM Global Holding Company” to “TMSR Holding Company Limited” and the Company’s common stock traded on the Nasdaq Capital Market under the ticker symbol “TMSR”. On June 20, 2018, the Company consummated the reincorporation. As a result, the Company changed its state of incorporation from Delaware to Nevada and implemented a 2-for-1 forward stock split of the Company’s common stock. Effective as of May 18, 2020, the Company changed its corporate name from “TMSR Holding Company Limited” to “Code Chain New Continent Limited”, and the Company’s common stock traded on the Nasdaq Capital Market under the ticker symbol “CCNC”. On November 9, 2022, the Company effected a one-for-thirty (30) reverse stock split. Effective as of January 10, 2023, the Company changed its corporate name from “Code Chain New Continent Limited” to “GD Culture Group Limited” and the Company’s common stock started trading on the Nasdaq Capital Market under the ticker symbol “GDC”.

Citi Profit is a company formed under the laws of the British Virgin Islands in August 2019 and is wholly owned by GDC. It is a holding company with no material operations of its own.

Highlight HK is a company formed under the laws of Hong Kong SAR in November 2022 and is wholly owned by Citi Profit. It is a holding company with no material operations of its own.

Highlight WFOE or Shanghai Highlight is a company formed under the laws of the PRC in January 2023 and is wholly owned by Highlight HK. It is a holding company with no material operations of its own.

Shanghai Xianzhui is a company formed under the laws of the PRC in August 2023 for social media marketing purposes. It is a joint venture, and as of the date of this Report, Highlight WFOE owns 73.3333% of the total equity interest of Shanghai Xianzhui.

AI Catalysis is a company formed under the laws of Nevada in May 2023, and is a wholly-owned subsidiary of GDC. It is an operating company focusing on AI-driven digital human creation and customization and live streaming and e-commerce.

Pallas is a company formed under the laws of the British Virgin Islands in June 2025, acquired by GDC on September 29, 2025, and is a wholly-owned subsidiary of GDC. Pallas was established for the primary purpose of holding digital assets as a long-term reserve, with the objective of achieving potential appreciation in value. As of December 31, 2025, Pallas held 7,500 units of Bitcoin.

Recent Regulatory Developments

On December 28, 2021, the CAC, the National Development and Reform Commission (“NDRC”), and several other administrations jointly issued the revised Measures for Cybersecurity Review, or the Revised Review Measures, which became effective and has replaced the existing Measures for Cybersecurity Review on February 15, 2022. According to the Revised Review Measures, if an “online platform operator” that is in possession of personal data of more than one million users intends to list in a foreign country, it must apply for a cybersecurity review. Based on a set of Q&A published on the official website of the State Cipher Code Administration in connection with the issuance of the Revised Review Measures, an official of the said administration indicated that an online platform operator should apply for a cybersecurity review prior to the submission of its listing application with non-PRC securities regulators. As the interpretation and implementation of the Revised Review Measures are continuously evolving, uncertainties exist with respect to their application in specific practices. For example, it is unclear whether the requirement of cybersecurity review applies to follow-on offerings by an “online platform operator” that is in possession of personal data of more than one million users where the offshore holding company of such operator is already listed overseas. Furthermore, on September 24, 2024, the State Council promulgated the Regulations on the Network Data Security Management (the “Data Security Management Regulations”), which became effective on January 1, 2025. Pursuant to the Data Security Management Regulations, network data processing activities refer to activities such as the collection, storage, use, processing, transmission, provision, disclosure, and deletion of data. Network data processors refer to individuals or organizations that independently determine the purposes and methods of data processing activities. Network data processors conducting any data processing activities that affect or may affect national security shall undergo national security review in accordance with relevant national regulations. Where it is indeed necessary to transfer any important data collected and generated within the territory of the PRC to an overseas party, the security assessment of outbound data transfer organized by the national cyberspace administration department shall be passed.

As advised by our PRC counsel, Jiangsu Junjin Law Firm, we will not be subject to cybersecurity review with the CAC, given that: (i) Shanghai Xianzhui does not possess and does not anticipate that it will possess a large amount of personal information in our business operations and (ii) data processed in Shanghai Xianzhui’s business does not have a bearing on national security and thus may not be classified as core or important data by the authorities. In addition, for the same reasons, we are not subject to network data security review by the CAC pursuant to the Data Security Management Regulations. However, the definition of “network platform operator” is unclear and it is also unclear on how it will be interpreted and implemented by the relevant PRC governmental authorities. See “Item 1A. Risk Factors — Risks Related to Doing Business in China — Shanghai Xianzhui may become subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection. Shanghai Xianzhui may be required to suspend its business, be liable for improper use or appropriation of personal information provided by our customers or face other penalties” beginning on page 36 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

On July 6, 2021, the relevant PRC governmental authorities made public the Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. As these opinions were recently issued, official guidance and related implementation rules have not been issued yet and the interpretation of these opinions remains unclear at this stage. As of the date of this prospectus supplement, we have not received any inquiry, notice, warning, or sanctions regarding listing abroad or offshore offering from the CSRC, the CAC, or any other PRC governmental authorities. See “Item 1A. Risk Factors — Risk Factors Related to Doing Business in China — The Chinese government exerts substantial influence over the manner in which we must conduct our business activities. We are currently not required to obtain approval from Chinese authorities to list on U.S exchanges, however, if Shanghai Xianzhui or GDC were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange and the value of our common stock may significantly decline or become worthless, which would materially affect the interest of the investors” beginning on page 33 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

On February 17, 2023, the China Securities Regulatory Commission, or the CSRC, announced the Circular on the Administrative Arrangements for Filing of Securities Offering and Listing by Domestic Companies, or the Circular, and released a set of new regulations which consists of the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, and five supporting guidelines. On the same date, the CSRC also released the Notice on the Arrangements for the Filing Management of Overseas Listing of Domestic Companies, or the Notice. The Trial Measures came into effect on March 31, 2023. The Trial Measures refine the regulatory system by subjecting both direct and indirect overseas offering and listing activities to the CSRC filing-based administration. Requirements for filing entities, time points and procedures are specified. A PRC domestic company that seeks to offer and list securities in overseas markets shall fulfill the filing procedure with the CSRC per the requirements of the Trial Measures. Where a PRC domestic company seeks to indirectly offer and list securities in overseas markets, the issuer shall designate a major domestic operating entity, which shall, as the domestic responsible entity, file with the CSRC. The Trial Measures also lay out requirements for the reporting of material events. Breaches of the Trial Measures, such as offering and listing securities overseas without fulfilling the filing procedures, shall bear legal liabilities, including a fine between RMB1.0 million (approximately $150,000) and RMB10.0 million (approximately $1.5 million), and the Trial Measures increase the cost for offenders by enforcing accountability with administrative penalties and incorporating the compliance status of relevant market participants into the Securities Market Integrity Archives.

According to the Circular, since the date of effectiveness of the Trial Measures on March 31, 2023, PRC domestic enterprises falling within the scope of filing that have been listed overseas or met the following circumstances are “existing enterprises”: before the effectiveness of the Trial Measures on March 31, 2023, the application for indirect overseas issuance and listing has been approved by the overseas regulators or overseas stock exchanges (such as the registration statement has become effective on the U.S. market), it is not required to perform issuance and listing supervision procedures of the overseas regulators or overseas stock exchanges, and the overseas issuance and listing will be completed by September 30, 2023. Existing enterprises are not required to file with the CSRC immediately, and filings with the CSRC should be made as required if they involve refinancings and other filing matters. PRC domestic enterprises that have submitted valid applications for overseas issuance and listing but have not been approved by overseas regulatory authorities or overseas stock exchanges at the date of effectiveness of the Trial Measures on March 31, 2023 can reasonably arrange the timing of filing applications with the CSRC and shall complete the filing with the CSRC before the overseas issuance and listing.

In addition, an overseas-listed company must also submit the filing with respect to its follow-on offerings, issuance of convertible corporate bonds and exchangeable bonds, and other equivalent offering activities, within the time frame specified by the Trial Measures.

As advised by Jiangsu Junjin Law Firm, because the Company is not a company registered and formed in the territory of China, its continued listing on Nasdaq and future offerings are not “direct overseas offering and listing of domestic enterprises” as defined under the Trial Measures. Furthermore, according to Article 2 of the Trial Measures, the “indirect overseas offering and listing of domestic enterprises” refers to the overseas offering and listing of enterprises whose main business activities are in China, in the name of enterprises registered overseas, which offering and listing are based on the equity, assets, income or other similar rights and interests of the domestic enterprises. According to Article 15 of the Trial Measures, if the issuer meets both of the following conditions, the overseas offerings and listings shall be determined as an “indirect overseas offering and listing of domestic enterprises”: (i) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year is accounted for by domestic enterprises; and; (ii) its major operational activities are carried out in China or its main places of business are located in China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in China.

The Company does not meet both the requirements under Article 15 of the Trial Measures and therefore its continued listing on Nasdaq and future offerings are not an “Indirect overseas offering and listing of domestic enterprises”, considering that (i) the operating income and total profit of the Company’s subsidiaries that were established in China for the year ended December 31, 2025 do not account for more than 50% of the operating income and total profit in our consolidated financial statements for the same period, (ii) our main business is not conducted within China, and (iii) the majority of our senior management personnel are not Chinese citizens or reside in China on a regular basis. Therefore, as advised by our PRC counsel, Jiangsu Junjin Law Firm, we are not required to complete the record filing requirement under the Trial Measures. However, if we inadvertently conclude that such filing procedures are not required, or applicable laws, regulations, or interpretations change such that we are required to complete the filing procedures in the future, we may be subject to investigations by the regulators, fines or penalties, ordered to suspend our relevant operations and rectify any non-compliance, prohibited from engaging in relevant business or conducting any offering, and these risks could result in a material adverse change in our operations and/or the value of our common stock, and could significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. See “Item 1A. Risk Factors — Risks Related to Doing Business in China” our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Implication of the Holding Foreign Company Accountable Act

The Holding Foreign Companies Accountable Act, or the HFCAA, was enacted on December 18, 2020. The HFCAA states that if the SEC determines that an issuer’s audit reports issued by a registered public accounting firm have not been subject to inspection by the Public Company Accounting Oversight Board (United States) (the “PCAOB”) for three consecutive years beginning in 2021, the SEC shall prohibit such issuer’s securities from being traded on a national securities exchange or in the over-the-counter trading market in the United States. On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. We will be required to comply with these rules if the SEC identifies us as having a “non-inspection” year under a process to be subsequently established by the SEC. If we fail to meet the new rules before the deadline specified thereunder, we could face possible prohibition from trading on a national securities exchange or on the OTC Markets, deregistration from the SEC and/or other risks, which may materially and adversely affect, or effectively terminate, our securities trading in the United States. On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”), governing inspections and investigations of audit firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the U.S. Securities and Exchange Commission (the “SEC”), the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB will consider the need to issue a new determination.

Our previous auditor, HTL International, LLC, with their headquarter at 12 Greenway Plaza Suite 1100, Houston, Texas 77046, has been inspected by the PCAOB on a regular basis in the audit period. Our current auditor, GGF CPA LTD (“GGF”), with their headquarter in Guangzhou, the People’s Republic of China, has been inspected by the PCAOB on a regular basis as well. If it is later determined that the PCAOB is unable to inspect or investigate our auditor completely, investors may be deprived of the benefits of such inspection. Any audit reports not issued by auditors that are completely inspected by the PCAOB, or a lack of PCAOB inspections of audit work undertaken in China that prevents the PCAOB from regularly evaluating our auditors’ audits and their quality control procedures, could result in a lack of assurance that our financial statements and disclosures are adequate and accurate. Moreover, if trading in our securities is prohibited under the HFCAA in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, an exchange may determine to delist our securities. See “Item 1A. Risk Factors—Risks Related to Doing Business in China  — The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies” beginning on page 40 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Asset Transfer between our Company and our Subsidiaries

GDC may rely on dividends to be paid by our subsidiaries in Nevada and in the PRC, to fund our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders, to service any debt we may incur and to pay our operating expenses.

Under the Nevada Revised Statutes and the Articles of Incorporation and Bylaws of each of GDC and AI Catalysis (a direct subsidiary of GDC), dividends may be declared by the Board of Directors at any regular or special meeting. No distribution may be made if, after giving it effect: (a) such company would not be able to pay its debts as they become due in the usual course of business; or (b) such company’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if such company were to be dissolved immediately after the time of the distribution, to satisfy the preferential rights upon such dissolution of holders of shares of any class or series of the capital stock of such company having preferential rights superior to those receiving the distribution.

Under the laws of the British Virgin Islands, our BVI subsidiary and a direct subsidiary of GDC, Citi Profit, may pay a dividend to GDC out of profit, provided that in no circumstances may a dividend be paid if this would result in Citi Profit being unable to pay its debts due in the ordinary course of business. Under the laws of the British Virgin Islands, our BVI subsidiary, Pallas, may pay a dividend to GDC out of profit, provided that in no circumstances may a dividend be paid if this would result in Pallas being unable to pay its debts due in the ordinary course of business.

Under the laws of Hong Kong, our Hong Kong subsidiary and a direct subsidiary of Citi Profit, Highlight HK, is permitted, to provide funding to Citi Profit through dividends distribution out of its profits. Under the current practices of the Hong Kong Inland Revenue Department, no tax is payable in Hong Kong in respect of dividends paid to Citi Profit as a British Virgin Islands company.

Under PRC laws and regulations, our PRC subsidiaries, Highlight WFOE (a direct subsidiary of Citi Profit), and Shanghai Xianzhui (a direct subsidiary of Highlight WFOE), may pay dividends only out of its accumulated profits as determined in accordance with PRC accounting standards and regulations. Further, our PRC subsidiaries are required to make appropriations to certain statutory reserve funds or may make appropriations to certain discretionary funds, which are not distributable as cash dividends except in the event of a solvent liquidation of the companies. In addition, a wholly foreign-owned enterprise is required to set aside at least 10% of its accumulated after-tax profits each year, if any, to fund a certain statutory reserve fund, until the aggregate amount of such fund reaches 50% of its registered capital. Remittance of dividends by a wholly foreign-owned enterprise out of China is also subject to examination by the banks designated by the State Administration of Foreign Exchange, or SAFE.

In addition, we expect that revenue, if any, to be generated by our PRC operating subsidiary, Shanghai Xianzhui, will be in Renminbi, which is not freely convertible into other currencies. As a result, any restriction on currency exchange may limit the ability of our PRC operating subsidiary to use its Renminbi revenues to pay dividends to us. To the extent cash or assets in the business is in the PRC/Hong Kong or a PRC/Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets. Shortages in the availability of foreign currency may temporarily delay the ability of our PRC subsidiaries to remit sufficient foreign currency to pay dividends or other payments to us, or otherwise satisfy their foreign currency denominated obligations. In view of the foregoing, to the extent cash in our business is held in China or by a PRC entity, such cash may not be available to fund operations or for other use outside of the PRC. The PRC government may continue to strengthen its capital controls, and more restrictions and substantial vetting process may be put forward by SAFE for cross-border transactions falling under both the current account and the capital account. In addition, the Enterprise Income Tax Law and its implementation rules provide that a withholding tax rate of up to 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC resident enterprises are incorporated. Any limitation on the ability of our PRC subsidiaries to pay dividends or make other kinds of payments to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

Under PRC law, Highlight WFOE and Shanghai Xianzhui may be funded through capital contributions by its immediate parent company or loans, subject to satisfaction of applicable government registration and approval requirements. Before providing loans to our PRC subsidiaries, we will be required to make filings about details of the loans with the SAFE in accordance with relevant PRC laws and regulations.

Highlight HK is permitted under the laws of Hong Kong to provide funding to Shanghai Xianzhui through capital contributions or to other companies within our corporate structure through loans without restrictions on the amount of the funds and such funding is not subject to government registration or filing requirements under the laws of Hong Kong.

Citi Profit is permitted under the laws of the British Virgin Islands to provide funding to Highlight WFOE through capital contributions or to other companies within our corporate structure through loans without restrictions on the amount of the funds and such funding is not subject to government registration or filing requirements under the laws of the British Virgin Islands.

GDC is permitted under the laws of Nevada to provide funding to Citi Profit and Pallas through capital contributions or to other companies within our corporate structure through loans without restrictions on the amount of the funds and such funding is not subject to government registration or filing requirements under the laws of the Nevada.

AI Catalysis is permitted under the laws of Nevada to provide funding to other companies within our corporate structure through loans without restrictions on the amount of the funds and such funding is not subject to government registration or filing requirements under the laws of the Nevada.

GDC presently does not maintain any cash management policies which dictate how funds are transferred, however, GDC continues to conduct regular review and management of all its subsidiaries’ cash transfers and reports to board of directors.

Prior to September 28, 2022, Makesi IoT Technology (Shanghai) Co., Ltd., a then indirect subsidiary of the Company (“Makesi WFOE”), had a series of contractual arrangement with Sichuan Wuge Network Games Co., Ltd. (“Wuge”) and its shareholders that established a variable interest entity (the “VIE”) structure. For accounting purposes, Makesi WFOE was the primary beneficiary of Wuge. Accordingly, under accounting principles generally accepted in the United States of America (“U.S. GAAP”), the Company treated Wuge as the consolidated affiliated entity and has consolidated Wuge’s financial statements prior to September 28, 2022. Wuge focused its business on research, development and application of Internet of Things (IoT) and electronic tokens Wuge digital door signs. On September 28, 2022, Makesi WFOE entered into a termination agreement with Wuge and the shareholders of Wuge to terminate the VIE Agreements and to cancel the shares previously issued to the shareholders of Wuge, based on the average closing price of $0.237 per share of the Company during the 30 trading days immediately prior to the date of the termination agreement. As a result of such termination, the Company no longer treats Wuge as a consolidated affiliated entity or consolidates the financial results and balance sheet of Wuge in the Company’s consolidated financial statements under U.S. GAAP.

Prior to June 26, 2023, Makesi WFOE had a series of contractual arrangement with Shanghai Yuanma Food and Beverage Management Co., Ltd. (“Yuan Ma”) and its shareholders that established a VIE structure. For accounting purposes, Makesi WFOE was the primary beneficiary of Yuan Ma. Accordingly, under U.S. GAAP, the Company treated Yuan Ma as the consolidated affiliated entity and has consolidated Yuan Ma’s financial results in the Company’s consolidated financial statements prior to June 26, 2023. On June 26, 2023, the Company entered into a share purchase agreement with a buyer unaffiliated with the Company. Pursuant to the agreement, the Company agreed to sell and the buyer agreed to purchase all the issued and outstanding equity interest in TMSR Holdings Limited (“TMSR HK”), which owned 100% equity interest in Makesi WFOE. The purchase price for the transaction contemplated by the Agreement was $100,000. The sale of TMSR HK did not have any material impact on the Company’s consolidated financial statements.

Prior to September 26, 2023, Highlight WFOE had a series of contractual arrangement with Highlight Media and its shareholders that established a VIE structure. For accounting purposes, Highlight WFOE was the primary beneficiary of Highlight Media. Accordingly, under U.S. GAAP, the Company treated Highlight Media as the consolidated affiliated entity and has consolidated Highlight Media’s financial results in the Company’s financial statements prior to September 26, 2023. Highlight Media was an integrated marketing service agency, focusing on enterprise brand management, crisis public relations, intelligent public opinion monitoring, media PR, financial and economic we-media operation, digital face application, large-scale exhibition services and other businesses. On September 26, 2023, Highlight WFOE entered into a termination agreement with Highlight Media and the shareholders of Highlight Media to terminate the VIE Agreements and sold the interest in the VIE Agreements for a purchase price of $100,000. As a result of such termination, the Company no longer treats Highlight Media as a consolidated affiliated entity or consolidates the financial results and balance sheet of Highlight Media in the Company’s consolidated financial statements under U.S. GAAP.

As of December 31, 2025 and as of the date of this prospectus supplement, we do not have a VIE structure.

During the fiscal year ended December 31, 2025, GDC made a cash transfer of $11,000 to AI Catalysis Corp. Other than this transfer, no other assets were transferred between GDC and its subsidiaries. No amounts owed under any previous VIE agreements were settled. There were no cash transfers to or from the VIEs. GDC did not make any dividends or distributions to U.S. investors.

During the fiscal year ended December 31, 2024, there was no transfer of assets between GDC and its subsidiaries. No amounts owed under any previous VIE agreements were settled. There were no cash transfers to or from the VIEs. GDC did not make any dividends or distributions to U.S. investors.

As of the date of this prospectus supplement, we have no intention of distributing any earnings as dividends to our investors or to settle amounts owned under the previous VIE agreements. If our subsidiary incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

See “Item 1A. Risk Factors — Risks Related to Our Corporate Structure — We may rely on dividends paid by our subsidiaries for our cash needs. Any limitation on the ability of our subsidiaries to make dividend payments to us, or any tax implications of making dividend payments to us, could limit our ability to pay our parent company expenses or pay dividends to holders of our common stock” beginning on page 27 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and “Item 1A. Risk Factors — Risks Related to Doing Business in China — PRC regulation of loans to, and direct investments in, PRC entities by offshore holding companies may delay or prevent us from using proceeds from future financing activities to make loans or additional capital contributions to our PRC operating subsidiary” beginning on page 29 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. See also the “Item 1. Business — Summary of Financial Position and Cash Flows of GD Culture Group Limited, its subsidiaries and the VIEs” and the consolidated financial statements contained in our latest annual report on Form 10-K and incorporated herein by reference.

Summary of Risk Factors

Investing in our common stock involves a high degree of risk. This summary does not address all of the risks that we face. Please refer to the information contained in and incorporated by reference under the heading “Risk Factors” beginning on page S-14 of this prospectus supplement and the heading “Item 1A. Risk Factors” beginning on page 27 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025.

Risks Related to Our Corporate Structure

Risks related to our corporate structure, beginning on page 27 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, include but are not limited to the following:

●	We may rely on dividends paid by our subsidiaries for our cash needs. Any limitation on the ability of our subsidiaries to make dividend payments to us, or any tax implications of making dividend payments to us, could limit our ability to pay our parent company expenses or pay dividends to holders of our common stock (see page 27 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025).

Risks Related to Doing Business in China

Risks related to doing business in China, beginning on page 29 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, include but are not limited to the following:

●	We may rely on dividends paid by our subsidiaries for our cash needs. Any limitation on the ability of our subsidiaries to make dividend payments to us, or any tax implications of making dividend payments to us, could limit our ability to pay our parent company expenses or pay dividends to holders of our common stock. To the extent cash or assets in the business is in the PRC/Hong Kong or a PRC/Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the PRC/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets (see page 27 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025).

●	PRC regulation of loans to, and direct investments in, PRC entities by offshore holding companies may delay or prevent us from using proceeds from future financing activities to make loans or additional capital contributions to our PRC operating subsidiary (see page 29 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025).

●	Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and results of operations (see page 30 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025).

●	Under the Enterprise Income Tax Law, we may be classified as a “Resident Enterprise” of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC stockholders (see page 31 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025).

●	We must comply with the Foreign Corrupt Practices Act and Chinese anti-corruption laws (see page 32 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025).

●	Uncertainties in the interpretation and enforcement of PRC laws and regulations and changes in policies, rules, and regulations in China, which may be quick with little advance notice, could limit the legal protection available to you and us (see page 32 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025).

●	Given the Chinese government’s significant oversight and discretion over the conduct of the business of Shanghai Xianzhui, the Chinese government may intervene or influence its operations at any time, which could result in a material change in the operations of Shanghai Xianzhui and/or the value of our common stock (see page 33 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025).

●	Our business may be materially and adversely affected if our PRC subsidiaries declare bankruptcy or become subject to a dissolution or liquidation proceeding (see page 32 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025).

●	The Chinese government exerts substantial influence over the manner in which we must conduct our business activities. We are currently not required to obtain approval from Chinese authorities to list on U.S exchanges, however, if Shanghai Xianzhui or GDC were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange and the value of our common stock may significantly decline or become worthless, which would materially affect the interest of the investors (see page 33 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025).

●	Increases in labor costs in the PRC may adversely affect our business and results of operations (see page 35 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025).

●	PRC regulations relating to offshore investment activities by PRC residents may limit our PRC subsidiaries’ ability to increase their registered capital or distribute profits to us or otherwise expose us or our PRC resident beneficial owners to liability and penalties under PRC law (see page 35 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025).

●	Shanghai Xianzhui may become subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection. Shanghai Xianzhui may be required to suspend its business, be liable for improper use or appropriation of personal information provided by our customers and face other penalties (see page 36 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025).

●	If we become directly subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, listing and future offerings and our reputation and could result in a loss of your investment in our common stock, especially if such matter cannot be addressed and resolved favorably (see page 40 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025).

●	We conduct part of our operations in China. As such, the PRC government may exercise significant oversight and discretion over the conduct of our operating subsidiaries’ business and may intervene in or influence their operations at any time, which could result in a material change in their operations and/or the value of our ordinary shares. Changes in the policies, regulations, rules, and the enforcement of laws of the PRC government may also be implemented quickly with little advance notice. Therefore, our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain (see page 42 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025).

●	If the PRC government chooses to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer ordinary shares to investors and cause the value of our ordinary shares to significantly decline or be worthless (see page 43 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025).

●	The CSRC has released the Trial Measures for Administration of Overseas Securities Offerings and Listings by Domestic Companies (the “Trial Measures”). With such rules in effect, the Chinese government may exert more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers, which could significantly limit or completely hinder our ability to continue to offer our securities to investors and could cause the value of our securities to significantly decline or become worthless (see page 39 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025).

●	The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. Although the audit report included in the annual report was issued by U.S. auditors who are currently inspected by the PCAOB, if it is later determined that the PCAOB is unable to inspect or investigate our auditor completely, investors would be deprived of the benefits of such inspection and our common stock may be delisted or prohibited from trading (see page 40 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025).

●	The M&A Rules and certain other PRC regulations establish complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China (see page 41 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025).

●	The unwinding and disposal of our previous VIE structure may not be liability-free and we may be deemed to be in violation of PRC laws regulating our industry and operations (see page 44 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025).

Risks Related to Our Business and Industry

Risks related to our business and industry, beginning on page 44 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, include but are not limited to the following:

●	Our significant Bitcoin holdings expose us to price volatility and regulatory uncertainty, which could materially and adversely affect our financial condition (see page 45 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025).

●	We have not generated operating revenues and our ability to continue as a going concern depends on our ability to raise capital and generate future revenues (see page 46 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025).

●	The success of our business relies on the brand recognition of our subsidiary, AI Catalysis. Failing to maintain and improve this recognition could have consequences for our business prospects (see page 45 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025).

●	If we are unable to effectively implement our growth strategies, it could have a negative impact on our profitability and significantly harm our business and operational results (see page 45 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025).

●	AI technologies are constantly evolving. Any flaws or inappropriate usage of AI technologies could have a negative impact on our business and reputation (see page 47 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025).

●	Any cybersecurity-related attack, significant data breach or disruption of the information technology systems, infrastructure, network, third-party processors or platforms on which we rely could damage our reputation and adversely affect our business and financial results (see page 48 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025).

Risks Related to Our Securities

Risks related to our securities, beginning on page 49 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, include but are not limited to the following:

●	We have previously failed to comply with Nasdaq continued listing requirements and may face delisting if we are unable to maintain continued compliance (see page 49 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025).

●	The price of our common stock could be subject to rapid and substantial volatility, which may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our common stock (see page 49 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025).

●	We will need additional capital in the future. If additional capital is not available, we may not be able to continue to operate our business pursuant to our business plan or we may have to discontinue our operations entirely. Raising additional capital by issuing shares may cause dilution to existing shareholders (see page 49 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025).

●	Future sales of our common stock could reduce the market price of the common stock (see page 50 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025).

●	We have no plans to pay dividends on our shares, and you may not receive funds without selling the shares (see page 50 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025).

●	A possible “short squeeze” due to a sudden increase in demand of our common stock that largely exceeds supply may lead to additional price volatility (see page 50 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025).

●	In the event that our common stock is delisted from Nasdaq, U.S. broker-dealers may be discouraged from effecting transactions in our common stock because they may be considered penny stocks and thus be subject to the penny stock rules (see page 51 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025).

Risks Related to This Offering

Risks related to this offering, beginning on page S-14 of this prospectus supplement, include but are not limited to the following:

●	Our management will have broad discretion in the use of the net proceeds from this offering and may not use them effectively (see page S-14 of this prospectus supplement).

●	It is not possible to predict the aggregate proceeds resulting from sales made under the Sales Agreement (see page S-14 of this prospectus supplement).

●	The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices (see page S-14 of this prospectus supplement).

●	Sales of a significant number of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock (see page S-15 of this prospectus supplement).

●	The market price for our securities may be volatile, which could result in substantial losses to investors (see page S-15 of this prospectus supplement).

●	If you purchase our common stock in this offering, you may experience immediate and substantial dilution in the net tangible book value of your shares. In addition, we may issue additional equity or convertible debt securities in the future, which may result in additional dilution to investors (see page S-15 of this prospectus supplement).

●	Substantial future sales of our common stock could cause the market price of our common stock to decline (see page S-15 of this prospectus supplement).

Implications of Being a “Smaller Reporting Company”

We qualify as a “smaller reporting company” as defined in Rule 405 of the Securities Act and Item 10 of Regulation S-K. A smaller reporting company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

●	the ability to include only two years of audited financial statements and only two years of related management’s discussion and analysis of financial condition and results of operations disclosure;

●	the reduced disclosure obligation regarding executive compensation under Item 402 of Regulation S-K; and

●	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002.

We may take advantage of these provisions for so long as we remain a smaller reporting company. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million.

Corporate Information

Our principal executive office is located at 111 Town Square Place, Suite #1203, Jersey City, NJ 07310, and our telephone number is: +1-347-2590292. We do not incorporate the information on our website into this prospectus supplement and you should not consider any information on, or that can be accessed through, our website as part of this prospectus supplement.

The SEC maintains an internet site at http://www.sec.gov that contains reports, information statements, and other information regarding issuers that file electronically with the SEC.

THE OFFERING

The following is a brief summary of certain terms of this offering and is not intended to be complete. It does not contain all of the information that will be important to a holder of our securities. For a more complete description of our securities we are offering, see the section entitled “Description of Securities We Are Offering” in this prospectus supplement and the relevant portions of the accompanying prospectus.

Issuer:	GD Culture Group Limited

Offering:	Shares of our common stock having an aggregate offering price of up to $300,000,000.

Common stock to be outstanding before this offering:	60,759,711 shares outstanding as of the date of this prospectus supplement (excluding up to 5,086,213 shares of common stock issuable upon exercise of 5,086,213 warrants outstanding as of the date of this prospectus supplement)

Common stock to be outstanding after this offering:

Up to the number of shares of our common stock that may be sold pursuant to this offering at an offering price of up to $300,000,000 in aggregate, assuming sales at $4.19 per share of common stock, which was the last reported sale price of our common stock on the Nasdaq on April 22, 2026. The actual number of shares issued will vary depending on the sales price under this offering.

Manner of offering:	“At-the-market” offering that may be made from time to time through the Sales Agent. See the section entitled “Plan of Distribution” in this prospectus supplement.

Use of Proceeds:	We intend to use the net proceeds from this offering for general corporate and working capital purposes. See the section entitled “Use of Proceeds” in this prospectus supplement.

Risk Factors:	You should read the “Risk Factors” section of this prospectus supplement, “Risk Factors” section of the accompanying prospectus, “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, and in the documents incorporated by reference in this prospectus supplement for a discussion of factors to consider before deciding to purchase shares of our common stock.

Listing symbol:	Our shares of common stock are listed for trading on the Nasdaq under the symbol “GDC.”

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described in this section and under the heading “Risk Factors” contained in this prospectus supplement, “Risk Factors” section of the accompanying prospectus, and “Item 1A. Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, some of which are incorporated by reference into this prospectus supplement, before deciding whether to purchase any of the securities being registered pursuant to this prospectus supplement and the accompanying prospectus. Each of the risk factors could adversely affect our business, results of operations, financial condition and cash flows, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. Many of the risks applicable to an investment in our securities are described in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, beginning on page 27 of such Annual Report under the heading “Item 1A. Risk Factors,” which is incorporated herein by reference. Such risk factors include, without limitation, risks related to our corporate structure, risks related to doing business in China, risks related to our business and industry, and risks related to our securities. You should carefully read and consider those risk factors together with the risk factors set forth below, which relate specifically to this offering. For more information, see “Where You Can Find Additional Information” and “Incorporation of Documents by Reference.”

Risks Related to this Offering

Our management will have broad discretion in the use of the net proceeds from this offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds from this offering and could spend the proceeds in ways that do not improve our business, financial condition or results of operations or enhance the value of our common stock. Our stockholders will not have the opportunity as part of their investment decision to assess whether the net proceeds are being used appropriately. You may not agree with our decisions, and our use of the net proceeds may not yield any return on your investment. Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from their currently intended use. Our failure to apply the net proceeds of this offering effectively could compromise our ability to pursue our growth strategy and we might not be able to yield a significant return, if any, on our investment of these net proceeds. You will not have the opportunity to influence our decisions on how to use our net proceeds from this offering. The failure by our management to apply these funds effectively could result in financial losses that could harm our business, cause the price of our common stock to decline and delay the development of any product candidates or services we may develop. Pending their use, we may invest our cash, including the net proceeds from this offering, in a manner that does not produce income or that loses value. See “Use of Proceeds.

It is not possible to predict the aggregate proceeds resulting from sales made under the Sales Agreement.

Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a placement notice to the Sales Agent at any time throughout the term of the Sales Agreement. The number of shares that are sold through the Sales Agent after delivering a placement notice will fluctuate based on a number of factors, including the market price of our common stock during the sales period, the limits we set with the Sales Agent in any applicable placement notice, and the demand for our common stock during the sales period. Because the price per share of each share sold will fluctuate during the sales period, it is not currently possible to predict the aggregate proceeds we will raise in connection with those sales.

The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.

Investors who purchase shares in this offering at different times will likely pay different prices, and so they may experience different levels of dilution and different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold in this offering. In addition, there is no minimum or maximum sales price for shares to be sold in this offering. Investors may experience a decline in the value of the shares they purchase in this offering as a result of sales made at prices lower than the prices they paid.

Sales of a significant number of our common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock.

Sales of a significant number of our shares of common stock in the public markets, or the perception that such sales could occur as a result of our utilization of a universal shelf registration statement, our Sales Agreement with the Sales Agent or otherwise could depress the market price of our shares of common stock and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock or the market perception that we are permitted to sell a significant number of our securities would have on the market price of our common stock.

The market price for our securities may be volatile, which could result in substantial losses to investors.

The market price for our common stock may be volatile and subject to wide fluctuations in response to factors including the following:

●	actual or anticipated fluctuations in our quarterly operating results;

●	our failure to meet or exceed securities analysts’ expectations of our financial results;

●	a change in financial estimates or securities analysts’ recommendations;

●	changes in management’s or securities analysts’ estimates of our financial performance;

●	future sales of our common stock;

●	low trading volume of our common stock;

●	additions or departures of key personnel; or

●	results of studies or patents.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. As a result, to the extent shareholders sell our securities in negative market fluctuation, they may not receive a price per share that is based solely upon our business performance. We cannot guarantee that shareholders will not lose some of their entire investment in our securities.

If you purchase our common stock in this offering, you may experience immediate and substantial dilution in the net tangible book value of your shares. In addition, we may issue additional equity or convertible debt securities in the future, which may result in additional dilution to investors.

The price per share of our common stock being offered may be higher than the net tangible book value per share of our outstanding common stock prior to this offering. Assuming that an aggregate of 71,599,045 shares of common stock are sold at a price of $4.19 per share, the approximate last reported sale price of our common stock on the Nasdaq Capital Market on April 22, 2026, for aggregate gross proceeds of approximately $300,000,000, and after deducting commissions and estimated offering expenses payable by us, new investors in this offering will incur immediate dilution of $(3.00) per share. For a more detailed discussion of the foregoing, see the section entitled “Dilution” below. To the extent outstanding stock options or warrants are exercised, there may be further dilution to new investors.

Substantial future sales of our common stock could cause the market price of our common stock to decline.

We expect that significant additional capital will be needed in the near future to continue our planned operations. Sales of a substantial number of our shares of common stock in the public market, or the perception that these sales might occur, could depress the market price of our common stock and could impair our ability to raise capital through the sale of additional equity securities. We are unable to predict the effect that such sales may have on the prevailing market price of our common stock.

Further, any additional financing that we secure may require the granting of rights, preferences or privileges senior to, or pari passu with, those of our common stock. Additionally, we may acquire other technologies or finance strategic alliances by issuing our equity or equity-linked securities, which may result in additional dilution. Any issuances by us of equity securities may be at or below the prevailing market price of our common stock and in any event may have a dilutive impact on your ownership interest, which could cause the market price of our common stock to decline. We may also raise additional funds through the incurrence of debt or the issuance or sale of other securities or instruments senior to our common stock. The holders of any securities or instruments we may issue may have rights superior to the rights of our holders of our common stock. If we experience dilution from issuance of additional securities and we grant superior rights to new securities over common stockholders, it may negatively impact the trading price of our common stock.

CAPITALIZATION AND INDEBTNESS

The following table sets forth our capitalization as of December 31, 2025 on:

●	an actual basis; and

●

on a pro forma basis to give effect to (i) the exercise of 1,697,600 May 2025 Prefunded warrants for exchange of 1,697,600 shares of common stock on January 29, 2026; (ii) the exercise of 1,744,000 May 2025 Prefunded warrants for exchange of 1,744,000 shares of common stock on January 30, 2026;and

●	a pro forma as adjusted basis to give effect to the sale of our shares of common stock in an amount equal to $300,000,000, and after deducting commissions to the Sales Agent, and estimated offering expenses payable by us.

	As of December 31, 2025
		Pro forma	Pro forma as adjusted after this offering
	Actual	(unaudited)	(unaudited)
	US$	US$	US$
Cash and cash equivalents	456,041	456,041	289,956,041

Shareholders’ Equity
Preferred stock, $0.0001 par value, 20,000,000 shares authorized, no shares issued and outstanding as of December 31, 2025,	$-	$	$
Common stock, $0.0001 par value, 300,000,000 shares authorized, 57,318,111shares issued and outstanding as of December 31, 2025 – actual, pro forma prior to this offering and as adjusted after this offering	5,732	6,706	13,236
Additional paid-in capital	937,770,530	937,770,186	1,227,263,026
Accumulated deficits	(270,071,082)	(270,071,082)	(270,071,082)
Accumulated other comprehensive income	152,627	152,627	152,627
Total GD Culture Group Limited shareholders’ equity	$667,857,807	$667,857,807	$860,857,807
Noncontrolling interest	284,338	284,338	284,338
Total capitalization	$668,142,145	$668,142,145	$861,142,145

The shares of common stock to be outstanding after this offering is based on 60,759,711 shares of common stock outstanding prior to this offering, plus the shares of common stock offered hereby, which is assumed to be 71,599,045, assuming sales at $4.19 per share of common stock, which was the last reported sale price of our common stock on the Nasdaq on April 22, 2026.

There is no minimum offering amount required as a condition of this offering. The net proceeds that we have used for our Pro Forma As Adjusted estimates assumes that we sell all US$300,000,000 of common stock being offered by this prospectus supplement and prospectus at substantially the same time. Our Pro Forma As Adjusted data could be significantly different if we do not sell all of the US$300,000,000 of common stock offered hereby or if such sales do not occur at substantially the same time.

DILUTION

If you invest in our shares of common stock, your ownership interest will be immediately diluted to the extent of the difference between the public offering price per share of common stock and the adjusted net tangible book value per share of common stock after the offering. Dilution results from the fact that the per share offering price is substantially in excess of the book value per share of common stock attributable to the existing shareholders for our presently outstanding shares of common stock. Our net tangible book value attributable to shareholders at December 31, 2025 was approximately $662,767,569, or approximately $11.56 per share of common stock. Net tangible book value per share of common stock as of December 31, 2025 represents the amount of our total tangible assets less total liabilities, divided by the number of our shares of common stock outstanding.

After giving effect to the sale of our shares of common stock in an amount equal to $300,000,000, and after deducting commissions to the Sales Agent, and estimated offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2025 would have been approximately $952,267,569, or $7.19 per share of common stock. These amounts, which give effect to receipt of the net proceeds from the offering and issuance of additional shares in the offering but does not take into consideration any other changes in our net tangible book value after December 31, 2025, represent an immediate increase in net tangible book value of $(3.71) per share of common stock to our existing shareholders, and immediate dilution in net tangible book value of $(3) per share of common stock to new investors purchasing shares of common stock in this offering. We determine dilution by subtracting the as adjusted net tangible book value per share of common stock after this offering from the price per share of common stock paid by an investor in this offering.

The following table illustrates this dilution:

Offering
Assumed public offering price per common share	$4.19
3.Net tangible book value per common share prior to this offering	$10.91
Increase in net tangible book value per common share attributable to this offering	$(3.71)
As adjusted net tangible book value per common share after this offering	$7.19
Dilution per common share to new investors in this offering	$(3.00)

Dilution is determined by subtracting adjusted net tangible book value per share after giving effect to this offering from the assumed public offering price per share paid by a new investor.

If any shares of common stock are issued upon exercise of outstanding options or warrants, you may experience further dilution.

	Shares Purchased		Total Consideration		Average Price
	Number	Percent	Amount	Percent	Per Share
Existing stockholders	60,759,711	45.91%%	$937,776,262	75.76%%	$15.43
New investors	71,599,045	54.09%%	$299,999,999	24.24%	$4.19
Total	132,358,756	100%	$1,237,776,261	100%	$9.35

The table above assumes for illustrative purposes that an aggregate of 71,599,045 shares of common stock are sold during the term of the Sales Agreement with the Sales Agent, at a price of $4.19 per share, the last reported sale price of our common shares on the Nasdaq on April 22, 2026, for aggregate gross proceeds of $300,000,000. The shares of common stock subject to the Sales Agreement with the Sales Agent are being sold from time to time at various prices. An increase of $1.00 per share in the price at which the shares are sold from the assumed offering price of $5.19 per share reflected in the table above, assuming all of our shares of common stock in the aggregate amount of $300,000,000 during the term of the Sales Agreement is sold at that increased price, would increase our adjusted net tangible book value per share after the offering to $7.72 per share, and would increase the dilution in net tangible book value per share to new investors in this offering to $(2.53) per share, after deducting commissions and estimated offering expenses payable by us. A decrease of $1.00 per share in the price at which the shares are sold from the assumed offering price of $3.19 per share reflected in the table above, assuming all of our common shares in the amount of $300,000,000 during the term of the Sales Agreement are sold at that decreased price, would decrease our adjusted net tangible book value per share after the offering to $6.67 per share and would decrease the dilution in net tangible book value per share to new investors in this offering to $(3.48) per share, after deducting commissions and estimated aggregate offering expenses payable by us. This information is supplied for illustrative purposes only and may differ based on the actual offering price and the actual number of shares offered.

The table above is based on 60,759,711 shares of common stock outstanding as of the date of this prospectus supplement and does not include up to5,086,213 shares of common stock issuable upon exercise of 5,086,213 warrants outstanding as of the date of this prospectus supplement.

USE OF PROCEEDS

The amount of proceeds from this offering will depend upon the number of shares of our common stock sold and the market price at which they are sold. There can be no assurance that we will be able to sell any shares under or fully utilize the Sales Agreement with the Sales Agent as a source of financing. We intend to use the net proceeds, if any, from this offering for general corporate and working capital purposes.

Description of Securities WE ARE OFFERING

In this offering, we are offering shares of our common stock.

The material terms and provisions of our common stock are described under the caption “Description of Capital Stock” starting on page 43 of the accompanying prospectus.

PLAN OF DISTRIBUTION

We have entered into the Sales Agreement with Univest Securities, LLC, under which we may issue and sell from time to time shares of our common stock having an aggregate offering price of not more than $300,000,000 through the Sales Agent. Sales of the common stock, if any, will be made by any method permitted by law deemed to be an “at-the-market offering” as defined in Rule 415 promulgated under the Securities Act. If we and the Sales Agent agree on any method of distribution other than sales of shares of our common stock into the Nasdaq or another existing trading market in the United States at market prices, we will file a further prospectus supplement providing all information about such offering as required by Rule 424(b) under the Securities Act.

The Sales Agent will offer our common stock at prevailing market prices subject to the terms and conditions of the Sales Agreement as agreed upon by us and the Sales Agent. We will designate the number of shares which we desire to sell, the time period during which sales are requested to be made, any limitation on the number of shares that may be sold in one day and any minimum price below which sales may not be made. Subject to the terms and conditions of the Sales Agreement, the Sales Agent will use its commercially reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell on our behalf all of the shares of common stock requested to be sold by us. We or Sales Agent may suspend the offering of the common stock being made through the Sales Agent under the Sales Agreement upon proper notice to the other party.

Settlement for sales of common stock will occur on the second business day or such shorter settlement cycle as may be in effect under Exchange Act Rule 15c6-1 from time to time, following the date on which any sales are made, or on some other date that is agreed upon by us and the Sales Agent in connection with a particular transaction, in return for payment of the net proceeds to us. Sales of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and the Sales Agent may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.

We will pay the Sales Agent in cash, upon each sale of our shares of common stock pursuant to the Sales Agreement, a commission equal to 3.5% of the gross proceeds from each sale of shares of our common stock. Because there is no minimum offering amount required as a condition to this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. Pursuant to the terms of the Sales Agreement, we agreed to reimburse the Sales Agent for all reasonable travel and other accountable expenses, including the documented fees and costs of its legal counsel reasonably incurred in connection with entering into the transactions contemplated by the Sales Agreement in an amount not to exceed $125,000 in the aggregate. Additionally, pursuant to the terms of the Sales Agreement, we agreed to reimburse the Sales Agent for the documented fees and costs of its legal counsel reasonably incurred in connection with Sales Agent’s ongoing diligence requirements arising from the transactions contemplated by the Sales Agreement in an amount not to exceed $5,000 in the aggregate per calendar quarter. We estimate that the total expenses of the offering payable by us, excluding commissions payable to the Sales Agent under the Sales Agreement, will be approximately $125,000. We will report at least quarterly the number of shares of common stock sold through the Sales Agent under the Sales Agreement, the net proceeds to us and the compensation paid by us to the Sales Agent in connection with the sales of common stock.

In connection with the sales of common stock on our behalf, the Sales Agent will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation paid to the Sales Agent will be deemed to be underwriting commissions or discounts. We have agreed in the Sales Agreement to provide indemnification and contribution to the Sales Agent against certain liabilities, including liabilities under the Securities Act.

The offering of our shares of common stock pursuant to the Sales Agreement will terminate upon the earlier of (i) the sale of all shares of our shares of common stock provided for in this prospectus supplement, or (ii) termination of the Sales Agreement as permitted therein.

The Sales Agent and its affiliates may in the future provide various investment banking and other financial services for us and our affiliates, for which services they may in the future receive customary fees. To the extent required by Regulation M, the Sales Agent will not engage in any market making activities involving our shares of common stock while the offering is ongoing under this prospectus supplement. This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by McLaughlin & Stern, LLP.

EXPERTS

The consolidated financial statements for the year ended December 31, 2025, incorporated by reference in this prospectus supplement have been so included in reliance on the report of GGF CPA LTD, an independent registered public accounting firm, given on their authority as experts in accounting and auditing. The office of GGF CPA LTD is located in Guangzhou, the People’s Republic of China. The consolidated financial statements for the year ended December 31, 2024, incorporated by reference in this prospectus supplement have been so included in reliance on the report of HTL International, LLC, an independent registered public accounting firm, given on their authority as experts in accounting and auditing. The office of HTL International, LLC is located at 12 Greenway Plaza Suite 1100, Houston, Texas 77046.

INTERESTS OF EXPERTS AND COUNSEL

No named expert of or counselor to us was employed on a contingent basis, or owns an amount of our shares (or those of our subsidiaries) which is material to that person, or has a material, direct or indirect economic interest in us or that depends on the success of the offering.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus supplement the documents we file with, or furnish to, it, which means that we can disclose important information to you by referring you to these documents. The information that we incorporate by reference into this prospectus supplement forms a part of this prospectus supplement. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus supplement is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus supplement and information incorporated by reference into this prospectus supplement, you should rely on the information contained in the document that was filed later.

We incorporate by reference into this prospectus supplement the documents listed below:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the SEC on March 27, 2026;

●	our Quarterly Report on Form 10-Q for the three months ended March 31, 2026, filed with the SEC on April 10, 2026;

●	our report on Form 8-K, furnished to the SEC on April 3, 2026;

●	the Company’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on March 18, 2026;

●	the description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on July 23, 2015, and any amendment or report filed for the purpose of updating such description;

●	any future annual reports on Form 10-K filed with the SEC after the date of this prospectus supplement and prior to the termination of the offering of the securities offered by this prospectus supplement; and

●	any future reports on Form 8-K that we furnish to the SEC after the date of this prospectus supplement that are identified in such reports as being incorporated by reference into the registration statement of which this prospectus supplement forms a part.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing date of this prospectus supplement, through the date declared effective, until the termination of the offering of securities contemplated by this prospectus supplement shall be deemed to be incorporated by reference into this prospectus supplement. These documents that we file later with the Securities and Exchange Commission and that are incorporated by reference in this prospectus supplement will automatically update information contained in this prospectus supplement or that was previously incorporated by reference into this prospectus supplement. You will be deemed to have notice of all information incorporated by reference in this prospectus supplement as if that information was included in this prospectus supplement.

We will provide to any person, including any beneficial owner, to whom this prospectus supplement is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus supplement but not delivered with this prospectus supplement, at no cost to the requesting party, upon request to us in writing or by telephone using the following information:

GD Culture Group Limited

111 Town Square Place, Suite #1203,

Jersey City, NJ 07310

+1-347-2590292

You should rely only on the information that we incorporate by reference or provide in this prospectus supplement. We have not authorized anyone to provide you with different information. We are not making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated in this prospectus supplement by reference is accurate as of any date other than the date of the document containing the information.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As permitted by SEC rules, this prospectus supplement omits certain information and exhibits that are included in the registration statement of which this prospectus supplement forms a part. Since this prospectus supplement may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement, or other document as an exhibit to the registration statement of which this prospectus supplement forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus supplement, including statements incorporated by reference as discussed above, regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We are subject to periodic reporting and other informational requirements of the Exchange Act. Accordingly, we are required to file reports, including annual reports on Form 10-K, and other information with the SEC. All information filed with the SEC can be inspected over the Internet at the SEC’s website at www.sec.gov and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC.

PROSPECTUS

GD Culture Group Limited

$500,000,000

Common Stock

Preferred Stock

Debt Securities

Warrants

Rights

Units

We may offer, from time to time, in one or more offerings, common stock, preferred stock, debt securities, warrants to purchase our common stock, preferred stock or debt securities, debt securities consisting of debentures, notes or other evidence of indebtedness, units consisting of a combination of the foregoing securities, or any combination of these securities, which we collectively refer to as the “securities”. The aggregate offering price of the securities that we may offer and sell under this prospectus will not exceed $500,000,000.

We may offer and sell any combination of the securities described in this prospectus in different series, at times, in amounts, at prices and on terms to be determined at, or prior to, the time of each offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update or amend information contained in this prospectus. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement. You should read this prospectus and any applicable prospectus supplement before you invest.

We may offer and sell the securities from time to time at fixed prices, at market prices, or at negotiated prices, to or through underwriters, to other purchasers, through agents, or through a combination of these methods. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The offering price of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. See “Plan of Distribution” elsewhere in this prospectus for a more complete description of the ways in which the securities may be sold.

Our common stock is currently listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “GDC.” The last reported sale price of our common stock on the Nasdaq Capital Market on January 21, 2026 was $4.6 per share.

The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on the Nasdaq Capital Market or other securities exchange of the securities covered by the prospectus supplement. We may experience price volatility in our stock. See related risk factors in the “Risk Factors” section of this prospectus and as set forth in our most recent annual report on Form 10-K (the “2024 Annual Report”) for the fiscal year ended December 31, 2024, filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 18, 2025.

Unless otherwise specified in an applicable prospectus supplement, our warrants, debt securities, rights and units will not be listed on any securities or stock exchange or on any automated dealer quotation system.

The Company is a Nevada company that conducts its operations and operates its business in both United States and China by itself and through its subsidiaries, AI Catalysis Corp. and Shanghai Xianzhui Technology Co., Ltd. Investors are cautioned that you are not buying shares of a China-based operating company but instead are buying shares of a Nevada company with substantial operations conducted by our subsidiaries based in China and that this structure involves unique risks to investors.

Furthermore, Chinese regulatory authorities could change the rules and regulations regarding foreign ownership in the industry in which the Company operates, which would likely result in a material change in our operations and/or a material change in the value of the securities we are registering for sale, including that it could cause the value of such securities to significantly decline or become worthless. Investors in our common stock should be aware that they do not directly hold equity interests in the operating subsidiaries in Nevada and China, but rather are purchasing equity in GD Culture Group Limited, our Nevada company, which directly and indirectly owns 100% and 73.33% equity interests in the operating subsidiaries in Nevada and China, respectively. See “Risk Factors — Risks Related to Doing Business in China” on page 22.

The Chinese government plays a significant role in regulating and, through state ownership, shaping the development of virtually every sector of the Chinese economy. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters. The central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties. See “Risk Factors — Risks Related to Doing Business in China — Uncertainties in the interpretation and enforcement of PRC laws and regulations and changes in policies, rules, and regulations in China, which may be quick with little advance notice, could limit the legal protection available to you and us” on page 25 and “Given the Chinese government’s significant oversight and discretion over the conduct of the business of Shanghai Xianzhui, the Chinese government may intervene or influence its operations at any time, which could result in a material change in the operations of Shanghai Xianzhui and/or the value of our common stock” on page 25.

We are subject to certain legal and operational risks associated with our operations in China, including those changes in the legal, political and economic policies of the Chinese government, the relations between China and the United States, or Chinese or United States regulations may materially and adversely affect our business, financial condition and results of operations. PRC laws and regulations governing our current business operations are sometimes vague and uncertain, and therefore, these risks could result in a material change in our operations and/or the value of our ordinary shares or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our ordinary shares to significantly decline or be worthless. Recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement.

On December 28, 2021, the CAC, the National Development and Reform Commission (“NDRC”), and several other administrations jointly issued the revised Measures for Cybersecurity Review, or the Revised Review Measures, which became effective and has replaced the existing Measures for Cybersecurity Review on February 15, 2022. According to the Revised Review Measures, if an “online platform operator” that is in possession of personal data of more than one million users intends to list in a foreign country, it must apply for a cybersecurity review. Based on a set of Q&A published on the official website of the CAC in connection with the issuance of the Revised Review Measures, an official of the said administration indicated that an online platform operator should apply for a cybersecurity review prior to the submission of its listing application with non-PRC securities regulators. Furthermore, on September 24, 2024, the State Council of the PRC promulgated the Regulation on Network Data Security Management, or the Data Security Regulations, which came into effect on January 1, 2025. The Data Security Regulations provide that data processors refer to individuals or organizations that, during their data processing activities such as data collection, storage, utilization, transmission, publication and deletion, have autonomy over the purpose and manner of data processing. In accordance with the Data Security Regulations, data processors shall apply for a national security review for any data processing activity that affects or may affect national security. However, there have been no clarifications from the relevant authorities as of the date of this prospectus as to the standards for determining whether an activity is one that “affects or may affect national security.” In addition, the Data Security Regulations require that data processors that process “important data” must conduct an annual data security assessment and submit the assessment report of the preceding year to the provincial competent authority.

As advised by Jiangsu Junjin Law Firm, we will not be subject to cybersecurity review with the CAC, given that: (i) Shanghai Xianzhui does not possess and does not anticipate that it will possess a large amount of personal information in our business operations and (ii) data processed in Shanghai Xianzhui’s business does not have a bearing on national security and thus may not be classified as core or important data by the authorities. In addition, for the same reasons, we are not subject to network data security review by the CAC pursuant to the Data Security Regulations. However, the definition of “network platform operator” is unclear and it is also unclear on how it will be interpreted and implemented by the relevant PRC governmental authorities. See “Risk Factors — Risks Related to Doing Business in China — Shanghai Xianzhui may become subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection. Shanghai Xianzhui may be required to suspend its business, be liable for improper use or appropriation of personal information provided by our customers or face other penalties.”

On February 17, 2023, the China Securities Regulatory Commission, or the CSRC, announced the Circular on the Administrative Arrangements for Filing of Securities Offering and Listing by Domestic Companies, or the Circular, and released a set of new regulations which consists of the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, and five supporting guidelines. On the same date, the CSRC also released the Notice on the Arrangements for the Filing Management of Overseas Listing of Domestic Companies, or the Notice. The Trial Measures came into effect on March 31, 2023. The Trial Measures refine the regulatory system by subjecting both direct and indirect overseas offering and listing activities to the CSRC filing-based administration. Requirements for filing entities, time points and procedures are specified. A PRC domestic company that seeks to offer and list securities in overseas markets shall fulfill the filing procedure with the CSRC per the requirements of the Trial Measures. Where a PRC domestic company seeks to indirectly offer and list securities in overseas markets, the issuer shall designate a major domestic operating entity, which shall, as the domestic responsible entity, file with the CSRC. The Trial Measures also lay out requirements for the reporting of material events. Breaches of the Trial Measures, such as offering and listing securities overseas without fulfilling the filing procedures, shall bear legal liabilities, including a fine between RMB 1.0 million (approximately $140,000) and RMB 10.0 million (approximately $1.4 million), and the Trial Measures increase the cost for offenders by enforcing accountability with administrative penalties and incorporating the compliance status of relevant market participants into the Securities Market Integrity Archives.

According to the Circular, since the date of effectiveness of the Trial Measures on March 31, 2023, PRC domestic enterprises falling within the scope of filing that have been listed overseas or met the following circumstances are “existing enterprises”: before the effectiveness of the Trial Measures on March 31, 2023, the application for indirect overseas issuance and listing has been approved by the overseas regulators or overseas stock exchanges (such as the registration statement has become effective on the U.S. market), it is not required to perform issuance and listing supervision procedures of the overseas regulators or overseas stock exchanges, and the overseas issuance and listing would be completed by September 30, 2023. Existing enterprises are not required to file with the CSRC immediately, and filings with the CSRC should be made as required if they involve refinancings and other filing matters. PRC domestic enterprises that have submitted valid applications for overseas issuance and listing but have not been approved by overseas regulatory authorities or overseas stock exchanges at the date of effectiveness of the Trial Measures on March 31, 2023 can reasonably arrange the timing of filing applications with the CSRC and shall complete the filing with the CSRC before the overseas issuance and listing.

In addition, an overseas-listed company must also submit the filing with respect to its follow-on offerings, issuance of convertible corporate bonds and exchangeable bonds, and other equivalent offering activities, within the time frame specified by the Trial Measures.

As advised by Jiangsu Junjin Law Firm, because the Company is not a company registered and formed in the territory of China, its continued listing on Nasdaq and future offerings are not “direct overseas offering and listing of domestic enterprises” as defined under the Trial Measures. Furthermore, according to Article 2 of the Trial Measures, the “indirect overseas offering and listing of domestic enterprises” refers to the overseas offering and listing of enterprises whose main business activities are in China, in the name of enterprises registered overseas, which offering and listing are based on the equity, assets, income or other similar rights and interests of the domestic enterprises. According to Article 15 of the Trial Measures, if the issuer meets both of the following conditions, the overseas offerings and listings shall be determined as an “indirect overseas offering and listing of domestic enterprises”: (i) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year is accounted for by domestic enterprises; and; (ii) its major operational activities are carried out in China or its main places of business are located in China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in China.

The Company does not meet both the requirements under Article 15 of the Trial Measures and therefore its continued listing on Nasdaq and future offerings are not an “Indirect overseas offering and listing of domestic enterprises”, considering that (i) the operating revenue, total profit, total assets and net assets of the Company’s subsidiaries that were established in China for the year ended December 31, 2025 do not account for more than 50% of such data in our consolidated financial statements for the same period, (ii) our main business is not conducted within China, and (iii) the majority of our senior management personnel are not Chinese citizens or reside in China on a regular basis. Therefore, as advised by Jiangsu Junjin Law Firm, we are not required to complete the record filing requirement under the Trial Measures. However, if we inadvertently conclude that such filing procedures are not required, or applicable laws, regulations, or interpretations change such that we are required to complete the filing procedures in the future, we may be subject to investigations by the regulators, fines or penalties, ordered to suspend our relevant operations and rectify any non-compliance, prohibited from engaging in relevant business or conducting any offering, and these risks could result in a material adverse change in our operations and/or the value of our common stock, and could significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless. See “Risk Factors — Risks Related to Doing Business in China”.

As of the date of this prospectus, as confirmed by our PRC counsel, Jiangsu Junjin Law Firm, our PRC operating subsidiaries have received all requisite permissions or approvals to operate the business and no such permissions or approvals have been denied. As further confirmed by our PRC counsel, Jiangsu Junjin Law Firm, except for the business license mentioned in “Prospectus Summary – Governmental Regulations in the PRC – Regulations on Business License” on page 11 of this prospectus, our PRC operating subsidiaries are not required to obtain any other permissions or approvals from any Chinese authorities to operate the business. As further confirmed by our PRC counsel, Jiangsu Junjin Law Firm, no relevant PRC laws or regulations in effect require that we obtain permission from any PRC authorities to issue securities to foreign investors, and we have not received any inquiry, notice, warning, sanction, or any regulatory objection from the CSRC, the CAC, or any other PRC authorities that have jurisdiction over our operations. See “Prospectus Summary – Governmental Regulations in the PRC – Regulations on Mergers & Acquisitions and Overseas Listings” on page 15 of this prospectus and “– Regulations on Cybersecurity Review” on page 18 of this prospectus. However, applicable laws and regulations may be tightened, and new laws or regulations may be introduced to impose additional government approval, license, and permit requirements. If (i) we or our subsidiaries do not receive or maintain all such required permissions or approvals to operate our business, (ii) we or our subsidiaries inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, we may face sanctions, including fines and penalties, by the CAC, CSRC, or other PRC regulatory agencies, our PRC subsidiaries’ ability to pay dividends outside of the PRC could be limited, our operations could be adversely affected, directly or indirectly, we could be required to restructure our operations to comply with such regulations or potentially cease operations in the PRC entirely, our ability to offer, or continue to offer, securities to investors could be significantly limited or completely hindered and the value of our securities might significantly decline or be worthless.

In addition, since 2021, the Chinese government has strengthened its anti-monopoly supervision, mainly in three aspects: (1) establishing the National Anti-Monopoly Bureau; (2) revising and promulgating anti-monopoly laws and regulations, including: the Revised Anti-Monopoly Law (revised and promulgated on June 24, 2022 and came into effect on August 1, 2022), the anti-monopoly guidelines for various industries, the detailed Rules for the Implementation of the Fair Competition Review System, the Provisions on Prohibition of Monopoly Agreements and the Provisions on Prohibition of Abuse of Market Dominance; and (3) expanding the anti-monopoly law enforcement targeting Internet companies and large enterprises. As of the date of this prospectus, the Chinese government’s recent statements and regulatory actions related to anti-monopoly concerns have not impacted our ability to conduct business, accept foreign investments, or list on a U.S. or other foreign exchange because neither the Company nor its PRC subsidiaries engages in monopolistic behaviors that are subject to these statements or regulatory actions.

Pursuant to the Holding Foreign Companies Accountable Act, or the HFCAA, if the Public Company Accounting Oversight Board, or the PCAOB, is unable to inspect an issuer’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a U.S. stock exchange. The PCAOB issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) Chinese mainland of the People’s Republic of China because of a position taken by one or more authorities in Chinese mainland; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. Furthermore, the PCAOB’s report identified the specific registered public accounting firms which are subject to these determinations. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. On August 26, 2022, the PCAOB announced that it had signed a Statement of Protocol (the “SOP”) with the CSRC and the Ministry of Finance of China. The SOP, together with two protocol agreements governing inspections and investigations (together, the “SOP Agreement”), establishes a specific, accountable framework to make possible complete inspections and investigations by the PCAOB of audit firms based in Chinese mainland and Hong Kong, as required under U.S. law. On December 15, 2022, the PCAOB announced that it was able to secure complete access to inspect and investigate PCAOB-registered public accounting firms headquartered in Chinese mainland and Hong Kong completely in 2022. The PCAOB Board vacated its previous 2021 determinations that the PCAOB was unable to inspect or investigate completely registered public accounting firms headquartered in Chinese mainland and Hong Kong. However, whether the PCAOB will continue to be able to satisfactorily conduct inspections of PCAOB-registered public accounting firms headquartered in Chinese mainland and Hong Kong is subject to uncertainties and depends on a number of factors out of our and our auditor’s control. The PCAOB continues to demand complete access in Chinese mainland and Hong Kong moving forward and conduct regular inspections, as well as to continue pursuing ongoing investigations and initiate new investigations as needed. The PCAOB has also indicated that it will act immediately to consider the need to issue new determinations with the HFCAA if needed.

Our auditor, HTL International, LLC, with its headquarter at 12 Greenway Plaza, Suite 1100, Houston, Texas, 77046, is subject to inspection by the PCAOB on a regular basis. If it is later determined that the PCAOB is unable to inspect or investigate our auditor completely, investors may be deprived of the benefits of such inspection. Any audit reports not issued by auditors that are completely inspected by the PCAOB, or a lack of PCAOB inspections of audit work undertaken in China that prevents the PCAOB from regularly evaluating our auditor’s audits and its quality control procedures, could result in a lack of assurance that our financial statements and disclosures are adequate and accurate. Moreover, if trading in our securities is prohibited under the HFCAA in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, an exchange may determine to delist our securities. See “Risk Factors — Risks Related to Doing Business in China — The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. Although the audit report included in the annual report was issued by U.S. auditors who are currently inspected by the PCAOB, if it is later determined that the PCAOB is unable to inspect or investigate our auditor completely, investors would be deprived of the benefits of such inspection and our common stock may be delisted or prohibited from trading” on page 31.

GDC may rely on dividends to be paid by our subsidiaries in Nevada and in the PRC, to fund our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders, to service any debt we may incur and to pay our operating expenses.

Under the Nevada Revised Statutes and the Articles of Incorporation and Bylaws of each of GDC and AI Catalysis (a direct subsidiary of GDC), dividends may be declared by the Board of Directors at any regular or special meeting. No distribution may be made if, after giving it effect: (a) such company would not be able to pay its debts as they become due in the usual course of business; or (b) such company’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if such company were to be dissolved immediately after the time of the distribution, to satisfy the preferential rights upon such dissolution of holders of shares of any class or series of the capital stock of such company having preferential rights superior to those receiving the distribution.

Under the laws of the British Virgin Islands, our BVI subsidiary and a direct subsidiary of GDC, Citi Profit, may pay a dividend to GDC out of profit, provided that in no circumstances may a dividend be paid if this would result in Citi Profit being unable to pay our debts due in the ordinary course of business.

Under the laws of Hong Kong, our Hong Kong subsidiary and a direct subsidiary of Citi Profit, Highlight HK, is permitted, to provide funding to Citi Profit through dividends distribution out of its profits. Under the current practices of the Hong Kong Inland Revenue Department, no tax is payable in Hong Kong in respect of dividends paid to Citi Profit as a British Virgin Islands company.

Under PRC laws and regulations, our PRC subsidiaries, Highlight WFOE (a direct subsidiary of Citi Profit), and Shanghai Xianzhui (a direct subsidiary of Highlight WFOE), may pay dividends only out of its accumulated profits as determined in accordance with PRC accounting standards and regulations. Further, our PRC subsidiaries are required to make appropriations to certain statutory reserve funds or may make appropriations to certain discretionary funds, which are not distributable as cash dividends except in the event of a solvent liquidation of the companies. In addition, a wholly foreign-owned enterprise is required to set aside at least 10% of its accumulated after-tax profits each year, if any, to fund a certain statutory reserve fund, until the aggregate amount of such fund reaches 50% of its registered capital. Remittance of dividends by a wholly foreign-owned enterprise out of China is also subject to examination by the banks designated by the State Administration of Foreign Exchange, or SAFE.

In addition, we expect that revenue, if any, to be generated by our PRC operating subsidiary, Shanghai Xianzhui, will be in Renminbi, which is not freely convertible into other currencies. As a result, any restriction on currency exchange may limit the ability of our PRC operating subsidiary to use its Renminbi revenues to pay dividends to us. To the extent cash or assets in the business is in the Chinese mainland/Hong Kong or a Chinese mainland/Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the Chinese mainland/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets. Shortages in the availability of foreign currency may temporarily delay the ability of our PRC subsidiaries to remit sufficient foreign currency to pay dividends or other payments to us, or otherwise satisfy their foreign currency denominated obligations. In view of the foregoing, to the extent cash in our business is held in China or by a PRC entity, such cash may not be available to fund operations or for other use outside of the PRC. The PRC government may continue to strengthen its capital controls, and more restrictions and substantial vetting process may be put forward by SAFE for cross-border transactions falling under both the current account and the capital account. In addition, the Enterprise Income Tax Law and its implementation rules provide that a withholding tax rate of up to 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC resident enterprises are incorporated. Any limitation on the ability of our PRC subsidiaries to pay dividends or make other kinds of payments to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

Under PRC law, Highlight WFOE and Shanghai Xianzhui may be funded through capital contributions by its immediate parent company or loans, subject to satisfaction of applicable government registration and approval requirements. Before providing loans to our PRC subsidiaries, we will be required to make filings about details of the loans with the SAFE in accordance with relevant PRC laws and regulations.

Highlight HK is permitted under the laws of Hong Kong to provide funding to Shanghai Xianzhui through capital contributions or to other companies within our corporate structure through loans without restrictions on the amount of the funds and such funding is not subject to government registration or filing requirements under the laws of Hong Kong.

Citi Profit is permitted under the laws of the British Virgin Islands to provide funding to Highlight WFOE through capital contributions or to other companies within our corporate structure through loans without restrictions on the amount of the funds and such funding is not subject to government registration or filing requirements under the laws of the British Virgin Islands.

GDC is permitted under the laws of Nevada to provide funding to Citi Profit through capital contributions or to other companies within our corporate structure through loans without restrictions on the amount of the funds and such funding is not subject to government registration or filing requirements under the laws of the Nevada.

AI Catalysis is permitted under the laws of Nevada to provide funding to other companies within our corporate structure through loans without restrictions on the amount of the funds and such funding is not subject to government registration or filing requirements under the laws of the Nevada.

GDC presently does not maintain any cash management policies which dictate how funds are transferred, however, GDC continues to conduct regular review and management of all its subsidiaries’ cash transfers and reports to board of directors.

Prior to June 26, 2023, Makesi WFOE had a series of contractual arrangement with Shanghai Yuanma Food and Beverage Management Co., Ltd. (“Yuan Ma”) and its shareholders that established a VIE structure. For accounting purposes, Makesi WFOE was the primary beneficiary of Yuan Ma. Accordingly, under U.S. GAAP, the Company treated Yuan Ma as the consolidated affiliated entity and has consolidated Yuan Ma’s financial results in the Company’s consolidated financial statements prior to June 26, 2023. On June 26, 2023, the Company entered into a share purchase agreement with a buyer unaffiliated with the Company. Pursuant to the agreement, the Company agreed to sell and the buyer agreed to purchase all the issued and outstanding equity interest in TMSR Holdings Limited (“TMSR HK”), which owned 100% equity interest in Makesi WFOE. The purchase price for the transaction contemplated by the Agreement was $100,000. The sale of TMSR HK did not have any material impact on the Company’s consolidated financial statements.

Prior to September 26, 2023, Highlight WFOE had a series of contractual arrangement with Highlight Media and its shareholders that established a VIE structure. For accounting purposes, Highlight WFOE was the primary beneficiary of Highlight Media. Accordingly, under U.S. GAAP, the Company treated Highlight Media as the consolidated affiliated entity and has consolidated Highlight Media’s financial results in the Company’s financial statements prior to September 26, 2023. Highlight Media was an integrated marketing service agency, focusing on enterprise brand management, crisis public relations, intelligent public opinion monitoring, media PR, financial and economic we-media operation, digital face application, large-scale exhibition services and other businesses. On September 26, 2023, Highlight WFOE entered into a termination agreement with Highlight Media and the shareholders of Highlight Media to terminate the VIE Agreements and sold the interest in the VIE Agreements for a purchase price of $100,000. As a result of such termination, the Company no longer treats Highlight Media as a consolidated affiliated entity or consolidates the financial results and balance sheet of Highlight Media in the Company’s consolidated financial statements under U.S. GAAP.

As of December 31, 2023 and 2024 and as of the date of this prospectus, we do not have a VIE structure.

During the nine months ended September 30, 2025 and the fiscal year ended December 31, 2024, GDC transferred a total of US$11,000 to its wholly-owned subsidiary, AI Catalysis via six bank transfers. No amounts owed under any previous VIE agreements were settled. There were no cash transfers to or from the VIEs. GDC did not make any dividends or distributions to U.S. investors.

During the fiscal year ended December 31, 2023, GDC transferred a total of $2,100,000 to its subsidiary AI Catalysis Corp as capital contribution. No subsidiary made any dividends or distributions to GDC. No amounts owed under any VIE agreements were settled. There were no cash transfers to or from the VIEs. GDC did not make any dividends or distributions to U.S. investors.

As of the date of this prospectus, we have no intention of distributing any earnings as dividends to our investors or to settle amounts owned under the previous VIE agreements. If our subsidiary incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

See “Prospectus Summary – Asset Transfer between our Company and our Subsidiaries.” See also “Risk Factors — Risks Related to Our Corporate Structure — We may rely on dividends paid by our subsidiaries for our cash needs. Any limitation on the ability of our subsidiaries to make dividend payments to us, or any tax implications of making dividend payments to us, could limit our ability to pay our parent company expenses or pay dividends to holders of our common stock” on page 20 of this prospectus, and “Risk Factors — Risks Related to Doing Business in China — “PRC regulation of loans to, and direct investments in, PRC entities by offshore holding companies may delay or prevent us from using proceeds from future financing activities to make loans or additional capital contributions to our PRC operating subsidiary” on page 22 of this prospectus. See also the “Item 1. Business — Summary of Selected Condensed Consolidated Financial Position and Cash Flows of GD Culture Group Limited, its subsidiaries and the VIEs” and the consolidated financial statements contained in our 2024 Annual Report and incorporated herein by reference.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement. The information contained or incorporated in this prospectus or in any prospectus supplement is accurate only as of the date of this prospectus, or such prospectus supplement, as applicable, regardless of the time of delivery of this prospectus or any sale of our securities.

Investing in our securities being offered pursuant to this prospectus involves a high degree of risk. You should carefully read and consider the ‘‘Risk Factors’’ section of this prospectus, and risk factors set forth in 2024 Annual Report, in other reports incorporated herein by reference, and in the applicable prospectus supplement before you make your investment decision.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 18, 2026

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we have filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to an aggregate offering price of $500,000,000.

Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the securities being offered and the specific terms of that offering. The supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement.

We may offer and sell securities to, or through, underwriting syndicates or dealers, through agents or directly to purchasers.

The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering.

In connection with any offering of securities (unless otherwise specified in a prospectus supplement), the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the securities offered at a higher level than that which might exist in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. See “Plan of Distribution.”

Please carefully read both this prospectus and any prospectus supplement together with the documents incorporated herein by reference under “Incorporation of Documents by Reference” and the additional information described below under “Where You Can Get More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. The distribution or possession of this prospectus in or from certain jurisdictions may be restricted by law. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this prospectus is accurate only as of the date of this prospectus and any information incorporated by reference is accurate as of the date of the applicable document incorporated by reference, regardless of the time of delivery of this prospectus or of any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

●	“AI Catalysis” are to AI Catalysis Corp., a Nevada company, which is wholly owned by GDC;

●	“Citi Profit” are to Citi Profit Investment Holding Limited, a British Virgin Islands company, which is wholly owned by GDC;

●	“GDC” and the “Company” are to GD Culture Group Limited (formerly known as JM Global Holding Company, TMSR Holding Company Limited and Code Chain New Continent Limited), a Nevada Corporation;

●	“Highlight HK” are to Highlights Culture Holding Co., Limited, a Hong Kong SAR company, which is wholly owned by Citi Profit;

●	“Highlight WFOE” are to Shanghai Highlight Entertainment Co., Ltd., a PRC company, which is wholly owned by Highlight HK;

●	“PRC” or “China” are to the People’s Republic of China, including Hong Kong SAR and Macau, but excluding, for the purpose of this prospectus, Taiwan;

●	“RMB” or “Renminbi” are to the legal currency of China; and

●	“Shanghai Xianzhui” are to Shanghai Xianzhui Technology Co., Ltd., a joint venture, of which Highlight Entertainment Co. Ltd. owns 73.3333% of the total equity interest;

●	“we”, “our”, “us” are to the Company and its subsidiaries;

●	“$”, “US$” or “U.S. Dollars” are to the legal currency of the United States.

SPECIAL NOTICE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the applicable prospectus supplement or amendment and the information incorporated by reference in this prospectus contain various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), which represent our expectations or beliefs concerning future events. Forward-looking statements include statements that are predictive in nature, which depend upon or refer to future events or conditions, and/or which include words such as “believes,” “plans,” “intends,” “anticipates,” “estimates,” “expects,” “may,” “will” or similar expressions. In addition, any statements concerning future financial performance, ongoing strategies or prospects, and possible future actions, which may be provided by our management, are also forward-looking statements. Forward-looking statements are based on current expectations and projections about future events and are subject to risks, uncertainties, and assumptions about our Company, economic and market factors, and the industry in which we do business, among other things. These statements are not guarantees of future performance, and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law. Actual events and results may differ materially from those expressed or forecasted in forward-looking statements due to a number of factors. Factors that could cause our actual performance, future results and actions to differ materially from any forward-looking statements include, but are not limited to, those discussed under the heading “Risk Factors” in any of our filings with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act. The forward-looking statements in this prospectus, the applicable prospectus supplement or any amendments thereto and the information incorporated by reference in this prospectus represent our views as of the date such statements are made. These forward-looking statements should not be relied upon as representing our views as of any date subsequent to the date such statements are made.

PROSPECTUS SUMMARY

Business Overview

GD Culture Group Limited (formerly known as JM Global Holding Company, TMSR Holding Company Limited, and Code Chain New Continent Limited) is a Nevada company that conducts its operations and operates its business in both United States and China by itself and through its subsidiaries, AI Catalysis Corp., a Nevada corporation, and Shanghai Xianzhui Technology Co., Ltd., a company incorporated in China. The majority of the Company’s operation is in the United States. The Company focuses its business on two segments mainly through the Company and two subsidiaries, AI Catalysis and Shanghai Xianzhui: 1) AI-driven digital human creation and customization and 2) Live streaming and e-commerce. The company has relentlessly been focusing on serving its customers and creating value for them through the continual innovation and optimization of its products and services.

For AI-driven digital human creation and customization sector, the Company uses AI algorithms and software to generate realistic 3D or 2D digital human models. AI algorithms and machine learning models are used to simulate human characteristics, such as facial expressions, body movements, and even speech patterns. These models can be customized to create and personalize lifelike digital representations of humans. Customization may involve adjusting facial features, body proportions, skin textures, hair styles, clothing, and more. Once created and customized, digital humans find applications in a wide range of industries, including gaming, entertainment, advertising, education, and more. Depending on the specific industry and the application scenario, the Company helps the customers to define the objectives to achieve with digital humans, choose the technology for character customization, then create unique avatars and deploy in the chosen platform.

For live streaming and e-commerce sector, the Company applies digital human technology in live streaming e-commerce businesses. Livestream usage is taking off globally. The integration of cutting-edge AI digital human technologies and live streaming platforms will transform the way businesses, sellers and consumers engage in online commerce. Digital anchors can offer long-duration intelligent live broadcasting. It also supports customized avatars that perfectly adapt to different live streaming scenarios. The company has introduced online e-commerce businesses on TikTok under different accounts.

We aim to generate revenue from: 1) Service revenue and advertising revenue from digital human creation and customization; and 2) Products’ sales revenue from social live streaming e-commerce business.

Our principal executive office is located at 111 Town Square Place, Suite #1203, Jersey City, NJ 07310, and our telephone number is: +1-347-2590292.

Corporate History and Structure

Investors are cautioned that you are buying shares of GDC a Nevada company with operations conducted itself and through its subsidiaries in Nevada and in China and that this structure involves unique risks to investors.

The following is an organizational chart setting forth our corporate structure as of the date of this prospectus.

GDC, formerly known as Code Chain New Continent Limited, TMSR Holding Company Limited and JM Global Holding Company, was a blank check company incorporated in Delaware on April 10, 2015. The Company was formed for the purpose of acquiring, through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization, exchangeable share transaction or other similar business transaction, one or more operating businesses or assets. Effective as of February 6, 2018, the Company consummated a business combination, changed its corporate name from “JM Global Holding Company” to “TMSR Holding Company Limited” and the Company’s common stock traded on the Nasdaq Capital Market under the ticker symbol “TMSR”. On June 20, 2018, the Company consummated the reincorporation. As a result, the Company changed its state of incorporation from Delaware to Nevada and implemented a 2-for-1 forward stock split of the Company’s common stock. Effective as of May 18, 2020, the Company changed its corporate name from “TMSR Holding Company Limited” to “Code Chain New Continent Limited”, and the Company’s common stock traded on the Nasdaq Capital Market under the ticker symbol “CCNC”. On November 9, 2022, the Company effected a one-for-thirty (30) reverse stock split.

Effective as of January 10, 2023, the Company changed its corporate name from “Code Chain New Continent Limited” to “GD Culture Group Limited” and the Company’s common stock started trading on the Nasdaq Capital Market under the ticker symbol “GDC”. This is the entity which investors will be purchasing their interest in.

Citi Profit is a company formed under the laws of the British Virgin Islands in August 2019 and is wholly owned by GDC. It is a holding company with no material operations of its own.

Highlight HK is a company formed under the laws of Hong Kong SAR in November 2022 and is wholly owned by Citi Profit. It is a holding company with no material operations of its own.

Highlight WFOE or Shanghai Highlight is a company formed under the laws of the PRC in January 2023 and is wholly owned by Highlight HK. It is a holding company with no material operations of its own.

Shanghai Xianzhui is a company formed under the laws of the PRC in August 2023 for social media marketing purposes. It is a joint venture, of which Highlight WFOE owns 73.3333% of the total equity interest. This is an operating subsidiary of the Company.

AI Catalysis is a company formed under the laws of Neveda in May 2023, and is a wholly-owned subsidiary of GDC. It is an operating company focusing on AI-driven digital human creation and customization, live streaming and e-commerce, and live streaming interactive game. This is an operating subsidiary of the Company.

Prior to September 28, 2022, Makesi IoT Technology (Shanghai) Co., Ltd., a then indirect subsidiary of the Company (“Makesi WFOE”), had a series of contractual arrangement with Sichuan Wuge Network Games Co., Ltd. (“Wuge”) and its shareholders that established a variable interest entity (the “VIE”) structure. For accounting purposes, Makesi WFOE was the primary beneficiary of Wuge. Accordingly, under accounting principles generally accepted in the United States of America (“U.S. GAAP”), the Company treated Wuge as the consolidated affiliated entity and has consolidated Wuge’s financial statements prior to September 28, 2022. Wuge focused its business on research, development and application of Internet of Things (IoT) and electronic tokens Wuge digital door signs. On September 28, 2022, Makesi WFOE entered into a termination agreement with Wuge and the shareholders of Wuge to terminate the VIE Agreements and to cancel the shares previously issued to the shareholders of Wuge, based on the average closing price of $0.237 per share of the Company during the 30 trading days immediately prior to the date of the termination agreement. As a result of such termination, the Company no longer treats Wuge as a consolidated affiliated entity or consolidates the financial results and balance sheet of Wuge in the Company’s consolidated financial statements under U.S. GAAP.

Prior to June 26, 2023, Makesi WFOE had a series of contractual arrangement with Shanghai Yuanma Food and Beverage Management Co., Ltd. (“Yuan Ma”) and its shareholders that established a VIE structure. For accounting purposes, Makesi WFOE was the primary beneficiary of Yuan Ma. Accordingly, under U.S. GAAP, the Company treated Yuan Ma as the consolidated affiliated entity and has consolidated Yuan Ma’s financial results in the Company’s consolidated financial statements prior to June 26, 2023. On June 26, 2023, the Company entered into a share purchase agreement with a buyer unaffiliated with the Company. Pursuant to the agreement, the Company agreed to sell and the buyer agreed to purchase all the issued and outstanding equity interest in TMSR Holdings Limited (“TMSR HK”), which owned 100% equity interest in Makesi WFOE. The purchase price for the transaction contemplated by the Agreement was $100,000. The sale of TMSR HK did not have any material impact on the Company’s consolidated financial statements.

Prior to September 26, 2023, Highlight WFOE had a series of contractual arrangement with Highlight Media and its shareholders that established a VIE structure. For accounting purposes, Highlight WFOE was the primary beneficiary of Highlight Media. Accordingly, under U.S. GAAP, the Company treated Highlight Media as the consolidated affiliated entity and has consolidated Highlight Media’s financial results in the Company’s financial statements prior to September 26, 2023. Highlight Media was an integrated marketing service agency, focusing on enterprise brand management, crisis public relations, intelligent public opinion monitoring, media PR, financial and economic we-media operation, digital face application, large-scale exhibition services and other businesses. On September 26, 2023, Highlight WFOE entered into a termination agreement with Highlight Media and the shareholders of Highlight Media to terminate the VIE Agreements and sold the interest in the VIE Agreements for a purchase price of $100,000. As a result of such termination, the Company no longer treats Highlight Media as a consolidated affiliated entity or consolidates the financial results and balance sheet of Highlight Media in the Company’s consolidated financial statements under U.S. GAAP.

Recent Developments

Capital Raising Activities

On October 24, 2025, we entered into Securities Purchase Agreements with accredited investors for a private placement of 1,333,334 shares of common stock at $2.10 per share, raising approximately $2.8 million in gross proceeds before fees and expenses. The proceeds are intended for working capital and general corporate purposes. Univest Securities, LLC acted as the placement agent and was paid a 7% fee plus expenses up to $20,000. The securities were issued in reliance on exemptions under Section 4(a)(2) of the Securities Act and Rule 506(b) of Regulation D. We agreed to file a registration statement covering resale of the shares within 60 days.

On May 2, 2025, we entered into a Common Stock Purchase Agreement with an investor to sell up to $300 million of common stock over time. The investor is obligated to purchase up to a cumulative total of $300 million worth of common stock over a two-year period at a price equal to 90% of the lowest daily volume-weighted average price in a specified period, subject to a minimum price of $0.44 per share and ownership limitations. We paid a 7% cash fee to Univest Securities, LLC as placement agent plus up to $20,000 in reimbursable expenses.

On May 2, 2025, we also closed a registered direct offering raising approximately $5.5 million through the sale of 1,115,600 common shares at $0.524 per share and 9,380,582 pre-funded warrants at $0.523 per warrant, with proceeds intended for working capital purposes.

Acquisition of Pallas Capital Holding Ltd.

On September 10, 2025, we executed a Share Exchange Agreement to acquire 100% of the issued ordinary shares of Pallas Capital Holding Ltd., a British Virgin Islands company, in exchange for 39,189,344 shares of our common stock (approximately 233.33% of pre-transaction outstanding shares). The transaction closed on September 29, 2025. Pallas Capital’s assets include 7,500 Bitcoin (valued at approximately $876.8 million at the time of acquisition), which will be held as a long-term digital asset reserve. This acquisition aligns with our crypto asset treasury strategy to strengthen our reserves and presence in the decentralized finance ecosystem. Two of our shareholders with a total of 11.4% beneficial ownership are directors with control over Pallas Capital shares, making this a related party transaction that was approved by our Audit Committee and shareholders.

Acquisition of NexusChat Software

On April 28, 2025, we purchased certain AI software known as “NexusChat” from Gongzheng Xu and Qing Wang for approximately $5.77 million, paid in 2,444,295 shares of our common stock at $2.36 per share. The software is an AI-driven immersive chatting platform for anime and virtual interaction enthusiasts.

2025 Annual Meeting of Stockholders

On December 31, 2025, we held our 2025 Annual Meeting of Stockholders, where stockholders elected five directors (Xiao Jian Wang, Zihao Zhao, Lei Zhang, Yun Zhang, and Shuaiheng Zhang), ratified HTL International, LLC as our independent registered public accounting firm, adopted our 2025 Equity Incentive Plan, authorized our board of directors to effect a reverse stock split at a ratio between 1-for-2 and 1-for-250, approved an amendment to our Articles of Incorporation, approved the issuance of more than 19.99% of our common stock for certain Securities Purchase Agreements to comply with Nasdaq Listing Rule 5635(d), and authorized adjournment of the meeting if necessary to solicit additional proxies. On December 23, 2025, our Board of Directors resolved to reschedule the Annual Meeting from December 29, 2025 to December 31, 2025 to allow more time for proxy solicitation and to file an amended proxy statement with the SEC.

Employment Agreement with Chief Financial Officer

On June 27, 2025, we entered into an employment agreement with our Chief Financial Officer, Zihao Zhao, increasing his annual salary to $100,000.

Nasdaq Compliance

On March 20, 2025, Nasdaq notified us that we were not in compliance with Nasdaq Listing Rule 5550(b)(1) requiring minimum stockholders’ equity of $2.5 million. We had stockholders’ equity of $2,643 as of year-end 2024, and did not meet the alternatives for market value or net income. We were provided 45 calendar days (until May 4, 2025) to submit a compliance plan, potentially extending the compliance period by 180 days. We regained compliance by maintaining the minimum market value of $35 million for ten consecutive business days by June 25, 2025.

Recent Regulatory Developments

On December 28, 2021, the CAC, the National Development and Reform Commission (“NDRC”), and several other administrations jointly issued the revised Measures for Cybersecurity Review, or the Revised Review Measures, which became effective and has replaced the existing Measures for Cybersecurity Review on February 15, 2022. According to the Revised Review Measures, if an “online platform operator” that is in possession of personal data of more than one million users intends to list in a foreign country, it must apply for a cybersecurity review. Based on a set of Q&A published on the official website of the CAC in connection with the issuance of the Revised Review Measures, an official of the said administration indicated that an online platform operator should apply for a cybersecurity review prior to the submission of its listing application with non-PRC securities regulators. Furthermore, on September 24, 2024, the State Council of the PRC promulgated the Regulation on Network Data Security Management, or the Data Security Regulations, which came into effect on January 1, 2025. The Data Security Regulations provide that data processors refer to individuals or organizations that, during their data processing activities such as data collection, storage, utilization, transmission, publication and deletion, have autonomy over the purpose and manner of data processing. In accordance with the Data Security Regulations, data processors shall apply for a national security review for any data processing activity that affects or may affect national security. However, there have been no clarifications from the relevant authorities as of the date of this prospectus as to the standards for determining whether an activity is one that “affects or may affect national security.” In addition, the Data Security Regulations require that data processors that process “important data” must conduct an annual data security assessment and submit the assessment report of the preceding year to the provincial competent authority.

As advised by Jiangsu Junjin Law Firm, we will not be subject to cybersecurity review with the CAC, given that: (i) Shanghai Xianzhui does not possess and does not anticipate that it will possess a large amount of personal information in our business operations and (ii) data processed in Shanghai Xianzhui’s business does not have a bearing on national security and thus may not be classified as core or important data by the authorities. In addition, for the same reasons, we are not subject to network data security review by the CAC pursuant to the Data Security Regulations. However, the definition of “network platform operator” is unclear and it is also unclear on how it will be interpreted and implemented by the relevant PRC governmental authorities. See “Risk factors — Risk Factors Related to Doing Business in China — Shanghai Xianzhui may become subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection. Shanghai Xianzhui may be required to suspend its business, be liable for improper use or appropriation of personal information provided by our customers or face other penalties.”

On July 6, 2021, the relevant PRC governmental authorities made public the Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies and proposed to take effective measures, such as promoting the construction of relevant regulatory systems to deal with the risks and incidents faced by China-based overseas-listed companies. As these opinions were recently issued, official guidance and related implementation rules have not been issued yet and the interpretation of these opinions remains unclear at this stage. As of the date of this prospectus, we have not received any inquiry, notice, warning, or sanctions regarding listing abroad or offshore offering from the CSRC, the CAC, or any other PRC governmental authorities. See “Risk Factors — Risk Factors Related to Doing Business in China — The Chinese government exerts substantial influence over the manner in which we must conduct our business activities. We are currently not required to obtain approval from Chinese authorities to list on U.S exchanges, however, if Shanghai Xianzhui or GDC were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange and the value of our common stock may significantly decline or become worthless, which would materially affect the interest of the investors.”

On February 17, 2023, the CSRC announced the Circular and released a set of new regulations which consists of the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, and five supporting guidelines. On the same date, the CSRC also released the Notice on the Arrangements for the Filing Management of Overseas Listing of Domestic Companies, or the Notice. The Trial Measures came into effect on March 31, 2023. The Trial Measures refine the regulatory system by subjecting both direct and indirect overseas offering and listing activities to the CSRC filing-based administration. Requirements for filing entities, time points and procedures are specified. A PRC domestic company that seeks to offer and list securities in overseas markets shall fulfill the filing procedure with the CSRC per the requirements of the Trial Measures. Where a PRC domestic company seeks to indirectly offer and list securities in overseas markets, the issuer shall designate a major domestic operating entity, which shall, as the domestic responsible entity, file with the CSRC. The Trial Measures also lay out requirements for the reporting of material events. Breaches of the Trial Measures, such as offering and listing securities overseas without fulfilling the filing procedures, shall bear legal liabilities, including a fine between RMB 1.0 million (approximately $140,000) and RMB 10.0 million (approximately $1.4 million), and the Trial Measures increase the cost for offenders by enforcing accountability with administrative penalties and incorporating the compliance status of relevant market participants into the Securities Market Integrity Archives.

According to the Circular, since the date of effectiveness of the Trial Measures on March 31, 2023, PRC domestic enterprises falling within the scope of filing that have been listed overseas or met the following circumstances are “existing enterprises”: before the effectiveness of the Trial Measures on March 31, 2023, the application for indirect overseas issuance and listing has been approved by the overseas regulators or overseas stock exchanges (such as the registration statement has become effective on the U.S. market), it is not required to perform issuance and listing supervision procedures of the overseas regulators or overseas stock exchanges, and the overseas issuance and listing would be completed by September 30, 2023. Existing enterprises are not required to file with the CSRC immediately, and filings with the CSRC should be made as required if they involve refinancings and other filing matters. PRC domestic enterprises that have submitted valid applications for overseas issuance and listing but have not been approved by overseas regulatory authorities or overseas stock exchanges at the date of effectiveness of the Trial Measures on March 31, 2023 can reasonably arrange the timing of filing applications with the CSRC and shall complete the filing with the CSRC before the overseas issuance and listing.

In addition, an overseas-listed company must also submit the filing with respect to its follow-on offerings, issuance of convertible corporate bonds and exchangeable bonds, and other equivalent offering activities, within the time frame specified by the Trial Measures.

As advised by Jiangsu Junjin Law Firm, because the Company is not a company registered and formed in the territory of China, its continued listing on Nasdaq and future offerings are not “direct overseas offering and listing of domestic enterprises” as defined under the Trial Measures. Furthermore, according to Article 2 of the Trial Measures, the “indirect overseas offering and listing of domestic enterprises” refers to the overseas offering and listing of enterprises whose main business activities are in China, in the name of enterprises registered overseas, which offering and listing are based on the equity, assets, income or other similar rights and interests of the domestic enterprises. According to Article 15 of the Trial Measures, if the issuer meets both of the following conditions, the overseas offerings and listings shall be determined as an “indirect overseas offering and listing of domestic enterprises”: (i) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year is accounted for by domestic enterprises; and; (ii) its major operational activities are carried out in China or its main places of business are located in China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in China.

The Company does not meet both the requirements under Article 15 of the Trial Measures and therefore its continued listing on Nasdaq and future offerings are not an “Indirect overseas offering and listing of domestic enterprises”, considering that (i) the operating revenue, total profit, total assets and net assets of the Company’s subsidiaries that were established in China for the year ended December 31, 2025 do not account for more than 50% of such data in our consolidated financial statements for the same period, (ii) our main business is not conducted within China, and (iii) the majority of our senior management personnel are not Chinese citizens or reside in China on a regular basis. Therefore, as advised by Jiangsu Junjin Law Firm, we are not required to complete the record filing requirement under the Trial Measures. However, if we inadvertently conclude that such filing procedures are not required, or applicable laws, regulations, or interpretations change such that we are required to complete the filing procedures in the future, we may be subject to investigations by the regulators, fines or penalties, ordered to suspend our relevant operations and rectify any non-compliance, prohibited from engaging in relevant business or conducting any offering, and these risks could result in a material adverse change in our operations and/or the value of our common stock, and could significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

Implication of the Holding Foreign Company Accountable Act

The Holding Foreign Companies Accountable Act, or the HFCAA, was enacted on December 18, 2020. The HFCAA states that if the SEC determines that an issuer’s audit reports issued by a registered public accounting firm have not been subject to inspection by the Public Company Accounting Oversight Board (United States) (the “PCAOB”) for three consecutive years beginning in 2021, the SEC shall prohibit such issuer’s securities from being traded on a national securities exchange or in the over-the-counter trading market in the United States. On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCAA. We will be required to comply with these rules if the SEC identifies us as having a “non-inspection” year under a process to be subsequently established by the SEC. If we fail to meet the new rules before the deadline specified thereunder, we could face possible prohibition from trading on a national securities exchange or on the OTC Markets, deregistration from the SEC and/or other risks, which may materially and adversely affect, or effectively terminate, our securities trading in the United States. On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, legislation entitled “Consolidated Appropriations Act, 2023” (the “Consolidated Appropriations Act”) was signed into law by President Biden, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”), governing inspections and investigations of audit firms based in Chinese mainland and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in Chinese mainland and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in Chinese mainland and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB will consider the need to issue a new determination.

Our auditor, HTL International, LLC, with its headquarter at 12 Greenway Plaza, Suite 1100, Houston, Texas, 77046, is subject to inspection by the PCAOB on a regular basis. If it is later determined that the PCAOB is unable to inspect or investigate our auditor completely, investors may be deprived of the benefits of such inspection. Any audit reports not issued by auditors that are completely inspected by the PCAOB, or a lack of PCAOB inspections of audit work undertaken in China that prevents the PCAOB from regularly evaluating our auditor’s audits and its quality control procedures, could result in a lack of assurance that our financial statements and disclosures are adequate and accurate. Moreover, if trading in our securities is prohibited under the HFCAA in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, an exchange may determine to delist our securities. See “Risk Factors—Risks Related to Doing Business in China — The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies.”

Asset Transfer between our Company and our Subsidiaries

GDC may rely on dividends to be paid by our subsidiaries in Nevada and in the PRC, to fund our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders, to service any debt we may incur and to pay our operating expenses.

Under the Nevada Revised Statutes and the Articles of Incorporation and Bylaws of each of GDC and AI Catalysis (a direct subsidiary of GDC), dividends may be declared by the Board of Directors at any regular or special meeting. No distribution may be made if, after giving it effect: (a) such company would not be able to pay its debts as they become due in the usual course of business; or (b) such company’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if such company were to be dissolved immediately after the time of the distribution, to satisfy the preferential rights upon such dissolution of holders of shares of any class or series of the capital stock of such company having preferential rights superior to those receiving the distribution.

Under the laws of the British Virgin Islands, our BVI subsidiary and a direct subsidiary of GDC, Citi Profit, may pay a dividend to GDC out of profit, provided that in no circumstances may a dividend be paid if this would result in Citi Profit being unable to pay our debts due in the ordinary course of business.

Under the laws of Hong Kong, our Hong Kong subsidiary and a direct subsidiary of Citi Profit, Highlight HK, is permitted, to provide funding to Citi Profit through dividends distribution out of its profits. Under the current practices of the Hong Kong Inland Revenue Department, no tax is payable in Hong Kong in respect of dividends paid to Citi Profit as a British Virgin Islands company.

Under PRC laws and regulations, our PRC subsidiaries, Highlight WFOE (a direct subsidiary of Citi Profit), and Shanghai Xianzhui (a direct subsidiary of Highlight WFOE), may pay dividends only out of its accumulated profits as determined in accordance with PRC accounting standards and regulations. Further, our PRC subsidiaries are required to make appropriations to certain statutory reserve funds or may make appropriations to certain discretionary funds, which are not distributable as cash dividends except in the event of a solvent liquidation of the companies. In addition, a wholly foreign-owned enterprise is required to set aside at least 10% of its accumulated after-tax profits each year, if any, to fund a certain statutory reserve fund, until the aggregate amount of such fund reaches 50% of its registered capital. Remittance of dividends by a wholly foreign-owned enterprise out of China is also subject to examination by the banks designated by the State Administration of Foreign Exchange, or SAFE.

In addition, we expect that revenue, if any, to be generated by our PRC operating subsidiary, Shanghai Xianzhui, will be in Renminbi, which is not freely convertible into other currencies. As a result, any restriction on currency exchange may limit the ability of our PRC operating subsidiary to use its Renminbi revenues to pay dividends to us. To the extent cash or assets in the business is in the Chinese mainland/Hong Kong or a Chinese mainland/Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the Chinese mainland/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets. Shortages in the availability of foreign currency may temporarily delay the ability of our PRC subsidiaries to remit sufficient foreign currency to pay dividends or other payments to us, or otherwise satisfy their foreign currency denominated obligations. In view of the foregoing, to the extent cash in our business is held in China or by a PRC entity, such cash may not be available to fund operations or for other use outside of the PRC. The PRC government may continue to strengthen its capital controls, and more restrictions and substantial vetting process may be put forward by SAFE for cross-border transactions falling under both the current account and the capital account. In addition, the Enterprise Income Tax Law and its implementation rules provide that a withholding tax rate of up to 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC resident enterprises are incorporated. Any limitation on the ability of our PRC subsidiaries to pay dividends or make other kinds of payments to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

Under PRC law, Highlight WFOE and Shanghai Xianzhui may be funded through capital contributions by its immediate parent company or loans, subject to satisfaction of applicable government registration and approval requirements. Before providing loans to our PRC subsidiaries, we will be required to make filings about details of the loans with the SAFE in accordance with relevant PRC laws and regulations.

Highlight HK is permitted under the laws of Hong Kong to provide funding to Shanghai Xianzhui through capital contributions or to other companies within our corporate structure through loans without restrictions on the amount of the funds and such funding is not subject to government registration or filing requirements under the laws of Hong Kong.

Citi Profit is permitted under the laws of the British Virgin Islands to provide funding to Highlight WFOE through capital contributions or to other companies within our corporate structure through loans without restrictions on the amount of the funds and such funding is not subject to government registration or filing requirements under the laws of the British Virgin Islands.

GDC is permitted under the laws of Nevada to provide funding to Citi Profit through capital contributions or to other companies within our corporate structure through loans without restrictions on the amount of the funds and such funding is not subject to government registration or filing requirements under the laws of the Nevada.

AI Catalysis is permitted under the laws of Nevada to provide funding to other companies within our corporate structure through loans without restrictions on the amount of the funds and such funding is not subject to government registration or filing requirements under the laws of the Nevada.

GDC presently does not maintain any cash management policies which dictate how funds are transferred, however, GDC continues to conduct regular review and management of all its subsidiaries’ cash transfers and reports to board of directors.

Prior to June 26, 2023, Makesi WFOE had a series of contractual arrangement with Shanghai Yuanma Food and Beverage Management Co., Ltd. (“Yuan Ma”) and its shareholders that established a VIE structure. For accounting purposes, Makesi WFOE was the primary beneficiary of Yuan Ma. Accordingly, under U.S. GAAP, the Company treated Yuan Ma as the consolidated affiliated entity and has consolidated Yuan Ma’s financial results in the Company’s consolidated financial statements prior to June 26, 2023. On June 26, 2023, the Company entered into a share purchase agreement with a buyer unaffiliated with the Company. Pursuant to the agreement, the Company agreed to sell and the buyer agreed to purchase all the issued and outstanding equity interest in TMSR Holdings Limited (“TMSR HK”), which owned 100% equity interest in Makesi WFOE. The purchase price for the transaction contemplated by the Agreement was $100,000. The sale of TMSR HK did not have any material impact on the Company’s consolidated financial statements.

Prior to September 26, 2023, Highlight WFOE had a series of contractual arrangement with Highlight Media and its shareholders that established a VIE structure. For accounting purposes, Highlight WFOE was the primary beneficiary of Highlight Media. Accordingly, under U.S. GAAP, the Company treated Highlight Media as the consolidated affiliated entity and has consolidated Highlight Media’s financial results in the Company’s financial statements prior to September 26, 2023. Highlight Media was an integrated marketing service agency, focusing on enterprise brand management, crisis public relations, intelligent public opinion monitoring, media PR, financial and economic we-media operation, digital face application, large-scale exhibition services and other businesses. On September 26, 2023, Highlight WFOE entered into a termination agreement with Highlight Media and the shareholders of Highlight Media to terminate the VIE Agreements and sold the interest in the VIE Agreements for a purchase price of $100,000. As a result of such termination, the Company no longer treats Highlight Media as a consolidated affiliated entity or consolidates the financial results and balance sheet of Highlight Media in the Company’s consolidated financial statements under U.S. GAAP.

As of December 31, 2023 and 2024 and as of the date of this prospectus, we do not have a VIE structure.

During the nine months ended September 30, 2025 and the fiscal year ended December 31, 2024, GDC transferred a total of US$11,000 to its wholly-owned subsidiary, AI Catalysis via six bank transfers. No amounts owed under any previous VIE agreements were settled. There were no cash transfers to or from the VIEs. GDC did not make any dividends or distributions to U.S. investors.

During the fiscal year ended December 31, 2023, GDC transferred a total of $2,100,000 to its subsidiary AI Catalysis Corp as capital contribution. No subsidiary made any dividends or distributions to GDC. No amounts owed under any VIE agreements were settled. There were no cash transfers to or from the VIEs. GDC did not make any dividends or distributions to U.S. investors.

As of the date of this prospectus, we have no intention of distributing any earnings as dividends to our investors or to settle amounts owned under the previous VIE agreements. If our subsidiary incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

See “Risk Factors — Risks Related to Our Corporate Structure — We may rely on dividends paid by our subsidiaries for our cash needs. Any limitation on the ability of our subsidiaries to make dividend payments to us, or any tax implications of making dividend payments to us, could limit our ability to pay our parent company expenses or pay dividends to holders of our common stock” on page 20 of this prospectus, and “Risk Factors — Risks Related to Doing Business in China — “PRC regulation of loans to, and direct investments in, PRC entities by offshore holding companies may delay or prevent us from using proceeds from future financing activities to make loans or additional capital contributions to our PRC operating subsidiary” on page 22 of this prospectus. See also the “Item 1. Business — Summary of Selected Condensed Consolidated Financial Position and Cash Flows of GD Culture Group Limited, its subsidiaries and the VIEs” and the consolidated financial statements contained in our 2024 Annual Report and incorporated herein by reference.

Our Products and Services

GDC operates in the following distinct business sectors through the Company and two subsidiaries, AI Catalysis Corp. and Shanghai Xianzhui: 1) AI-driven digital human creation and customization; and 2) Live streaming and e-commerce. In January 2025, the Company announced its decision to discontinue the online live streaming gaming business after conducting a comprehensive assessment. While this decision marks a significant shift, previously released games and related content will remain operational but will no longer receive updates. The company has relentlessly been focusing on serving its customers and creating value for them through the continual innovation and optimization of its products and services.

1. AI-Driven Digital Human

-	Digital Human Creation and Customization

The Company uses AI algorithms and software to generate realistic 3D or 2D digital human models. AI algorithms and machine learning models are used to simulate human characteristics, such as facial expressions, body movements, and even speech patterns. These models can be customized to create and personalize lifelike digital representations of humans. Customization may involve adjusting facial features, body proportions, skin textures, hair styles, clothing, and more.

-	Digital Human Technology Application

Once created and customized, digital humans find applications in a wide range of industries, including gaming, entertainment, advertising, education, and more. Depending on the specific industry and the application scenario, the Company helps the customers to define the objectives to achieve with digital humans, choose the technology for character customization, then create unique avatars and deploy in the chosen platform.

The Company currently plans to generate lifelike digital humans for the following key business areas:

●	Virtual Influencers and Social Media

The Company aims to create digital humans to gain popularity as virtual influencers on social media platforms. These virtual personalities can collaborate with brands and engage with followers, blurring the line between fiction and reality.

A well-thought-out narrative to create digital characters with diversified personal identity, appearance, storytelling, and actions can resonate with its audience and influence them on notable social media platforms. It aims to attract a large following on social media and has the ability to produce responsible content 24/7. The Company also uses open source AI tools to create unconventional digital characters and videos.

●	Online Marketing and Advertising

Digital humans can be used in marketing campaigns and advertisements to engage with consumers. They can serve as virtual brand ambassadors or spokespersons, providing a more personal and interactive experience. The Company creates customized digital humans to support the clients’ marketing efforts.

2. E-Commerce and Live Streaming

-	Digital Human in E-Commerce and Live Streaming

The Company applies digital human technology in live streaming e-commerce businesses. Livestream usage is taking off globally. The integration of cutting-edge AI digital human technologies and live streaming platforms will transform the way businesses, sellers and consumers engage in online commerce. Digital anchors can offer long-duration intelligent live broadcasting. It also supports customized avatars that perfectly adapt to different live streaming scenarios.

-	E-Commerce on Social Media Platforms

The company has introduced online e-commerce businesses on TikTok. Our focus is on capturing TikTok’s popular trend by offering carefully selected product choices with smooth delivery. We aim to redefine the online shopping experience by providing a diverse range of products with real-time interaction capabilities. Currently, our product offerings include popular Asian snacks, small home appliances, gardening tools, 3C products, and more. We plan to introduce additional product types, such as Asian branded beauty products, personal care, fashion, and more trending popular items in Asia, to TikTok consumers.

-	E-Commerce Live Streaming Businesses

The Company intends to expand its e-commerce offerings on the social media platform into live streaming. We plan to diversify our livestream hosts by incorporating different styles and personalities. In addition to the real-time improvisation by hosts during each live streaming session, our community interactions generate another form of content. The variety of real-time interactions between viewers and hosts or among viewers creates viewer-generated content, which becomes part of the overall entertainment and social experience offered on our platform. Such content enhances the sense of involvement and makes it more enjoyable to watch live streaming while customers are shopping online.

Revenue Model

We aim to generate revenue from: 1) Service revenue and advertising revenue from digital human creation and customization and 2) Products’ sales revenue from social live streaming e-commerce business. In January 2025, the Company announced its decision to discontinue the online live streaming gaming business after conducting a comprehensive assessment. While this decision marks a significant shift, previously released games and related content will remain operational but will no longer receive updates.

1.	Digital Human Creation and Customization Services

The Company will monetize our services through:

-	Services fee for custom avatar creation: to provide customized services to our customers for designing and generating unique digital human avatars. Our target customers are mainly individuals or small and medium-sized businesses (“SMB”) in the consumer industry. For SMB customers, digital humans can be used in advertising and marketing campaigns to create engaging content, or engaging with consumers on social media platforms as a brand ambassador or spokespeople to increase brand visibility and loyalty. We can also provide ongoing maintenance, updates, and support for their digital humans. Based on the scope of work and complexity of the project, the company provides advice, project planning, and strategy development in exchange for consulting fees.

-	Advertising partnership fee: When the Company’s own virtual influencers gain a significant following or visibility on the social media platforms, we consider partnering with brands for sponsored content or advertising opportunities related to the digital human work.

-	Licensing fee: license the right to clients to use, deploy, or integrate digital human avatars or characters created by the company for a fee. Licensing agreements can vary based on usage, duration, and exclusivity.

2.	Social and Live Streaming E-Commerce Gross Merchandise Value

-	Product sales: Hosts or influencers showcase products, answer questions from viewers, and encourage viewers to make purchases of the products in real time during live streaming.

-	Virtual gifts and tipping: Viewers have the option to send virtual gifts or tips to hosts or influencers during live streams. These virtual gifts are purchased with real money, and the platform and the host/influencers share the revenue generated from virtual gifting.

Environmental Matters

As of the date of this prospectus, the Company, Shanghai Xianzhui and Ai Catalysis are not subject to any fines or legal action involving non-compliance with any relevant environmental regulation, nor are we aware of any threatened or pending action, including by any environmental regulatory authority.

Governmental Regulations in the PRC

As of the date of this prospectus, as confirmed by our PRC counsel, Jiangsu Junjin Law Firm, our PRC operating subsidiaries have received all requisite permissions or approvals to operate the business and no such permissions or approvals have been denied. As further confirmed by our PRC counsel, Jiangsu Junjin Law Firm, except for the business license mentioned in “Regulations on Business License” on page 11 of this prospectus, our PRC operating subsidiaries are not required to obtain any other permissions or approvals from any Chinese authorities to operate the business. As further confirmed by our PRC counsel, Jiangsu Junjin Law Firm, no relevant PRC laws or regulations in effect require that we obtain permission from any PRC authorities to issue securities to foreign investors, and we have not received any inquiry, notice, warning, sanction, or any regulatory objection from the CSRC, the CAC, or any other PRC authorities that have jurisdiction over our operations. See “Regulations on Mergers & Acquisitions and Overseas Listings” on page 15 of this prospectus and “Regulations on Cybersecurity Review” on page 17 of this prospectus. However, applicable laws and regulations may be tightened, and new laws or regulations may be introduced to impose additional government approval, license, and permit requirements. If (i) we or our subsidiaries do not receive or maintain all such required permissions or approvals to operate our business, (ii) we or our subsidiaries inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, we may face sanctions, including fines and penalties, by the CAC, CSRC, or other PRC regulatory agencies, our PRC subsidiaries’ ability to pay dividends outside of the PRC could be limited, our operations could be adversely affected, directly or indirectly, we could be required to restructure our operations to comply with such regulations or potentially cease operations in the PRC entirely, our ability to offer, or continue to offer, securities to investors could be significantly limited or completely hindered and the value of our securities might significantly decline or be worthless.

Regulations on Business license

Any company that conducts business in the PRC must have a business license that covers a particular type of work. The business license is a permit issued by Market Supervision and Administration that allows the company to conduct specific business within the government’s geographical jurisdiction. The Company’s PRC operating company, Shanghai Xianzhui’s business license covers its present business of technology development and consulting, and technical support for digital humans.

As of the date of this prospectus, as confirmed by our PRC counsel, Jiangsu Junjin Law Firm, our PRC operating subsidiary has all material permissions and approvals required for our operations in compliance with the relevant PRC laws and regulations in the PRC and no such permissions or approvals have been denied.

As of the date of this prospectus, as confirmed by our PRC counsel, Jiangsu Junjin Law Firm, except for the business license mentioned here, we and our operating subsidiary are not required to obtain any other permissions or approvals from any Chinese authorities to operate the business. However, applicable laws and regulations may be tightened, and new laws or regulations may be introduced to impose additional government approval, license, and permit requirements. If (i) we or our subsidiaries do not receive or maintain all such required permissions or approvals to operate our business, (ii) we or our subsidiaries inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, we may face sanctions, including fines and penalties, by the CAC, CSRC, or other PRC regulatory agencies, our PRC subsidiaries’ ability to pay dividends outside of the PRC could be limited, our operations could be adversely affected, directly or indirectly, we could be required to restructure our operations to comply with such regulations or potentially cease operations in the PRC entirely, our ability to offer, or continue to offer, securities to investors could be significantly limited or completely hindered and the value of our securities might significantly decline or be worthless.

Regulations on Employment laws

Shanghai Xianzhui are subject to laws and regulations governing our relationship with our employees, including wage and hour requirements, working and safety conditions, citizenship requirements, work permits and travel restrictions. These include local labor laws and regulations, which may require substantial resources for compliance. China’s National Labor Law, which became effective on January 1, 1995, and amended recently on December 29, 2018, and China’s National Labor Contract Law, which became effective on January 1, 2008, and amended on December 28, 2012, permit workers in both state and private enterprises in China to bargain collectively. The National Labor Law and the National Labor Contract Law provide for collective contracts to be developed through collaboration between the labor union (or worker representatives in the absence of a union) and management that specify such matters as working conditions, wage scales, and hours of work. The laws also permit workers and employers in all types of enterprises to sign individual contracts, which are to be drawn up in accordance with the collective contract.

Regulations on Intellectual property protection in China

Patent. The PRC has domestic laws for the protection of copyrights, patents, trademarks and trade secrets. The PRC is also signatory to some of the world’s major intellectual property conventions, including:

●	Convention establishing the World Intellectual Property Organization (WIPO Convention) (June 4, 1980);

●	Paris Convention for the Protection of Industrial Property (March 19, 1985);

●	Patent Cooperation Treaty (January 1, 1994); and

●	The Agreement on Trade-Related Aspects of Intellectual Property Rights (TRIPs) (November 11, 2001).

Patents in the PRC are governed by the China Patent Law and its Implementing Regulations, each of which went into effect in 1985. Amended versions of the China Patent Law and its Implementing Regulations came into effect in 1993, 2001 and 2009, respectively. Subsequently, the China Patent Law was further amended in 2020, taking effect on June 1, 2021, and the Implementing Regulations of the Patent Law of the People’s Republic of China were amended on December 11, 2023, becoming effective on January 20, 2024.

The PRC is signatory to the Paris Convention for the Protection of Industrial Property, in accordance with which any person who has duly filed an application for a patent in one signatory country shall enjoy, for the purposes of filing in the other countries, a right of priority during the period fixed in the convention (12 months for inventions and utility models, and 6 months for industrial designs).

The Patent Law covers three kinds of patents — patents for inventions, utility models and designs. The Chinese patent system adopts the principle of first to file, which means that a patent may be granted only to the person who first files an application. Consistent with international practice, the PRC allows the patenting of inventions or utility models that possess the characteristics of novelty, inventiveness and practical applicability only. For a design to be patentable it cannot be identical with, or similar to, any design which, before the date of filing, has been publicly disclosed in publications in the country or abroad or has been publicly used in the country, and should not be in conflict with any prior right of another.

Copyright. Copyright in the PRC, including copyrighted software, is principally protected under the Copyright Law of the PRC and related rules and regulations. Under the Copyright Law, the term of protection for copyrighted software is 50 years.

Trademark. Registered trademarks are protected under the Trademark Law of the PRC and related rules and regulations. Trademarks are registered with the Trademark Office of the China National Intellectual Property Administration. Where registration is sought for a trademark that is identical or similar to another trademark which has already been registered or given preliminary examination and approval for use in the same or similar category of commodities or services, the application for registration of such trademark may be rejected. Trademark registrations are effective for a renewable ten-year period, unless otherwise revoked. The duration of a trademark is 10 years from the date of registration.

Domain names. Domain name registrations are handled through domain name service agencies established under the relevant regulations, and applicants become domain name holders upon successful registration.

Regulations on Tax

PRC Corporate Income Tax

The PRC corporate income tax, or CIT, is calculated based on the taxable income determined under the applicable CIT Law and its implementation rules, which became effective on January 1, 2008 and amended on February 19, 2018. The CIT Law imposes a uniform corporate income tax rate of 25% on all resident enterprises in China, including foreign-invested enterprises.

Uncertainties exist with respect to how the CIT Law applies to the tax residence status of The Company and our offshore subsidiaries. Under the CIT Law, an enterprise established outside of China with a “de facto management body” within China is considered a “resident enterprise,” which means that it is treated in a manner similar to a Chinese enterprise for corporate income tax purposes. Although the implementation rules of the CIT Law define “de facto management body” as a managing body that exercises substantive and overall management and control over the production and business, personnel, accounting books and assets of an enterprise, the only official guidance for this definition currently available is set forth in Circular 82 issued by the State Administration of Taxation, which provides guidance on the determination of the tax residence status of a Chinese-controlled offshore incorporated enterprise, defined as an enterprise that is incorporated under the laws of a foreign country or territory and that has a PRC enterprise or enterprise group as its primary controlling shareholder. Although the Company does not have a PRC enterprise or enterprise group as our primary controlling shareholder and is therefore not a Chinese-controlled offshore incorporated enterprise within the meaning of Circular 82, in the absence of guidance specifically applicable to us, we have applied the guidance set forth in Circular 82 to evaluate the tax residence status of The Company and our subsidiaries organized outside the PRC.

According to Circular 82, a Chinese-controlled offshore incorporated enterprise will be regarded as a PRC tax resident by virtue of having a “de facto management body” in China and will be subject to PRC corporate income tax on its worldwide income only if all of the following criteria are met:

●	the primary location of the day-to-day operational management is in the PRC;

●	decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in the PRC;

●	the enterprise’s primary assets, accounting books and records, company seals, and board and shareholders meeting minutes are located or maintained in the PRC; and

●	50% or more of voting board members or senior executives habitually reside in the PRC.

We do not believe that we meet any of the conditions outlined in the immediately preceding paragraph.

We believe none of our entities outside of China is a PRC resident enterprise for PRC tax purposes. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” As all of our management members are based in China, it remains unclear how the tax residency rule will apply to our case. If the PRC tax authorities determine that we or any of our subsidiaries outside of China is a PRC resident enterprise for PRC enterprise income tax purposes, then we or such subsidiary could be subject to PRC tax at a rate of 25% on its world-wide income, which could materially reduce our net income. In addition, we will also be subject to PRC enterprise income tax reporting obligations. Furthermore, if the PRC tax authorities determine that we are a PRC resident enterprise for enterprise income tax purposes, gains realized on the sale or other disposition of our common stock may be subject to PRC tax, at a rate of 10% in the case of non-PRC enterprises or 20% in the case of non-PRC individuals (in each case, subject to the provisions of any applicable tax treaty), if such gains are deemed to be from PRC sources. It is unclear whether non-PRC shareholders of our company would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise. Any such tax may reduce the returns on your investment in our common stock.

Value-Added Tax and Business Tax

In November 2011, the MOF and the State Administration of Taxation promulgated the Pilot Plan for Imposition of Value-Added Tax to Replace Business Tax. In May and December 2013 and April 2014, the MOF and the State Administration of Taxation promulgated Circular 37, Circular 106 and Circular 43 to further expand the scope of services which are to be subject to Value-Added Tax, or VAT, instead of business tax. Pursuant to these tax rules, from August 1, 2013, VAT will be imposed to replace the business tax in certain service industries, including technology services and advertising services, on a nationwide basis. The VAT rate shall be 17% for sale or importation of goods by a taxpayer. But, unlike business tax, a taxpayer is allowed to offset the qualified input VAT paid on taxable purchases against the output VAT chargeable on the revenue from services provided.

Regulations Relating to Foreign Exchange and Dividend Distribution

Foreign Exchange Regulation

The principal regulations governing foreign currency exchange in China are the Foreign Exchange Administration Regulations. Under the PRC foreign exchange regulations, payments of current account items, such as profit distributions and trade and service-related foreign exchange transactions, may be made in foreign currencies without prior approval from State Administration of Foreign Exchange (“SAFE”) by complying with certain procedural requirements. By contrast, approval from or registration with appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of foreign currency-denominated loans or foreign currency is to be remitted into China under the capital account, such as a capital increase or foreign currency loans to our PRC subsidiaries.

In November 2012, SAFE promulgated the Circular of Further Improving and Adjusting Foreign Exchange Administration Policies on Foreign Direct Investment. Then in December 2019, Notice of State Administration of Foreign Exchange on Repeal or Invalidation of Five Regulatory Documents on Foreign Exchange Administration and Some Clauses of Seven Regulatory Documents on Foreign Exchange Administration announced that Annex 1 “Operational Procedures for Foreign Exchange Business under Capital Account Direct Investment (for SAFE’s Use)” and Annex 2 “Operational Guidelines for Foreign Exchange Business under Capital Account Direct Investment (for Banks’ Use)” to the Circular of Further Improving and Adjusting Foreign Exchange Administration Policies on Foreign Direct Investment were repealed. Pursuant to this circular, the opening of various special purpose foreign exchange accounts, such as pre-establishment expenses accounts, foreign exchange capital accounts and guarantee accounts, the reinvestment of RMB proceeds by foreign investors in the PRC, and remittance of foreign exchange profits and dividends by a foreign-invested enterprise to its foreign shareholders no longer require the approval or verification of SAFE, and multiple capital accounts for the same entity may be opened in different provinces, which was not possible previously. In addition, SAFE promulgated the Circular on Printing and Distributing the Provisions on Foreign Exchange Administration over Domestic Direct Investment by Foreign Investors and the Supporting Documents in May 2013, which specifies that the administration by SAFE or its local branches over direct investment by foreign investors in the PRC shall be conducted by way of registration and banks shall process foreign exchange business relating to the direct investment in the PRC based on the registration information provided by SAFE and its branches.

We typically do not need to use our offshore foreign currency to fund our PRC operations. In the event we need to do so, we will apply to obtain the relevant approvals of SAFE and other PRC government authorities as necessary.

SAFE Circular 37

SAFE promulgated the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or SAFE Circular 37, on July 4, 2014, which replaced the former circular commonly known as “SAFE Circular 75” promulgated by SAFE on October 21, 2005. SAFE Circular 37 requires PRC residents to register with local branches of SAFE in connection with their direct establishment or indirect control of an offshore entity, for the purpose of overseas investment and financing, with such PRC residents’ legally owned assets or equity interests in domestic enterprises or offshore assets or interests, referred to in SAFE Circular 37 as a “special purpose vehicle.” SAFE Circular 37 further requires amendment to the registration in the event of any significant changes with respect to the special purpose vehicle, such as increase or decrease of capital contributed by PRC individuals, share transfer or exchange, merger, division or other material event. In the event that a PRC shareholder holding interests in a special purpose vehicle fails to fulfill the required SAFE registration, the PRC subsidiaries of that special purpose vehicle may be prohibited from making profit distributions to the offshore parent and from carrying out subsequent cross-border foreign exchange activities, and the special purpose vehicle may be restricted in its ability to contribute additional capital into its PRC subsidiaries. Furthermore, failure to comply with the various SAFE registration requirements described above could result in liability under PRC law for evasion of foreign exchange controls.

We have notified substantial beneficial owners of common stock who we know are PRC residents of their filing obligation. However, we may not be aware of the identities of all our beneficial owners who are PRC residents. In addition, we do not have control over our beneficial owners and cannot assure you that all of our PRC resident beneficial owners will comply with SAFE Circular 37. The failure of our beneficial owners who are PRC residents to register or amend their SAFE registrations in a timely manner pursuant to SAFE Circular 37 or the failure of future beneficial owners of our company who are PRC residents to comply with the registration procedures set forth in SAFE Circular 37 may subject such beneficial owners or our PRC subsidiaries to fines and legal sanctions. Failure to register or amend the registration may also limit our ability to contribute additional capital to our PRC subsidiaries or receive dividends or other distributions from our PRC subsidiaries or other proceeds from disposal of our PRC subsidiaries, or we may be penalized by SAFE.

Share Option Rules

Under the Administration Measures on Individual Foreign Exchange Control issued by the PBOC on December 25, 2006, all foreign exchange matters involved in employee share ownership plans and share option plans in which PRC citizens participate require approval from SAFE or its authorized branch. Pursuant to SAFE Circular 37, PRC residents who participate in share incentive plans in overseas non-publicly-listed companies may submit applications to SAFE or its local branches for the foreign exchange registration with respect to offshore special purpose companies. In addition, under the Notices on Issues concerning the Foreign Exchange Administration for Domestic Individuals Participating in Share Incentive Plans of Overseas Publicly-Listed Companies, or the Share Option Rules, issued by SAFE on February 15, 2012, PRC residents who are granted shares or share options by companies listed on overseas stock exchanges under share incentive plans are required to (i) register with SAFE or its local branches, (ii) retain a qualified PRC agent, which may be a PRC subsidiary of the overseas listed company or another qualified institution selected by the PRC subsidiary, to conduct the SAFE registration and other procedures with respect to the share incentive plans on behalf of the participants, and (iii) retain an overseas institution to handle matters in connection with their exercise of share options, purchase and sale of shares or interests and funds transfers.

Regulation of Dividend Distribution

The principal laws, rules and regulations governing dividend distribution by foreign-invested enterprises in the PRC are the Company Law of the PRC, as amended, the Wholly Foreign-owned Enterprise Law and its implementation regulations and the Chinese-foreign Equity Joint Venture Law and its implementation regulations. Under these laws, rules and regulations, foreign-invested enterprises may pay dividends only out of their accumulated profit, if any, as determined in accordance with PRC accounting standards and regulations. Both PRC domestic companies and wholly-foreign owned PRC enterprises are required to set aside as general reserves at least 10% of their after-tax profit, until the cumulative amount of such reserves reaches 50% of their registered capital. A PRC company is not permitted to distribute any profits until any losses from prior fiscal years have been offset. Profits retained from prior fiscal years may be distributed together with distributable profits from the current fiscal year.

Regulations on Mergers & Acquisitions and Overseas Listings

On August 8, 2006, six PRC regulatory agencies, including the CSRC, MOFCOM, the State-owned Assets Supervision and Administration Commission, the SAT, the State Administration of Industry and Commerce and SAFE, adopted the M&A Rules, which became effective on September 8, 2006, and were amended on June 22, 2009. Foreign investors shall comply with the M&A Rules when they purchase equity interests of a domestic company or subscribe the increased capital of a domestic company, and thus changing the nature of the domestic company into a foreign-invested enterprise, when the foreign investors establish a foreign-invested enterprise in the PRC, purchase the assets of a domestic company and operate the assets, or when the foreign investors purchase the assets of a domestic company, establish a foreign-invested enterprise by injecting such assets, and operate the assets. As for merger and acquisition of a domestic company with a related party relationship by a domestic company, enterprise or natural person in the name of an overseas company legitimately incorporated or controlled by the domestic company, enterprise of natural person, such merger and acquisition shall be subject to examination and approval of MOFCOM. The parties involved shall not use domestic investment by foreign investment enterprises or other methods to circumvent the requirement of examination and approval.

Pursuant to the Manual of Guidance on Administration for Foreign Investment Access, which was issued and became effective on December 18, 2008 by MOFCOM, notwithstanding the fact that (i) the domestic shareholder is connected with the foreign investor or not, or (ii) the foreign investor is the existing shareholder or the new investor, the M&A Rules shall not apply to the transfer of an equity interest in an incorporated foreign-invested enterprise from the domestic shareholder to the foreign investor.

On July 6, 2021, the General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions. The Opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies. The Opinions proposed to take effective measures, such as promoting the construction of relevant regulatory systems, to deal with the risks and incidents facing China-based overseas-listed companies and the demand for cybersecurity and data privacy protection.

On February 17, 2023, the CSRC announced the Circular and released a set of new regulations which consists of the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, and five supporting guidelines. On the same date, the CSRC also released the Notice on the Arrangements for the Filing Management of Overseas Listing of Domestic Companies, or the Notice. The Trial Measures came into effect on March 31, 2023. The Trial Measures refine the regulatory system by subjecting both direct and indirect overseas offering and listing activities to the CSRC filing-based administration. Requirements for filing entities, time points and procedures are specified. A PRC domestic company that seeks to offer and list securities in overseas markets shall fulfill the filing procedure with the CSRC per the requirements of the Trial Measures. Where a PRC domestic company seeks to indirectly offer and list securities in overseas markets, the issuer shall designate a major domestic operating entity, which shall, as the domestic responsible entity, file with the CSRC. The Trial Measures also lay out requirements for the reporting of material events. Breaches of the Trial Measures, such as offering and listing securities overseas without fulfilling the filing procedures, shall bear legal liabilities, including a fine between RMB 1.0 million (approximately $140,000) and RMB 10.0 million (approximately $1.4 million), and the Trial Measures increase the cost for offenders by enforcing accountability with administrative penalties and incorporating the compliance status of relevant market participants into the Securities Market Integrity Archives.

According to the Circular, since the date of effectiveness of the Trial Measures on March 31, 2023, PRC domestic enterprises falling within the scope of filing that have been listed overseas or met the following circumstances are “existing enterprises”: before the effectiveness of the Trial Measures on March 31, 2023, the application for indirect overseas issuance and listing has been approved by the overseas regulators or overseas stock exchanges (such as the registration statement has become effective on the U.S. market), it is not required to perform issuance and listing supervision procedures of the overseas regulators or overseas stock exchanges, and the overseas issuance and listing would be completed by September 30, 2023. Existing enterprises are not required to file with the CSRC immediately, and filings with the CSRC should be made as required if they involve refinancings and other filing matters. PRC domestic enterprises that have submitted valid applications for overseas issuance and listing but have not been approved by overseas regulatory authorities or overseas stock exchanges at the date of effectiveness of the Trial Measures on March 31, 2023 can reasonably arrange the timing of filing applications with the CSRC and shall complete the filing with the CSRC before the overseas issuance and listing.

In addition, an overseas-listed company must also submit the filing with respect to its follow-on offerings, issuance of convertible corporate bonds and exchangeable bonds, and other equivalent offering activities, within the time frame specified by the Trial Measures.

As advised by Jiangsu Junjin Law Firm, because the Company is not a company registered and formed in the territory of China, its continued listing on Nasdaq and future offerings are not “direct overseas offering and listing of domestic enterprises” as defined under the Trial Measures. Furthermore, according to Article 2 of the Trial Measures, the “indirect overseas offering and listing of domestic enterprises” refers to the overseas offering and listing of enterprises whose main business activities are in China, in the name of enterprises registered overseas, which offering and listing are based on the equity, assets, income or other similar rights and interests of the domestic enterprises. According to Article 15 of the Trial Measures, if the issuer meets both of the following conditions, the overseas offerings and listings shall be determined as an “indirect overseas offering and listing of domestic enterprises”: (i) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year is accounted for by domestic enterprises; and; (ii) its major operational activities are carried out in China or its main places of business are located in China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in China.

The Company does not meet both the requirements under Article 15 of the Trial Measures and therefore its continued listing on Nasdaq and future offerings are not an “Indirect overseas offering and listing of domestic enterprises”, considering that (i) the operating revenue, total profit , total assets and net assets of the Company’s subsidiaries that were established in China for the year ended December 31, 2025 do not account for more than 50% of such data in our consolidated financial statements for the same period, (ii) our main business is not conducted within China, and (iii) the majority of our senior management personnel are not Chinese citizens or reside in China on a regular basis. Therefore, as advised by Jiangsu Junjin Law Firm, we are not required to complete the record filing requirement under the Trial Measures. However, if we inadvertently conclude that such filing procedures are not required, or applicable laws, regulations, or interpretations change such that we are required to complete the filing procedures in the future, we may be subject to investigations by the regulators, fines or penalties, ordered to suspend our relevant operations and rectify any non-compliance, prohibited from engaging in relevant business or conducting any offering, and these risks could result in a material adverse change in our operations and/or the value of our common stock, and could significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

On February 24, 2023, the CSRC, together with the MOF, National Administration of State Secrets Protection and National Archives Administration of China, revised the Provisions issued by the CSRC and National Administration of State Secrets Protection and National Archives Administration of China in 2009. The revised Provisions were issued under the title the “Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies,” and came into effect on March 31, 2023 together with the Trial Measures. One of the major revisions to the revised Provisions is expanding their application to cover indirect overseas offering and listing, as is consistent with the Trial Measures. The revised Provisions require that, among other things, (a) a domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals or entities, including securities companies, securities service providers, and overseas regulators, any documents and materials that contain state secrets or working secrets of government agencies, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level; and (b) a domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals and entities, including securities companies, securities service providers, and overseas regulators, any other documents and materials that, if leaked, will be detrimental to national security or public interest, shall strictly fulfill relevant procedures stipulated by applicable national regulations. Any failure or perceived failure by our Company or our subsidiaries, to comply with the above confidentiality and archives administration requirements under the revised Provisions and other PRC laws and regulations may result in the relevant entities being held legally liable by competent authorities, and referred to the judicial organ to be investigated for criminal liability if suspected of committing a crime.

Regulations on Cybersecurity Review

On December 28, 2021, the CAC, the NDRC, and several other administrations jointly issued the revised Measures for Cybersecurity Review, or the Revised Review Measures, which became effective and has replaced the existing Measures for Cybersecurity Review on February 15, 2022. According to the Revised Review Measures, if an “online platform operator” that is in possession of personal data of more than one million users intends to list in a foreign country, it must apply for a cybersecurity review. Based on a set of Q&A published on the official website of the CAC in connection with the issuance of the Revised Review Measures, an official of the said administration indicated that an online platform operator should apply for a cybersecurity review prior to the submission of its listing application with non-PRC securities regulators. Furthermore, on September 24, 2024, the State Council of the PRC promulgated the Regulation on Network Data Security Management, or the Data Security Regulations, which came into effect on January 1, 2025. The Data Security Regulations provide that data processors refer to individuals or organizations that, during their data processing activities such as data collection, storage, utilization, transmission, publication and deletion, have autonomy over the purpose and manner of data processing. In accordance with the Data Security Regulations, data processors shall apply for a national security review for any data processing activity that affects or may affect national security. However, there have been no clarifications from the relevant authorities as of the date of this prospectus as to the standards for determining whether an activity is one that “affects or may affect national security.” In addition, the Data Security Regulations require that data processors that process “important data” must conduct an annual data security assessment and submit the assessment report of the preceding year to the provincial competent authority..

As advised by Jiangsu Junjin Law Firm, we will not be subject to cybersecurity review with the CAC, given that: (i) Shanghai Xianzhui does not possess and does not anticipate that it will possess a large amount of personal information in our business operations and (ii) data processed in Shanghai Xianzhui’s business does not have a bearing on national security and thus may not be classified as core or important data by the authorities. In addition, for the same reasons, we are not subject to network data security review by the CAC pursuant to the Data Security Regulations. However, the definition of “network platform operator” is unclear and it is also unclear on how it will be interpreted and implemented by the relevant PRC governmental authorities. See “Risk factors — Risk Factors Related to Doing Business in China — Shanghai Xianzhui may become subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection. Shanghai Xianzhui may be required to suspend its business, be liable for improper use or appropriation of personal information provided by our customers or face other penalties.”

Legal Proceedings

From time to time, we may be involved in various claims and legal proceedings arising in the ordinary course of business. None of our Company or our subsidiaries is currently a party to any such claims or proceedings which, if decided adversely to the Company, would either, individually or in the aggregate, have a material adverse effect on our business, financial condition, results of operations or cash flows.

Summary of Risk Factors

Investing in our common stock involves a high degree of risk. This summary does not address all of the risks that we face. Please refer to the information contained in and incorporated by reference under the heading “Risk Factors” on page 20 of this prospectus.

Risks Related to Doing Business in China

Risks related to doing business in China, beginning on page 22 of this prospectus, include but are not limited to the following:

●	We may rely on dividends paid by our subsidiaries for our cash needs. Any limitation on the ability of our subsidiaries to make dividend payments to us, or any tax implications of making dividend payments to us, could limit our ability to pay our parent company expenses or pay dividends to holders of our common stock. To the extent cash or assets in the business is in the Chinese mainland/Hong Kong or a Chinese mainland/Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the Chinese mainland /Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets (see page 20 of this prospectus).

●	PRC regulation of loans to, and direct investments in, PRC entities by offshore holding companies may delay or prevent us from using proceeds from future financing activities to make loans or additional capital contributions to our PRC operating subsidiary (see page 22 of this prospectus).

●	Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and results of operations (see page 23 of this prospectus).

●	Under the Enterprise Income Tax Law, we may be classified as a “Resident Enterprise” of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC stockholders (see page 23 of this prospectus).

●	We must comply with the Foreign Corrupt Practices Act and Chinese anti-corruption laws (see page 24 of this prospectus).

●	Uncertainties in the interpretation and enforcement of PRC laws and regulations and changes in policies, rules, and regulations in China, which may be quick with little advance notice, could limit the legal protection available to you and us (see page 25 of this prospectus).

●	Given the Chinese government’s significant oversight and discretion over the conduct of the business of Shanghai Xianzhui, the Chinese government may intervene or influence its operations at any time, which could result in a material change in the operations of Shanghai Xianzhui and/or the value of our common stock (see page 25 of this prospectus).

●	Our business may be materially and adversely affected if our PRC subsidiaries declare bankruptcy or become subject to a dissolution or liquidation proceeding (see page 25 of this prospectus).

●	The Chinese government exerts substantial influence over the manner in which we must conduct our business activities. We are currently not required to obtain approval from Chinese authorities to list on U.S exchanges, however, if Shanghai Xianzhui or GDC were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange and the value of our common stock may significantly decline or become worthless, which would materially affect the interest of the investors (see page 26 of this prospectus).

●	Increases in labor costs in the PRC may adversely affect our business and results of operations (see page 27 of this prospectus).

●	PRC regulations relating to offshore investment activities by PRC residents may limit our PRC subsidiaries’ ability to increase their registered capital or distribute profits to us or otherwise expose us or our PRC resident beneficial owners to liability and penalties under PRC law (see page 28 of this prospectus).

●	Shanghai Xianzhui may become subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection. Shanghai Xianzhui may be required to suspend its business, be liable for improper use or appropriation of personal information provided by our customers and face other penalties (see page 28 of this prospectus).

●	If we become directly subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, listing and future offerings and our reputation and could result in a loss of your investment in our common stock, especially if such matter cannot be addressed and resolved favorably (see page 31 of this prospectus).

●	We conduct part of our operations in China. As such, the PRC government may exercise significant oversight and discretion over the conduct of our operating subsidiaries’ business and may intervene in or influence their operations at any time, which could result in a material change in their operations and/or the value of our ordinary shares. Changes in the policies, regulations, rules, and the enforcement of laws of the PRC government may also be implemented quickly with little advance notice. Therefore, our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain (see page 33 of this prospectus).

●	If the PRC government chooses to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer ordinary shares to investors and cause the value of our ordinary shares to significantly decline or be worthless (see page 34 of this prospectus).

●	The CSRC has released the Trial Measures for Administration of Overseas Securities Offerings and Listings by Domestic Companies (the “Trial Measures”). With such rules in effect, the Chinese government may exert more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers, which could significantly limit or completely hinder our ability to continue to offer our securities to investors and could cause the value of our securities to significantly decline or become worthless (see page 30 of this prospectus).

●	The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. Although the audit report included in the annual report was issued by U.S. auditors who are currently inspected by the PCAOB, if it is later determined that the PCAOB is unable to inspect or investigate our auditor completely, investors would be deprived of the benefits of such inspection and our common stock may be delisted or prohibited from trading (see page 31 of this prospectus).

●	The M&A Rules and certain other PRC regulations establish complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China (see page 32 of this prospectus).

●	The unwinding and disposal of our previous VIE structure may not be liability-free and we may be seemed to be in violation of PRC laws regulating our industry and operations (see page 35 of this prospectus).

Implications of Being a Smaller Reporting Company

We qualify as a “smaller reporting company” as defined in Rule 405 of the Securities Act and Item 10 of Regulation S-K. A smaller reporting company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

●	the ability to include only two years of audited financial statements and only two years of related management’s discussion and analysis of financial condition and results of operations disclosure;

●	the reduced disclosure obligation regarding executive compensation under Item 402 of Regulation S-K;

●	an exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002.

We may take advantage of these provisions for so long as we remain a smaller reporting company. We may continue to be a smaller reporting company if either (i) the market value of our stock held by non-affiliates is less than $250 million or (ii) our annual revenue was less than $100 million during the most recently completed fiscal year and the market value of our stock held by non-affiliates is less than $700 million.

Corporate Information

Our principal executive office is located at 111 Town Square Place, Suite #1203, Jersey City, NJ 07310, and our telephone number is: +1-347-2590292. We do not incorporate the information on our website into this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus.

The SEC maintains an internet site at http://www.sec.gov that contains reports, information statements, and other information regarding issuers that file electronically with the SEC.

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described in this section and under the heading “Risk Factors” contained in any applicable prospectus supplement and under similar headings in our 2024 Annual Report as updated by our subsequent filings, some of which are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus forms a part. Each of the risk factors could adversely affect our business, results of operations, financial condition and cash flows, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. For more information, see “Where You Can Find Additional Information” and “Incorporation of Documents by Reference.”

Risks Related to Our Corporate Structure

We may rely on dividends paid by our subsidiaries for our cash needs. Any limitation on the ability of our subsidiaries to make dividend payments to us, or any tax implications of making dividend payments to us, could limit our ability to pay our parent company expenses or pay dividends to holders of our common stock.

GDC may rely on dividends to be paid by our subsidiaries in Nevada and in the PRC, to fund our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders, to service any debt we may incur and to pay our operating expenses.

Under the Nevada Revised Statutes and the Articles of Incorporation and Bylaws of each of GDC and AI Catalysis (a direct subsidiary of GDC), dividends may be declared by the Board of Directors at any regular or special meeting. No distribution may be made if, after giving it effect: (a) such company would not be able to pay its debts as they become due in the usual course of business; or (b) such company’s total assets would be less than the sum of its total liabilities plus the amount that would be needed, if such company were to be dissolved immediately after the time of the distribution, to satisfy the preferential rights upon such dissolution of holders of shares of any class or series of the capital stock of such company having preferential rights superior to those receiving the distribution.

Under the laws of the British Virgin Islands, our BVI subsidiary and a direct subsidiary of GDC, Citi Profit, may pay a dividend to GDC out of profit, provided that in no circumstances may a dividend be paid if this would result in Citi Profit being unable to pay our debts due in the ordinary course of business.

Under the laws of Hong Kong, our Hong Kong subsidiary and a direct subsidiary of Citi Profit, Highlight HK, is permitted, to provide funding to Citi Profit through dividends distribution out of its profits. Under the current practices of the Hong Kong Inland Revenue Department, no tax is payable in Hong Kong in respect of dividends paid to Citi Profit as a British Virgin Islands company.

Under PRC laws and regulations, our PRC subsidiaries, Highlight WFOE (a direct subsidiary of Citi Profit), and Shanghai Xianzhui (a direct subsidiary of Highlight WFOE), may pay dividends only out of its accumulated profits as determined in accordance with PRC accounting standards and regulations. Further, our PRC subsidiaries are required to make appropriations to certain statutory reserve funds or may make appropriations to certain discretionary funds, which are not distributable as cash dividends except in the event of a solvent liquidation of the companies. In addition, a wholly foreign-owned enterprise is required to set aside at least 10% of its accumulated after-tax profits each year, if any, to fund a certain statutory reserve fund, until the aggregate amount of such fund reaches 50% of its registered capital. Remittance of dividends by a wholly foreign-owned enterprise out of China is also subject to examination by the banks designated by the State Administration of Foreign Exchange, or SAFE.

In addition, we expect that revenue, if any, to be generated by our PRC operating subsidiary, Shanghai Xianzhui, will be in Renminbi, which is not freely convertible into other currencies. As a result, any restriction on currency exchange may limit the ability of our PRC operating subsidiary to use its Renminbi revenues to pay dividends to us. To the extent cash or assets in the business is in the Chinese mainland/Hong Kong or a Chinese mainland/Hong Kong entity, the funds or assets may not be available to fund operations or for other use outside of the Chinese mainland/Hong Kong due to interventions in or the imposition of restrictions and limitations on the ability of us or our subsidiaries by the PRC government to transfer cash or assets. Shortages in the availability of foreign currency may temporarily delay the ability of our PRC subsidiaries to remit sufficient foreign currency to pay dividends or other payments to us, or otherwise satisfy their foreign currency denominated obligations. In view of the foregoing, to the extent cash in our business is held in China or by a PRC entity, such cash may not be available to fund operations or for other use outside of the PRC. The PRC government may continue to strengthen its capital controls, and more restrictions and substantial vetting process may be put forward by SAFE for cross-border transactions falling under both the current account and the capital account. In addition, the Enterprise Income Tax Law and its implementation rules provide that a withholding tax rate of up to 10% will be applicable to dividends payable by Chinese companies to non-PRC-resident enterprises unless otherwise exempted or reduced according to treaties or arrangements between the PRC central government and governments of other countries or regions where the non-PRC resident enterprises are incorporated. Any limitation on the ability of our PRC subsidiaries to pay dividends or make other kinds of payments to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

Under PRC law, Highlight WFOE and Shanghai Xianzhui may be funded through capital contributions by its immediate parent company or loans, subject to satisfaction of applicable government registration and approval requirements. Before providing loans to our PRC subsidiaries, we will be required to make filings about details of the loans with the SAFE in accordance with relevant PRC laws and regulations.

Highlight HK is permitted under the laws of Hong Kong to provide funding to Shanghai Xianzhui through capital contributions or to other companies within our corporate structure through loans without restrictions on the amount of the funds and such funding is not subject to government registration or filing requirements under the laws of Hong Kong.

Citi Profit is permitted under the laws of the British Virgin Islands to provide funding to Highlight WFOE through capital contributions or to other companies within our corporate structure through loans without restrictions on the amount of the funds and such funding is not subject to government registration or filing requirements under the laws of the British Virgin Islands.

GDC is permitted under the laws of Nevada to provide funding to Citi Profit through capital contributions or to other companies within our corporate structure through loans without restrictions on the amount of the funds and such funding is not subject to government registration or filing requirements under the laws of the Nevada.

AI Catalysis is permitted under the laws of Nevada to provide funding to other companies within our corporate structure through loans without restrictions on the amount of the funds and such funding is not subject to government registration or filing requirements under the laws of the Nevada.

GDC presently does not maintain any cash management policies which dictate how funds are transferred, however, GDC continues to conduct regular review and management of all its subsidiaries’ cash transfers and reports to board of directors.

Prior to September 28, 2022, Makesi IoT Technology (Shanghai) Co., Ltd., a then indirect subsidiary of the Company (“Makesi WFOE”), had a series of contractual arrangement with Sichuan Wuge Network Games Co., Ltd. (“Wuge”) and its shareholders that established a variable interest entity (the “VIE”) structure. For accounting purposes, Makesi WFOE was the primary beneficiary of Wuge. Accordingly, under accounting principles generally accepted in the United States of America (“U.S. GAAP”), the Company treated Wuge as the consolidated affiliated entity and has consolidated Wuge’s financial statements prior to September 28, 2022. Wuge focused its business on research, development and application of Internet of Things (IoT) and electronic tokens Wuge digital door signs. On September 28, 2022, Makesi WFOE entered into a termination agreement with Wuge and the shareholders of Wuge to terminate the VIE Agreements and to cancel the shares previously issued to the shareholders of Wuge, based on the average closing price of $0.237 per share of the Company during the 30 trading days immediately prior to the date of the termination agreement. As a result of such termination, the Company no longer treats Wuge as a consolidated affiliated entity or consolidates the financial results and balance sheet of Wuge in the Company’s consolidated financial statements under U.S. GAAP.

Prior to June 26, 2023, Makesi WFOE had a series of contractual arrangement with Shanghai Yuanma Food and Beverage Management Co., Ltd. (“Yuan Ma”) and its shareholders that established a VIE structure. For accounting purposes, Makesi WFOE was the primary beneficiary of Yuan Ma. Accordingly, under U.S. GAAP, the Company treated Yuan Ma as the consolidated affiliated entity and has consolidated Yuan Ma’s financial results in the Company’s consolidated financial statements prior to June 26, 2023. On June 26, 2023, the Company entered into a share purchase agreement with a buyer unaffiliated with the Company. Pursuant to the agreement, the Company agreed to sell and the buyer agreed to purchase all the issued and outstanding equity interest in TMSR Holdings Limited (“TMSR HK”), which owned 100% equity interest in Makesi WFOE. The purchase price for the transaction contemplated by the Agreement was $100,000. The sale of TMSR HK did not have any material impact on the Company’s consolidated financial statements.

Prior to September 26, 2023, Highlight WFOE had a series of contractual arrangement with Highlight Media and its shareholders that established a VIE structure. For accounting purposes, Highlight WFOE was the primary beneficiary of Highlight Media. Accordingly, under U.S. GAAP, the Company treated Highlight Media as the consolidated affiliated entity and has consolidated Highlight Media’s financial results in the Company’s financial statements prior to September 26, 2023. Highlight Media was an integrated marketing service agency, focusing on enterprise brand management, crisis public relations, intelligent public opinion monitoring, media PR, financial and economic we-media operation, digital face application, large-scale exhibition services and other businesses. On September 26, 2023, Highlight WFOE entered into a termination agreement with Highlight Media and the shareholders of Highlight Media to terminate the VIE Agreements and sold the interest in the VIE Agreements for a purchase price of $100,000. As a result of such termination, the Company no longer treats Highlight Media as a consolidated affiliated entity or consolidates the financial results and balance sheet of Highlight Media in the Company’s consolidated financial statements under U.S. GAAP.

As of December 31, 2023 and 2024 and as of the date of this prospectus, we do not have a VIE structure.

During the nine months ended September 30, 2025 and the fiscal year ended December 31, 2024, GDC transferred a total of US$11,000 to its wholly-owned subsidiary, AI Catalysis via six bank transfers. No amounts owed under any previous VIE agreements were settled. There were no cash transfers to or from the VIEs. GDC did not make any dividends or distributions to U.S. investors.

During the fiscal year ended December 31, 2023, GDC transferred a total of $2,100,000 to its subsidiary AI Catalysis Corp as capital contribution. No subsidiary made any dividends or distributions to GDC. No amounts owed under any VIE agreements were settled. There were no cash transfers to or from the VIEs. GDC did not make any dividends or distributions to U.S. investors.

As of the date of this prospectus, we have no intention of distributing any earnings as dividends to our investors or to settle amounts owned under the previous VIE agreements. If our subsidiary incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us. See “Prospectus Summary – Asset Transfer between our Company and our Subsidiaries.” See also the “Item 1. Business — Summary of Selected Condensed Consolidated Financial Position and Cash Flows of GD Culture Group Limited, its subsidiaries and the VIEs” and the consolidated financial statements contained in our 2024 Annual Report and incorporated herein by reference.

Risks Related to Doing Business in China

PRC regulation of loans to, and direct investments in, PRC entities by offshore holding companies may delay or prevent us from using proceeds from future financing activities to make loans or additional capital contributions to our PRC operating subsidiary.

In July 2014, SAFE promulgated the Circular on Relevant Issues Concerning Foreign Exchange Control on Domestic Residents’ Offshore Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or SAFE Circular 37, which replaces the previous SAFE Circular 75. SAFE Circular 37 requires PRC residents, including PRC individuals and PRC corporate entities, to register with SAFE or its local branches in connection with their direct or indirect offshore investment activities. SAFE Circular 37 is applicable to our shareholders who are PRC residents and may be applicable to any offshore acquisitions that we may make in the future.

Under SAFE Circular 37, PRC residents who make, or have prior to the implementation of SAFE Circular 37 made, direct or indirect investments in offshore special purpose vehicles, or SPVs, are required to register such investments with SAFE or its local branches. In addition, any PRC resident who is a direct or indirect shareholder of an SPV, is required to update its registration with the local branch of SAFE with respect to that SPV, to reflect any material change. Moreover, any subsidiary of such SPV in China is required to urge the PRC resident shareholders to update their registration with the local branch of SAFE to reflect any material change. If any PRC resident shareholder of such SPV fails to make the required registration or to update the registration, the subsidiary of such SPV in China may be prohibited from distributing its profits or the proceeds from any capital reduction, share transfer or liquidation to the SPV, and the SPV may also be prohibited from making additional capital contributions into its subsidiaries in China. In February 2015, SAFE promulgated a Notice on Further Simplifying and Improving Foreign Exchange Administration Policy on Direct Investment, or SAFE Notice 13. Under SAFE Notice 13, applications for foreign exchange registration of inbound foreign direct investments and outbound direct investments, including those required under SAFE Circular 37, must be filed with qualified banks instead of SAFE. Qualified banks should examine the applications and accept registrations under the supervision of SAFE. We have used our best efforts to notify PRC residents or entities who directly or indirectly hold shares in GD Culture Group Limited and who are known to us as being PRC residents to complete the foreign exchange registrations. However, we may not be informed of the identities of all the PRC residents or entities holding direct or indirect interest in our company, nor can we compel our beneficial owners to comply with SAFE registration requirements. We cannot assure you that all other shareholders or beneficial owners of ours who are PRC residents or entities have complied with, and will in the future make, obtain or update any applicable registrations or approvals required by, SAFE regulations. Failure by such shareholders or beneficial owners to comply with SAFE regulations, or failure by us to amend the foreign exchange registrations of our PRC subsidiaries, could subject us to fines or legal sanctions, restrict our overseas or cross-border investment activities, and limit our PRC subsidiaries’ ability to make distributions or pay dividends to us or affect our ownership structure, which could adversely affect our business and prospects.

Furthermore, as these foreign exchange and outbound investment related regulations are relatively new and their interpretation and implementation has been constantly evolving, it is unclear how these regulations, and any future regulation concerning offshore or cross-border investments and transactions, will be interpreted, amended and implemented by the relevant government authorities. For example, we may be subject to a more stringent review and approval process with respect to our foreign exchange activities, such as remittance of dividends and foreign-currency-denominated borrowings, which may adversely affect our financial condition and results of operations. We cannot assure you that we have complied or will be able to comply with all applicable foreign exchange and outbound investment related regulations. In addition, if we decide to acquire a PRC domestic company, we cannot assure you that we or the owners of such company, as the case may be, will be able to obtain the necessary approvals or complete the necessary filings and registrations required by the foreign exchange regulations. This may restrict our ability to implement our acquisition strategy and could adversely affect our business and prospects.

We may finance our subsidiaries by means of loans or capital contributions. Any capital contributions or loans that we, as an offshore entity, make to our Company’s PRC operating subsidiary, Shanghai Xianzhui, are subject to the above PRC regulations. We may not be able to obtain necessary government registrations or approvals on a timely basis, if at all. If we fail to obtain such approvals or make such registration, our ability to make equity contributions or provide loans to our Company’s PRC subsidiaries, including Shanghai Xianzhui, or to fund their operations may be negatively affected, which may adversely affect their liquidity and ability to fund their working capital and expansion projects and meet their obligations and commitments. As a result, our liquidity and our ability to fund and expand our business may be negatively affected.

Changes in China’s economic, political or social conditions or government policies could have a material adverse effect on our business and results of operations.

While the majority of the Company’s operation is in the United States, all of Shanghai Xianzhui’s operations and assets are located in China. Accordingly, Shanghai Xianzhui’s business, prospects, financial condition and results of operations may be influenced to a significant degree by political, economic and social conditions in China generally and by continued economic growth in China as a whole.

The Chinese economy differs from the economies of most developed countries in many respects, including the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Although the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the government. In addition, the Chinese government continues to play a significant role in regulating industry development by imposing industrial policies. The Chinese government also exercises significant control over China’s economic growth through allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy, and providing preferential treatment to particular industries or companies.

While the Chinese economy has experienced significant growth over the past decades, growth has been uneven, both geographically and among various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall Chinese economy, but may have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations. In addition, in the past the Chinese government has implemented certain measures, including interest rate increases, to control the pace of economic growth. These measures may cause decreased economic activity in China, and since 2012, China’s economic growth has slowed down. Any prolonged slowdown in the Chinese economy may reduce the demand for our products and services and materially and adversely affect our business and results of operations.

Under the Enterprise Income Tax Law, we may be classified as a “Resident Enterprise” of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC stockholders.

China passed the Enterprise Income Tax Law, or the EIT Law, and its implementing rules, both of which became effective on January 1, 2008. The EIT Law was amended and took effect on December 29, 2018, and its implementing rules became effective on January 20, 2025. Under the EIT Law, an enterprise established outside of China with “de facto management bodies” within China is considered a “resident enterprise,” meaning that it can be treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. The implementing rules of the EIT Law define de facto management as “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise.

On April 22, 2009, the State Administration of Taxation of China issued the Notice Concerning Relevant Issues Regarding Cognizance of Chinese Investment Controlled Enterprises Incorporated Offshore as Resident Enterprises pursuant to Criteria of de facto Management Bodies, or the Notice, further interpreting the application of the EIT Law and its implementation to offshore entities controlled by a Chinese enterprise or group. Pursuant to the Notice, an enterprise incorporated in an offshore jurisdiction and controlled by a Chinese enterprise or group will be classified as a “non-domestically incorporated resident enterprise” if (i) its senior management in charge of daily operations reside or perform their duties mainly in China; (ii) its financial or personnel decisions are made or approved by bodies or persons in China; (iii) its substantial assets and properties, accounting books, corporate stamps, board and stockholder minutes are kept in China; and (iv) all of its directors with voting rights or senior management reside in China. A resident enterprise would be subject to an enterprise income tax rate of 25% on its worldwide income and must pay a withholding tax at a rate of 10% when paying dividends to its non-PRC stockholders. Because substantially all of our operations and senior management are located within the PRC and are expected to remain so for the foreseeable future, we may be considered a PRC resident enterprise for enterprise income tax purposes and therefore subject to the PRC enterprise income tax at the rate of 25% on its worldwide income. However, it remains unclear as to whether the Notice is applicable to an offshore enterprise controlled by a Chinese natural person. Therefore, it is unclear how tax authorities will determine tax residency based on the facts of each case.

If the PRC tax authorities determine that we are a “resident enterprise” for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. First, we may be subject to the enterprise income tax at a rate of 25% on our worldwide taxable income as well as PRC enterprise income tax reporting obligations. In our case, this would mean that income such as non-China source income would be subject to PRC enterprise income tax at a rate of 25%. Currently, we do not have any non-China source income, as we conduct our sales in China. However, under the EIT Law and its implementing rules, dividends paid to us from our PRC subsidiaries would be deemed as “qualified investment income between resident enterprises” and therefore qualify as “tax-exempt income” pursuant to clause 26 of the EIT Law. Second, it is possible that future guidance issued with respect to the new “resident enterprise” classification could result in a situation in which the dividends we pay with respect to our common stock, or the gain our non-PRC shareholders may realize from the transfer of our common stock, may be treated as PRC-sourced income and may therefore be subject to a 10% PRC withholding tax. The EIT Law and its implementing regulations are, however, relatively new and ambiguities exist with respect to the interpretation and identification of PRC-sourced income, and the application and assessment of withholding taxes. If we are required under the EIT Law and its implementing regulations to withhold PRC income tax on dividends payable to our non-PRC shareholders, or if non-PRC stockholders are required to pay PRC income tax on gains on the transfer of their common stock, our business could be negatively impacted and the value of your investment may be materially reduced. Further, if we were treated as a “resident enterprise” by PRC tax authorities, we would be subject to taxation in both China and such countries in which we have taxable income, and our PRC tax may not be creditable against such other taxes.

We must comply with the Foreign Corrupt Practices Act and Chinese anti-corruption laws.

We are required to comply with the United States Foreign Corrupt Practices Act, or FCPA, which prohibits U.S. companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. Foreign companies, including some of our competitors, are not subject to these prohibitions. The PRC also strictly prohibits bribery of government officials. Certain of our suppliers are owned by the PRC government and our dealings with them are likely to be considered to be with government officials for these purposes. Corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in China. It is our policy to prohibit our employees, and to discourage our agents, representatives and consultants, from engaging in such practices. If our competitors engage in these practices, they may receive preferential treatment from personnel of some companies, giving our competitors an advantage in securing business or from government officials who might give them priority in obtaining new licenses, which would put us at a disadvantage. Our employees, agents, representatives and consultants may not always be subject to our control. If any of them violates FCPA or other anti-corruption law, we might be held responsible. We could suffer severe penalties in that event. In addition, the US government may seek to hold us liable for successor liability FCPA violations committed by companies in which we invest or which we acquire.

Uncertainties in the interpretation and enforcement of PRC laws and regulations and changes in policies, rules, and regulations in China, which may be quick with little advance notice, could limit the legal protection available to you and us.

The PRC legal system is based on written statutes. Unlike common law systems, it is a system in which legal cases have limited value as precedents. In the late 1970s, the PRC government began to promulgate a comprehensive system of laws and regulations governing economic matters in general. The legislation over the past three decades has significantly increased the protection afforded to various forms of foreign or private-sector investment in China. Shanghai Xianzhui is subject to various PRC laws and regulations generally applicable to companies in China. Since these laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, however, the interpretations of many laws, regulations, and rules are not always uniform and enforcement of these laws, regulations, and rules involve uncertainties.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, however, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy in the PRC legal system than in more developed legal systems. Furthermore, the PRC legal system is based in part on government policies, internal rules, and regulations that may have retroactive effect and may change quickly with little advance notice. As a result, Shanghai Xianzhui may not be aware of its violation of these policies and rules until sometime after the violation. Such uncertainties, including uncertainties over the scope and effect of the contractual, property (including intellectual property), and procedural rights, and any failure to respond to changes in the regulatory environment in China could materially and adversely affect Shanghai Xianzhui’s business and impede Shanghai Xianzhui’s ability to continue its operations.

Our business may be materially and adversely affected if our PRC subsidiaries declare bankruptcy or become subject to a dissolution or liquidation proceeding.

The Enterprise Bankruptcy Law of the PRC, or the Bankruptcy Law, came into effect on June 1, 2007. The Bankruptcy Law provides that an enterprise will be liquidated if the enterprise fails to settle its debts as and when they fall due and if the enterprise’s assets are, or are demonstrably, insufficient to clear such debts.

Shanghai Xianzhui holds certain assets that are important to our business operations. If Shanghai Xianzhui undergoes a voluntary or involuntary liquidation proceeding, unrelated third-party creditors may claim rights to some or all of these assets, thereby hindering our ability to operate our business, which could materially and adversely affect Shanghai Xianzhui’s business, financial condition and results of operations.

According to SAFE’s Notice of the State Administration of Foreign Exchange on Further Improving and Adjusting Foreign Exchange Administration Policies for Direct Investment, effective on December 17, 2012, and the Provisions for Administration of Foreign Exchange Relating to Inbound Direct Investment by Foreign Investors, effective May 13, 2013, if any of our PRC subsidiaries undergoes a voluntary or involuntary liquidation proceeding, prior approval from SAFE for remittance of foreign exchange to our shareholders abroad is no longer required, but we still need to conduct a registration process with the SAFE local branch. It is not clear whether “registration” is a mere formality or involves the kind of substantive review process undertaken by SAFE and its relevant branches in the past.

Given the Chinese government’s significant oversight and discretion over the conduct of the business of Shanghai Xianzhui, the Chinese government may intervene or influence its operations at any time, which could result in a material change in the operations of Shanghai Xianzhui and/or the value of our common stock.

The Chinese government has significant oversight and discretion over the conduct of Shanghai Xianzhui and may intervene or influence its operations at any time as the government deems appropriate to further regulatory, political, and societal goals, which could result in a material change in the operations of Shanghai Xianzhui and/or the value of our common stock.

The Chinese government has recently published new policies that significantly affected certain industries such as the education and Internet industries, and we cannot rule out the possibility that it will in the future release regulations or policies regarding our industry that could adversely affect the business, financial condition, and results of operations of Shanghai Xianzhui. Furthermore, if China adopts more stringent standards with respect to certain areas such as environmental protection or corporate social responsibilities, Shanghai Xianzhui may incur increased compliance costs or become subject to additional restrictions in their operations. Certain areas of the law in China, including intellectual property rights and confidentiality protections, may also not be as effective as in the United States or other countries. In addition, we cannot predict the effects of future developments in the PRC legal system on the business operations of Shanghai Xianzhui, including the promulgation of new laws, or changes to existing laws or the interpretation or enforcement thereof. These uncertainties could limit the legal protections available to us and our investors, including you.

The Chinese government exerts substantial influence over the manner in which we must conduct our business activities. We are currently not required to obtain approval from Chinese authorities to list on U.S exchanges, however, if Shanghai Xianzhui or GDC were required to obtain approval in the future and were denied permission from Chinese authorities to list on U.S. exchanges, we will not be able to continue listing on U.S. exchange and the value of our common stock may significantly decline or become worthless, which would materially affect the interest of the investors.

The Chinese government plays a significant role in regulating and, through state ownership, shaping the development of virtually every sector of the Chinese economy. Under the current government leadership, the government of the PRC has been pursuing reform policies which have adversely affected China-based operating companies whose securities are listed in the United States, with significant policies changes being made from time to time without notice. There are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including, but not limited to, the laws and regulations governing our business, or the enforcement and performance of our contractual arrangements with borrowers in the event of the imposition of statutory liens, bankruptcy or criminal proceedings. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters. The central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties.

Given recent statements by the Chinese government indicating an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, any such action could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or become worthless.

The General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Severely Cracking Down on Illegal Securities Activities According to Law, or the Opinions, which was made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by Chinese companies. Effective measures, such as promoting the construction of relevant regulatory systems, will be taken to deal with the risks and incidents of China-concept overseas listed companies. As of the date of this prospectus, we have not received any inquiry, notice, warning, or sanctions from PRC government authorities in connection with the Opinions.

On June 10, 2021, the Standing Committee of the National People’s Congress of China, or the SCNPC, promulgated the PRC Data Security Law, which took effect in September 2021. The PRC Data Security Law imposes data security and privacy obligations on entities and individuals carrying out data activities, and introduces a data classification and hierarchical protection system based on the importance of data in economic and social development, and the degree of harm it will cause to national security, public interests, or legitimate rights and interests of individuals or organizations when such data is tampered with, destroyed, leaked, illegally acquired or used. The PRC Data Security Law also provides for a national security review procedure for data activities that may affect national security and imposes export restrictions on certain data an information.

On August 17, 2021, the State Council promulgated the Regulations on the Protection of the Security of Critical Information Infrastructure, or the Regulations, which took effect on September 1, 2021. The Regulations supplement and specify the provisions on the security of critical information infrastructure as stated in the Cybersecurity Review Measures. The Regulations provide, among others, that protection department of certain industry or sector shall notify the operator of the critical information infrastructure in time after the identification of certain critical information infrastructure.

On August 20, 2021, the SCNPC promulgated the Personal Information Protection Law of the PRC, or the Personal Information Protection Law, which took effect on November 1, 2021. As the first systematic and comprehensive law specifically for the protection of personal information in the PRC, the Personal Information Protection Law provides, among others, that (i) an individual’s consent shall be obtained to use sensitive personal information, such as biometric characteristics and individual location tracking, (ii) personal information operators using sensitive personal information shall notify individuals of the necessity of such use and impact on the individual’s rights, and (iii) where personal information operators reject an individual’s request to exercise his or her rights, the individual may file a lawsuit with a People’s Court.

On February 17, 2023, the CSRC released the Trial Measures and five supporting guidelines, which came into effect on March 31, 2023. Pursuant to the Trial Measures, domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedures and report relevant information to the CSRC. If a domestic company fails to complete the filing procedures or conceals any material fact or falsifies any major content in its filing documents, such domestic company may be subject to administrative penalties by the CSRC, such as order to rectify, warnings, fines, and its controlling shareholders, actual controllers, the person directly in charge and other directly liable persons may also be subject to administrative penalties, such as warnings and fines. As a listed company, we believe that neither the Company not the PRC subsidiaries are required to fulfill filing procedures with the CSRC to continue to offer our securities, or continue listing on the Nasdaq Capital Market, considering that (i) the operating revenue, total profit, total assets and net assets of the Company’s subsidiaries that were established in China for the year ended December 31, 2023 do not account for more than 50% of such data in our consolidated financial statements for the same period, (ii) our main business is not conducted within China, and (iii) the majority of our senior management personnel are not Chinese citizens or reside in China on a regular basis. Therefore, as advised by Jiangsu Junjin Law Firm, we are not required to complete the record filing requirement under the Trial Measures. However, there are substantial uncertainties regarding the interpretation and application of the M&A Rules, other PRC Laws and future PRC laws and regulations, and there can be no assurance that any governmental agency will not take a view that is contrary to or otherwise different from our belief stated herein. See “—Risk Factors Relating to Doing Business in China—The CSRC has released the Trial Measures for Administration of Overseas Securities Offerings and Listings by Domestic Companies (the “Trial Measures”). With such rules in effect, the Chinese government may exert more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers, which could significantly limit or completely hinder our ability to continue to offer our securities to investors and could cause the value of our securities to significantly decline or become worthless.”

As such, the Company’s businesses may be subject to various government and regulatory interference in the provinces in which they operate. The Company could be subject to regulation by various political and regulatory entities, including various local and municipal agencies and government sub-divisions. The Company may incur increased costs necessary to comply with existing and newly adopted laws and regulations or penalties for any failure to comply. The Chinese government may intervene or influence our operations at any time with little advance notice, which could result in a material change in our operations and in the value of our common stock. Any actions by the Chinese government to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of such securities to significantly decline or become worthless.

Furthermore, it is uncertain when and whether the Company will be required to obtain permission from the PRC government to list on U.S. exchanges in the future, and even when such permission is obtained, whether it will be denied or rescinded. Although the Company is currently not required to obtain permission from any of the PRC federal or local government to obtain such permission and has not received any denial to list on the U.S. exchange, our operations could be adversely affected, directly or indirectly, by existing or future laws and regulations relating to its business or industry. As a result, our common stock may decline in value dramatically or even become worthless should we become subject to new requirement to obtain permission from the PRC government to list on U.S. exchange in the future.

Fluctuations in exchange rates could adversely affect our business and the value of our securities.

Changes in the value of the RMB against the U.S. dollar are affected by, among other things, changes in China’s political and economic conditions. Any significant revaluation of the RMB may have a material adverse effect on our revenues and financial condition, and the value of, and any dividends payable on our shares in U.S. dollar terms. For example, to the extent that we need to convert U.S. dollars we receive from our public offering into RMB for our operations, appreciation of the RMB against the U.S. dollar would have an adverse effect on RMB amount we would receive from the conversion. Conversely, if we decide to convert our RMB into U.S. dollars for the purpose of paying dividends on our common stock or for other business purposes, appreciation of the U.S. dollar against the RMB would have a negative effect on the U.S. dollar amount available to us. In addition, fluctuations of the RMB against other currencies may increase or decrease the cost of imports and exports, and thus affect the price-competitiveness of our products against products of foreign manufacturers or products relying on foreign inputs.

Since July 2005, the RMB is no longer pegged to the U.S. dollar. Although the People’s Bank of China regularly intervenes in the foreign exchange market to prevent significant short-term fluctuations in the exchange rate, the RMB may appreciate or depreciate significantly in value against the U.S. dollar in the medium to long term. Moreover, it is possible that in the future PRC authorities may lift restrictions on fluctuations in the RMB exchange rate and lessen intervention in the foreign exchange market.

Increases in labor costs in the PRC may adversely affect our business and results of operations.

The currently effective PRC Labor Contract Law, or the Labor Contract Law was first adopted on June 29, 2007 and later amended on December 28, 2012. The PRC Labor Contract Law has reinforced the protection of employees who, under the Labor Contract Law, have the right, among others, to have written employment contracts, to enter into employment contracts with no fixed term under certain circumstances, to receive overtime wages and to terminate or alter terms in labor contracts. Furthermore, the Labor Contract Law sets forth additional restrictions and increases the costs involved with dismissing employees. To the extent that we need to significantly reduce our workforce, the Labor Contract Law could adversely affect our ability to do so in a timely and cost-effective manner, and our results of operations could be adversely affected. In addition, for employees whose employment contracts include noncompetition terms, the Labor Contract Law requires us to pay monthly compensation after such employment is terminated, which will increase our operating expenses.

We expect that our labor costs, including wages and employee benefits, will continue to increase. Unless we are able to pass on these increased labor costs to our vehicle buyers by increasing the prices of our products and services, our financial condition and results of operations would be materially and adversely affected.

PRC regulations relating to offshore investment activities by PRC residents may limit our PRC subsidiaries’ ability to increase their registered capital or distribute profits to us or otherwise expose us or our PRC resident beneficial owners to liability and penalties under PRC law.

In July 2014, SAFE promulgated the Circular on Issues Concerning Foreign Exchange Administration over the Overseas Investment and Financing and Roundtrip Investment by Domestic Residents via Special Purpose Vehicles, or “Circular 37”. According to Circular 37, prior registration with the local SAFE branch is required for Chinese residents to contribute domestic assets or interests to offshore companies, known as Special Purpose Vehicles (“SPVs”). Circular 37 further requires amendment to a PRC resident’s registration in the event of any significant changes with respect to the SPV, such as an increase or decrease in the capital contributed by PRC individuals, share transfer or exchange, merger, division, or other material event. Further, foreign investment enterprises established by way of round-tripping shall complete the relevant foreign exchange registration formalities pursuant to the prevailing foreign exchange control provisions for direct investments by foreign investors, and disclose the relevant information such as actual controlling party of the shareholders truthfully.

We may not be informed of the identities of all the PRC residents or entities holding direct or indirect interest in our company, nor can we compel our beneficial owners to comply with SAFE registration requirements. As a result, we cannot assure you that all of our shareholders or beneficial owners who are PRC residents or entities have complied with, and will in the future make or obtain any applicable registrations or approvals required by, SAFE regulations. Failure by such shareholders or beneficial owners to comply with SAFE regulations, or failure by us to amend the foreign exchange registrations of our PRC subsidiaries, could subject us to fines or legal sanctions, restrict our overseas or cross-border investment activities, limit our PRC subsidiaries’ ability to make distributions or pay dividends to us or affect our ownership structure, which could adversely affect our business and prospects.

Shanghai Xianzhui may become subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection. Shanghai Xianzhui may be required to suspend its business, be liable for improper use or appropriation of personal information provided by our customers and face other penalties.

Shanghai Xianzhui may become subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection. These laws and regulations are continuously evolving and developing. The scope and interpretation of the laws that are or may be applicable to us are often uncertain and may be conflicting, particularly with respect to foreign laws. In particular, there are numerous laws and regulations regarding privacy and the collection, sharing, use, processing, disclosure, and protection of personal information and other user data. Such laws and regulations often vary in scope, may be subject to differing interpretations, and may be inconsistent among different jurisdictions.

We expect to obtain information about various aspects of our operations as well as regarding our employees and third parties. We also maintain information about various aspects of our operations as well as regarding our employees. The integrity and protection of our customer, employee and company data is critical to our business. Our customers and employees expect that we will adequately protect their personal information. We are required by applicable laws to keep strictly confidential the personal information that we collect, and to take adequate security measures to safeguard such information.

The PRC Criminal Law, as amended by its Amendment 7 (effective on February 28, 2009) and Amendment 9 (effective on November 1, 2015), prohibits institutions, companies and their employees from selling or otherwise illegally disclosing a citizen’s personal information obtained during the course of performing duties or providing services or obtaining such information through theft or other illegal ways. On November 7, 2016, the Standing Committee of the PRC National People’s Congress issued the Cyber Security Law of the PRC, or Cyber Security Law, which became effective on June 1, 2017, and was amended on October 28, 2025 and took effect on January 1, 2026.

Pursuant to the Cyber Security Law, network operators must not, without users’ consent, collect their personal information, and may only collect users’ personal information necessary to provide their services. Providers are also obliged to provide security maintenance for their products and services and shall comply with provisions regarding the protection of personal information as stipulated under the relevant laws and regulations.

The Civil Code of the PRC (issued by the PRC National People’s Congress on May 28, 2020 and effective from January 1, 2021) provides main legal basis for privacy and personal information infringement claims under the Chinese civil laws. PRC regulators, including the CAC, MIIT, and the Ministry of Public Security have been increasingly focused on regulation in the areas of data security and data protection.

In December 2021, the CAC and certain other PRC regulatory authorities promulgated the Cybersecurity Review Measures, which became effective in February 2022. Pursuant to the Cybersecurity Review Measures, operators of critical information infrastructure must pass a cybersecurity review when purchasing network products and services which do or may affect national security. On June 10, 2021, the Standing Committee of the NPC promulgated the PRC Data Security Law, which took effect on September 1, 2021. The Data Security Law also sets forth the data security protection obligations for entities and individuals handling personal data, including that no entity or individual may acquire such data by stealing or other illegal means, and the collection and use of such data should not exceed the necessary limits The costs of compliance with, and other burdens imposed by, CSL and any other cybersecurity and related laws may limit the use and adoption of our products and services and could have an adverse impact on our business. On January 4, 2022, thirteen PRC regulatory agencies, namely, the CAC, the NDRC, the Ministry of Industry and Information Technology, the Ministry of Public Security, the Ministry of State Security, the MOF, MOFCOM, SAMR, CSRC, the People’s Bank of China, the National Radio and Television Administration, National Administration of State Secrets Protection and the National Cryptography Administration, jointly adopted and published the Measures for Cybersecurity Review (2021), which became effective on February 15, 2022. The Measures for Cybersecurity Review (2021) required that, among others, in addition to “operator of critical information infrastructure” any “operator of network platform” holding personal information of more than one million users which seeks to list in a foreign stock exchange should also be subject to cybersecurity review.

On July 10, 2021, the CAC issued a revised draft of the Measures for Cybersecurity Review for public comments (the “Review Measures”), and on December 28, 2021, the CAC, the NDRC, and several other administrations jointly issued the revised Measures for Cybersecurity Review, or the Revised Review Measures, which became effective and has replaced the existing Measures for Cybersecurity Review on February 15, 2022. According to the Revised Review Measures, if an “online platform operator” that is in possession of personal data of more than one million users intends to list in a foreign country, it must apply for a cybersecurity review. Based on a set of Q&A published on the official website of the CAC in connection with the issuance of the Revised Review Measures, an official of the said administration indicated that an online platform operator should apply for a cybersecurity review prior to the submission of its listing application with non-PRC securities regulators. Furthermore, on September 24, 2024, the State Council of the PRC promulgated the Regulation on Network Data Security Management, or the Data Security Regulations, which came into effect on January 1, 2025. The Data Security Regulations provide that data processors refer to individuals or organizations that, during their data processing activities such as data collection, storage, utilization, transmission, publication and deletion, have autonomy over the purpose and manner of data processing. In accordance with the Data Security Regulations, data processors shall apply for a national security review for any data processing activity that affects or may affect national security. However, there have been no clarifications from the relevant authorities as of the date of this prospectus as to the standards for determining whether an activity is one that “affects or may affect national security.” In addition, the Data Security Regulations require that data processors that process “important data” must conduct an annual data security assessment and submit the assessment report of the preceding year to the provincial competent authority..

As advised by Jiangsu Junjin Law Firm, we will not be subject to cybersecurity review with the CAC, given that: (i) Shanghai Xianzhui does not possess and does not anticipate that it will possess a large amount of personal information in our business operations and (ii) data processed in Shanghai Xianzhui’s business does not have a bearing on national security and thus may not be classified as core or important data by the authorities. In addition, for the same reasons, we are not subject to network data security review by the CAC pursuant to the Data Security Regulations. However, the definition of “network platform operator” is unclear and it is also unclear on how it will be interpreted and implemented by the relevant PRC governmental authorities.

In addition, an overseas-listed company must also submit the filing with respect to its follow-on offerings, issuance of convertible corporate bonds and exchangeable bonds, and other equivalent offering activities, within the time frame specified by the Trial Measures.

As advised by Jiangsu Junjin Law Firm, because the Company is not a company registered and formed in the territory of China, its continued listing on Nasdaq and future offerings are not “direct overseas offering and listing of domestic enterprises” as defined under the Trial Measures. Furthermore, according to Article 2 of the Trial Measures, the “indirect overseas offering and listing of domestic enterprises” refers to the overseas offering and listing of enterprises whose main business activities are in China, in the name of enterprises registered overseas, which offering and listing are based on the equity, assets, income or other similar rights and interests of the domestic enterprises. According to Article 15 of the Trial Measures, if the issuer meets both of the following conditions, the overseas offerings and listings shall be determined as an “indirect overseas offering and listing of domestic enterprises”: (i) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year is accounted for by domestic enterprises; and; (ii) its major operational activities are carried out in China or its main places of business are located in China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in China.

The Company does not meet both the requirements under Article 15 of the Trial Measures and therefore its continued listing on Nasdaq and future offerings are not an “Indirect overseas offering and listing of domestic enterprises”, considering that (i) the operating revenue, total profit, total assets and net assets of the Company’s subsidiaries that were established in China for the year ended December 31, 2025 do not account for more than 50% of such data in our consolidated financial statements for the same period, (ii) our main business is not conducted within China, and (iii) the majority of our senior management personnel are not Chinese citizens or reside in China on a regular basis. Therefore, as advised by Jiangsu Junjin Law Firm, we are not required to complete the record filing requirement under the Trial Measures. However, if we inadvertently conclude that such filing procedures are not required, or applicable laws, regulations, or interpretations change such that we are required to complete the filing procedures in the future, we may be subject to investigations by the regulators, fines or penalties, ordered to suspend our relevant operations and rectify any non-compliance, prohibited from engaging in relevant business or conducting any offering, and these risks could result in a material adverse change in our operations and/or the value of our common stock, and could significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

We cannot assure you that PRC regulatory agencies, including the CAC, would take the same view as we do, and there is no assurance that we can fully or timely comply with such laws. In the event that we are subject to any mandatory cybersecurity review and other specific actions required by the CAC, we face uncertainty as to whether any clearance or other required actions can be timely completed, or at all. Given such uncertainty, we may be further required to suspend our relevant business, shut down our website, or face other penalties, which could materially and adversely affect our business, financial condition, and results of operations.

As of the date of this prospectus, as confirmed by our PRC counsel, Jiangsu Junjin Law Firm, our PRC operating subsidiaries have received all requisite permissions or approvals to operate the business and no such permissions or approvals have been denied. As further confirmed by our PRC counsel, Jiangsu Junjin Law Firm, except for the business license mentioned in “Prospectus Summary — Governmental Regulations in the PRC — Regulations on Business License” on page 11 of this prospectus, our PRC operating subsidiaries are not required to obtain any other permissions or approvals from any Chinese authorities to operate the business. As further confirmed by our PRC counsel, Jiangsu Junjin Law Firm, no relevant PRC laws or regulations in effect require that we obtain permission from any PRC authorities to issue securities to foreign investors, and we have not received any inquiry, notice, warning, sanction, or any regulatory objection from the CSRC, the CAC, or any other PRC authorities that have jurisdiction over our operations. See “Prospectus Summary – Governmental Regulations in the PRC – Regulations on Mergers & Acquisitions and Overseas Listings” on page 15 of this prospectus and “— Regulations on Cybersecurity Review” on page 17 of this prospectus. However, applicable laws and regulations may be tightened, and new laws or regulations may be introduced to impose additional government approval, license, and permit requirements. If (i) we or our subsidiaries do not receive or maintain all such required permissions or approvals to operate our business, (ii) we or our subsidiaries inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, we may face sanctions, including fines and penalties, by the CAC, CSRC, or other PRC regulatory agencies, our PRC subsidiaries’ ability to pay dividends outside of the PRC could be limited, our operations could be adversely affected, directly or indirectly, we could be required to restructure our operations to comply with such regulations or potentially cease operations in the PRC entirely, our ability to offer, or continue to offer, securities to investors could be significantly limited or completely hindered and the value of our securities might significantly decline or be worthless.

The CSRC has released the Trial Measures for Administration of Overseas Securities Offerings and Listings by Domestic Companies (the “Trial Measures”). With such rules in effect, the Chinese government may exert more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers, which could significantly limit or completely hinder our ability to continue to offer our securities to investors and could cause the value of our securities to significantly decline or become worthless.

On February 17, 2023, the China Securities Regulatory Commission, or the CSRC, announced the Circular on the Administrative Arrangements for Filing of Securities Offering and Listing by Domestic Companies, or the Circular, and released a set of new regulations which consists of the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, or the Trial Measures, and five supporting guidelines. On the same date, the CSRC also released the Notice on the Arrangements for the Filing Management of Overseas Listing of Domestic Companies, or the Notice. The Trial Measures came into effect on March 31, 2023. The Trial Measures refine the regulatory system by subjecting both direct and indirect overseas offering and listing activities to the CSRC filing-based administration. Requirements for filing entities, time points and procedures are specified. A PRC domestic company that seeks to offer and list securities in overseas markets shall fulfill the filing procedure with the CSRC per the requirements of the Trial Measures. Where a PRC domestic company seeks to indirectly offer and list securities in overseas markets, the issuer shall designate a major domestic operating entity, which shall, as the domestic responsible entity, file with the CSRC. The Trial Measures also lay out requirements for the reporting of material events. Breaches of the Trial Measures, such as offering and listing securities overseas without fulfilling the filing procedures, shall bear legal liabilities, including a fine between RMB 1.0 million (approximately $140,000) and RMB 10.0 million (approximately $1.4 million), and the Trial Measures increase the cost for offenders by enforcing accountability with administrative penalties and incorporating the compliance status of relevant market participants into the Securities Market Integrity Archives.

According to the Circular, since the date of effectiveness of the Trial Measures on March 31, 2023, PRC domestic enterprises falling within the scope of filing that have been listed overseas or met the following circumstances are “existing enterprises”: before the effectiveness of the Trial Measures on March 31, 2023, the application for indirect overseas issuance and listing has been approved by the overseas regulators or overseas stock exchanges (such as the registration statement has become effective on the U.S. market), it is not required to perform issuance and listing supervision procedures of the overseas regulators or overseas stock exchanges, and the overseas issuance and listing would be completed by September 30, 2023. Existing enterprises are not required to file with the CSRC immediately, and filings with the CSRC should be made as required if they involve refinancings and other filing matters. PRC domestic enterprises that have submitted valid applications for overseas issuance and listing but have not been approved by overseas regulatory authorities or overseas stock exchanges at the date of effectiveness of the Trial Measures on March 31, 2023 can reasonably arrange the timing of filing applications with the CSRC and shall complete the filing with the CSRC before the overseas issuance and listing.

In addition, an overseas-listed company must also submit the filing with respect to its follow-on offerings, issuance of convertible corporate bonds and exchangeable bonds, and other equivalent offering activities, within the time frame specified by the Trial Measures.

As advised by Jiangsu Junjin Law Firm, because the Company is not a company registered and formed in the territory of China, its continued listing on Nasdaq and future offerings are not “direct overseas offering and listing of domestic enterprises” as defined under the Trial Measures. Furthermore, according to Article 2 of the Trial Measures, the “indirect overseas offering and listing of domestic enterprises” refers to the overseas offering and listing of enterprises whose main business activities are in China, in the name of enterprises registered overseas, which offering and listing are based on the equity, assets, income or other similar rights and interests of the domestic enterprises. According to Article 15 of the Trial Measures, if the issuer meets both of the following conditions, the overseas offerings and listings shall be determined as an “indirect overseas offering and listing of domestic enterprises”: (i) 50% or more of the issuer’s operating revenue, total profit, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year is accounted for by domestic enterprises; and; (ii) its major operational activities are carried out in China or its main places of business are located in China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in China.

The Company does not meet both the requirements under Article 15 of the Trial Measures and therefore its continued listing on Nasdaq and future offerings are not an “Indirect overseas offering and listing of domestic enterprises”, considering that (i) the operating revenue, total profit, total assets and net assets of the Company’s subsidiaries that were established in China for the year ended December 31, 2025 do not account for more than 50% of such data in our consolidated financial statements for the same period, (ii) our main business is not conducted within China, and (iii) the majority of our senior management personnel are not Chinese citizens or reside in China on a regular basis. Therefore, as advised by Jiangsu Junjin Law Firm, we are not required to complete the record filing requirement under the Trial Measures. However, if we inadvertently conclude that such filing procedures are not required, or applicable laws, regulations, or interpretations change such that we are required to complete the filing procedures in the future, we may be subject to investigations by the regulators, fines or penalties, ordered to suspend our relevant operations and rectify any non-compliance, prohibited from engaging in relevant business or conducting any offering, and these risks could result in a material adverse change in our operations and/or the value of our common stock, and could significantly limit or completely hinder our ability to offer or continue to offer securities to investors, or cause such securities to significantly decline in value or become worthless.

If we become directly subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, listing and future offerings and our reputation and could result in a loss of your investment in our common stock, especially if such matter cannot be addressed and resolved favorably.

Recently, U.S. public companies that have substantially all of their operations in China, have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered around financial and accounting irregularities, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result of the scrutiny, criticism and negative publicity, the publicly traded stock of many U.S. listed Chinese companies has sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on our Company, our business and listing and future offerings. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend the Company. This situation may be a major distraction to our management. If such allegations are not proven to be groundless, our Company and business operations will be severely hampered and your investment in our common stock could be rendered worthless.

The recent joint statement by the SEC and PCAOB, proposed rule changes submitted by Nasdaq, and the Holding Foreign Companies Accountable Act all call for additional and more stringent criteria to be applied to emerging market companies upon assessing the qualification of their auditors, especially the non-U.S. auditors who are not inspected by the PCAOB. Although the audit report included in the annual report was issued by U.S. auditors who are currently inspected by the PCAOB, if it is later determined that the PCAOB is unable to inspect or investigate our auditor completely, investors would be deprived of the benefits of such inspection and our common stock may be delisted or prohibited from trading.

On April 21, 2020, SEC Chairman Jay Clayton and PCAOB Chairman William D. Duhnke III, along with other senior SEC staff, released a joint statement highlighting the risks associated with investing in companies based in or have substantial operations in emerging markets including China. The joint statement emphasized the risks associated with lack of access for the PCAOB to inspect auditors and audit work papers in China and higher risks of fraud in emerging markets.

On May 18, 2020, Nasdaq filed three proposals with the SEC to (i) apply minimum offering size requirement for companies primarily operating in “Restrictive Market”, (ii) adopt a new requirement relating to the qualification of management or board of director for Restrictive Market companies, and (iii) apply additional and more stringent criteria to an applicant or listed company based on the qualifications of the company’s auditors.

On May 20, 2020, the U.S. Senate passed the HFCAA requiring a foreign company to certify it is not owned or controlled by a foreign government if the PCAOB is unable to audit specified reports because the company uses a foreign auditor not subject to PCAOB inspection. If the PCAOB is unable to inspect the company’s auditors for three consecutive years, the issuer’s securities are prohibited to trade on a national securities exchange or in the over the counter trading market in the U.S. On December 2, 2020, the U.S. House of Representatives approved the HFCAA. On December 18, 2020, the HFCAA was signed into law.

On March 24, 2021, the SEC announced that it had adopted interim final amendments to implement congressionally mandated submission and disclosure requirements of the Act. The interim final amendments will apply to registrants that the SEC identifies as having filed an annual report on Forms 10-K, 20-F, 40-F or N-CSR with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB has determined it is unable to inspect or investigate completely because of a position taken by an authority in that jurisdiction. The SEC will implement a process for identifying such a registrant and any such identified registrant will be required to submit documentation to the SEC establishing that it is not owned or controlled by a governmental entity in that foreign jurisdiction, and will also require disclosure in the registrant’s annual report regarding the audit arrangements of, and governmental influence on, such a registrant.

On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act, and on December 29, 2022, the Consolidated Appropriations Act was signed into law by President Biden, which contained, among other things, an identical provision to the Accelerating Holding Foreign Companies Accountable Act and amended the HFCAA by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three, thus reducing the time period for triggering the prohibition on trading.

On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCAA. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions.

On December 16, 2021, PCAOB announced the PCAOB Holding Foreign Companies Accountable Act determinations (the “PCAOB determinations”) relating to the PCAOB’s inability to inspect or investigate completely registered public accounting firms headquartered in Chinese mainland of the PRC or Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in the PRC or Hong Kong.

On August 26, 2022, the CSRC, the MOF, and the PCAOB signed a Statement of Protocol (the “Protocol”), governing inspections and investigations of audit firms based in Chinese mainland and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in Chinese mainland and Hong Kong. Pursuant to the fact sheet with respect to the Protocol disclosed by the SEC, the PCAOB shall have independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC.

On December 15, 2022, the PCAOB determined that the PCAOB was able to secure complete access to inspect and investigate registered public accounting firms headquartered in Chinese mainland and Hong Kong and voted to vacate its previous determinations to the contrary. However, should PRC authorities obstruct or otherwise fail to facilitate the PCAOB’s access in the future, the PCAOB will consider the need to issue a new determination. Our auditor, HTL, with its headquarter at 12 Greenway Plaza, Suite 1100, Houston, Texas, 77046, is subject to inspection by the PCAOB on a regular basis. If it is later determined that the PCAOB is unable to inspect or investigate our auditor completely, investors may be deprived of the benefits of such inspection. Any audit reports not issued by auditors that are completely inspected by the PCAOB, or a lack of PCAOB inspections of audit work undertaken in China that prevents the PCAOB from regularly evaluating our auditor’s audits and its quality control procedures, could result in a lack of assurance that our financial statements and disclosures are adequate and accurate. Moreover, if trading in our securities is prohibited under the HFCAA in the future because the PCAOB determines that it cannot inspect or fully investigate our auditor at such future time, an exchange may determine to delist our securities.

However, these recent developments would add uncertainties to our listing and future offerings, and we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. In the event it is later determined that the PCAOB is unable to inspect or investigate completely the Company’s auditor because of a position taken by an authority in a foreign jurisdiction, then such lack of inspection could cause trading in the Company’s securities to be prohibited under the HFCAA, and ultimately result in a determination by a securities exchange to delist the Company’s securities.

The M&A Rules and certain other PRC regulations establish complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.

The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in August 2006 and amended in 2009, and some other regulations and rules concerning mergers and acquisitions established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time consuming and complex, including requirements in some instances that the MOC be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise. For example, the M&A Rules require that MOFCOM be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise, if (i) any important industry is concerned, (ii) such transaction involves factors that impact or may impact national economic security, or (iii) such transaction will lead to a change in control of a domestic enterprise which holds a famous trademark or PRC time-honored brand. Moreover, the Anti-Monopoly Law promulgated by the SCNPC effective in 2008 requires that transactions which are deemed concentrations and involve parties with specified turnover thresholds (i.e., during the previous fiscal year, (i) the total global turnover of all operators participating in the transaction exceeds RMB10 billion and at least two of these operators each had a turnover of more than RMB400 million within China, or (ii) the total turnover within China of all the operators participating in the concentration exceeded RMB 2 billion, and at least two of these operators each had a turnover of more than RMB 400 million within China) must be cleared by MOFCOM before they can be completed.

Moreover, the Anti-Monopoly Law requires that the MOC shall be notified in advance of any concentration of undertaking if certain thresholds are triggered. In addition, the security review rules issued by the MOC that became effective in September 2011 specify that mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns are subject to strict review by the MOC, and the rules prohibit any activities attempting to bypass a security review, including by structuring the transaction through a proxy or contractual control arrangement. In the future, we may grow our business by acquiring complementary businesses. Complying with the requirements of the above-mentioned regulations and other relevant rules to complete such transactions could be time consuming, and any required approval processes, including obtaining approval from the MOC or its local counterparts may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share.

If Shanghai Xianzhui fails to maintain the requisite licenses and approvals required under PRC law, our business, financial condition and results of operations may be materially and adversely affected.

As of the date of this prospectus, as confirmed by our PRC counsel, Jiangsu Junjin Law Firm, our PRC operating subsidiaries have received all requisite permissions or approvals to operate the business and no such permissions or approvals have been denied. As further confirmed by our PRC counsel, Jiangsu Junjin Law Firm, except for the business license mentioned in “Prospectus Summary – Governmental Regulations in the PRC – Regulations on Business License” on page 11 of this prospectus, our PRC operating subsidiaries are not required to obtain any other permissions or approvals from any Chinese authorities to operate the business. As further confirmed by our PRC counsel, Jiangsu Junjin Law Firm, no relevant PRC laws or regulations in effect require that we obtain permission from any PRC authorities to issue securities to foreign investors, and we have not received any inquiry, notice, warning, sanction, or any regulatory objection from the CSRC, the CAC, or any other PRC authorities that have jurisdiction over our operations. See “Prospectus Summary – Governmental Regulations in the PRC – Regulations on Mergers & Acquisitions and Overseas Listings” on page 15 of this prospectus and “– Regulations on Cybersecurity Review” on page 18 of this prospectus. However, applicable laws and regulations may be tightened, and new laws or regulations may be introduced to impose additional government approval, license, and permit requirements. If (i) we or our subsidiaries do not receive or maintain all such required permissions or approvals to operate our business, (ii) we or our subsidiaries inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, we may face sanctions, including fines and penalties, by the CAC, CSRC, or other PRC regulatory agencies, our PRC subsidiaries’ ability to pay dividends outside of the PRC could be limited, our operations could be adversely affected, directly or indirectly, we could be required to restructure our operations to comply with such regulations or potentially cease operations in the PRC entirely, our ability to offer, or continue to offer, securities to investors could be significantly limited or completely hindered and the value of our securities might significantly decline or be worthless.

We conduct part of our operations in China. As such, the PRC government may exercise significant oversight and discretion over the conduct of our operating subsidiaries’ business and may intervene in or influence their operations at any time, which could result in a material change in their operations and/or the value of our ordinary shares. Changes in the policies, regulations, rules, and the enforcement of laws of the PRC government may also be implemented quickly with little advance notice. Therefore, our assertions and beliefs of the risk imposed by the PRC legal and regulatory system cannot be certain.

GDC conducts its operations and operates its business in both United States and China by itself and through its subsidiaries, AI Catalysis Corp., a Nevada corporation, and Shanghai Xianzhui Technology Co., Ltd., a company incorporated in China. The majority of the Company’s operation is in the United States. As of the date of this prospectus, we are not materially affected by recent statements by the PRC government indicating an intention to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers. However, due to certain long arm provisions in the current PRC laws and regulations, there remains regulatory uncertainty with respect to the implementation and interpretation of laws in the PRC. The PRC government may choose to exercise significant oversight and discretion, and the regulations to which our operating subsidiaries are subject may change rapidly and with little notice to us and our operating subsidiaries or our shareholders. As a result, the application, interpretation, and enforcement of new and existing laws and regulations in the PRC are often uncertain. In addition, these laws and regulations may be interpreted and applied inconsistently by different agencies or authorities, and inconsistently with our and our operating subsidiaries’ current policies and practices. New laws, regulations, and other government directives in the PRC may also be costly to comply with, and such compliance or any associated inquiries or investigations or any other government actions may:

●	delay or impede our operating subsidiaries’ development;

●	result in negative publicity or increase our operating subsidiaries’ operating costs;

●	require significant management time and attention; and

●	subject our operating subsidiaries to remedies, administrative penalties and even criminal liabilities that may harm our operating subsidiaries’ business, including fines assessed for our operating subsidiaries’ current or historical operations, or demands or orders that our operating subsidiaries modify or even cease our operating subsidiaries’ business practices.

We are aware that recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in the PRC with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement.

Since these statements and regulatory actions are new, it is highly uncertain how soon the PRC legislative or administrative regulation making bodies will respond or what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any, or what the potential impact that any such modified or new laws and regulations would have on our operating subsidiaries’ daily business operation, the ability to accept foreign investments and list on an U.S. or other foreign exchange.

The PRC government may intervene or influence our operating subsidiaries’ operations at any time and may exert more control over offerings conducted overseas and foreign investment in China-based issuers, which may result in a material change in our operating subsidiaries’ operations and/or the value of our ordinary shares. Any legal or regulatory changes that restrict or otherwise unfavorably impact our operating subsidiaries’ ability to conduct their business could decrease demand for their services, reduce revenues, increase costs, require our operating subsidiaries to obtain more licenses, permits, approvals or certificates, or subject them to additional liabilities. To the extent any new or more stringent measures are implemented, our operating subsidiaries’ business, financial condition and results of operations could be adversely affected, and the value of our ordinary shares could decrease or become worthless.

If the PRC government chooses to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer ordinary shares to investors and cause the value of our ordinary shares to significantly decline or be worthless.

Recent statements by the PRC government have indicated an intent to exert more oversight and control over offerings conducted overseas and/or over foreign investments in China-based issuers. On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws.

On February 17, 2023, the CSRC issued the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Enterprises, or the Trial Measures, which became effective on March 31, 2023. See “—The CSRC has released the Trial Measures for Administration of Overseas Securities Offerings and Listings by Domestic Companies (the “Trial Measures”). With such rules in effect, the Chinese government may exert more oversight and control over offerings that are conducted overseas and foreign investment in China-based issuers, which could significantly limit or completely hinder our ability to continue to offer our securities to investors and could cause the value of our securities to significantly decline or become worthless.”

On December 28, 2021, the CAC, the NDRC, and several other administrations jointly adopted and published the new Measures for Cybersecurity Review (“New Measures”), which came into effect on February 15, 2022. See “— Shanghai Xianzhui may become subject to a variety of laws and regulations in the PRC regarding privacy, data security, cybersecurity, and data protection. Shanghai Xianzhui may be required to suspend its business, be liable for improper use or appropriation of personal information provided by our customers and face other penalties.”

As of the date of this prospectus, as confirmed by our PRC counsel, Jiangsu Junjin Law Firm, our PRC operating subsidiaries have received all requisite permissions or approvals to operate the business and no such permissions or approvals have been denied. As further confirmed by our PRC counsel, Jiangsu Junjin Law Firm, except for the business license mentioned in “Prospectus Summary – Governmental Regulations in the PRC – Regulations on Business License” on page 11 of this prospectus, our PRC operating subsidiaries are not required to obtain any other permissions or approvals from any Chinese authorities to operate the business. As further confirmed by our PRC counsel, Jiangsu Junjin Law Firm, no relevant PRC laws or regulations in effect require that we obtain permission from any PRC authorities to issue securities to foreign investors, and we have not received any inquiry, notice, warning, sanction, or any regulatory objection from the CSRC, the CAC, or any other PRC authorities that have jurisdiction over our operations. See “Prospectus Summary – Governmental Regulations in the PRC – Regulations on Mergers & Acquisitions and Overseas Listings” on page 15 of this prospectus and “– Regulations on Cybersecurity Review” on page 17 of this prospectus. However, applicable laws and regulations may be tightened, and new laws or regulations may be introduced to impose additional government approval, license, and permit requirements. If (i) we or our subsidiaries do not receive or maintain all such required permissions or approvals to operate our business, (ii) we or our subsidiaries inadvertently conclude that such permissions or approvals are not required, or (iii) applicable laws, regulations, or interpretations change and we are required to obtain such permissions or approvals in the future, we may face sanctions, including fines and penalties, by the CAC, CSRC, or other PRC regulatory agencies, our PRC subsidiaries’ ability to pay dividends outside of the PRC could be limited, our operations could be adversely affected, directly or indirectly, we could be required to restructure our operations to comply with such regulations or potentially cease operations in the PRC entirely, our ability to offer, or continue to offer, securities to investors could be significantly limited or completely hindered and the value of our securities might significantly decline or be worthless.

The unwinding and disposal of our previous VIE structure may not be liability-free and we may be seemed to be in violation of PRC laws regulating our industry and operations.

We cannot assure you that the unwinding and disposal of the VIE structures in the PRC will not give rise to dispute or liability. We cannot guarantee that we will not continue to be subject to PRC regulatory inspection and/or review, especially when there remains significant uncertainty as to the scope and manner of the regulatory enforcement. If we become subject to regulatory inspection and/or review by the CSRC, the CAC or other PRC authorities, or are required by them to take any specific actions, it could cause suspension or termination of the future offering of our securities, disruptions to our operations, result in negative publicity regarding our company, and divert our managerial and financial resources.

Risks Related to Our Business and Industry

If we are unable to continuously entice TikTok users to participate in our live streaming channels and increase their spending on our platforms, including e-commerce and gaming, it could have significant consequences on our business and operational results.

The viability of our business largely depends on TikTok users engaging with our live streaming channels, which includes our live streaming e-commerce and gaming platforms. Our revenue is generated through product purchases, e-gift or token transactions with our live hosts, and purchase of the in-game items. To increase user spending, we must diversify our e-commerce product catalog, expand the range of live streaming games, increase the frequency of live streaming sessions, and collaborate with key opinion leaders (KOLs) to increase product sales. If we fail to attract new TikTok users or increase their average spending, it could have a significant negative impact on our business, financial stability, and operational performance.

The success of our business relies on the brand recognition of our subsidiary, AI Catalysis. Failing to maintain and improve this recognition could have consequences for our business prospects.

Our success heavily relies on the market recognition of our brands and reputation. As our subsidiary, AI Catalysis, was incorporated in 2023, it lacks significant market familiarity. Therefore, our ability to enhance and maintain brand recognition depends on various factors, some of which are beyond our control. Allocating excessive resources to marketing and promotional efforts could have a significant and negative impact on our business and operational results. Additionally, any negative publicity about our company, products, services, or content offerings could decrease customer and user interest, which could adversely affect our business and operational performance.

If we are unable to effectively implement our growth strategies, it could have a negative impact on our profitability and significantly harm our business and operational results.

Our current strategy for business growth involves expanding our product and game offerings, as well as increasing the number of live streamers and their unique styles. This will allow us to increase the frequency of live broadcasts, making it easier for TikTok users to discover our live streams at any time, whether during peak or off-peak hours, and encourage them to make purchases or play games within our live streams.

However, adding new games and recruiting new live streamers requires careful due diligence and numerous steps. This can be challenging, whether recruiting locally in the United States or internationally, as we must ensure they meet our high live streaming standards and can work with our schedules. Similarly, introducing new products on the e-commerce side requires research, quality control, international logistics, listing, video creation, and promotional efforts, all of which take time. Both aspects of our business are subject to external factors that can extend our timelines. Prolonged timelines can impede our business growth and potentially reduce our sales.

Competition in our business segments poses a significant threat, and if we are unable to compete effectively, we risk losing our market share or failing to gain additional market share, which could adversely affect our profitability.

Currently, the competition among users engaged in live-streaming e-commerce and live-streaming games on TikTok is not particularly intense. This is because the TikTok e-commerce and live-streaming gaming sectors have been operational for less than a year, making them relatively new markets. In comparison to many Asian countries, competition on TikTok is not as fierce at this stage.

However, it is undeniable that more users and capital will increasingly enter these two sectors in the future. We are not only contending with competition from similar ventures on the TikTok platform but also facing competition from e-commerce and gaming platforms outside of TikTok, striving to capture market share.

Furthermore, many TikTok users have not yet developed the habit of online shopping or mobile gaming on the TikTok platform. This factor adds complexity to our initial efforts in establishing brand recognition.

We have engaged in collaborations with business partners, and we may pursue further collaborations and strategic partnerships in the future. However, there is no guarantee that we will realize the benefits of these collaborations or that they will be successful.

We are actively pursuing strategic partnerships and collaborations with business entities that we believe will improve our competitiveness and promote business growth. However, the expected revenue and cost synergies from both current and future collaborations and partnerships may not materialize as anticipated. Additionally, our involvement in the emerging industry sector, characterized by developing technologies and nascent collaborative networks, introduces greater uncertainties. If our business collaborations prove unsuccessful, it could have a negative impact on our business prospects and operational results.

We may encounter infringement claims by third parties for information on or linked to our platforms, which could disrupt our normal business operations, manage our reputation and cause us to incur substantial legal costs.

When engaging in brand and product promotion on TikTok, we often collaborate with other KOLs on the platform who feature our products or brand in their videos. However, during this process, we cannot guarantee that they will not inadvertently misrepresent our products. Furthermore, if these KOLs engage in any form of misconduct or infringement, it may indirectly impact our brand reputation, and the extent of this damage is difficult to quantify. Any significant loss has the potential to harm our reputation, result in financial losses, or ultimately affect our operations.

Our reputation and operations may be adversely impacted by employee misconduct.

There is a risk of employee misconduct, which includes failure to comply with government regulations, engaging in unauthorized activities, misrepresenting our products in marketing activities, and improper use of product/game information. Employee misconduct could damage our reputation, which could significantly impact our business. We may not be able to prevent employee misconduct, and the measures we take to prevent and deter it may not be effective.

We do not have insurance coverage.

We do not have insurance coverage. We have evaluated the risks associated with potential business disruptions, liabilities, loss or damage to our fixed assets (such as equipment and office furniture), the associated insurance costs, and the challenges of obtaining such coverage on commercially reasonable terms. Based on this assessment, it is not commercially practical for us to secure comprehensive insurance coverage for these risks. These circumstances could adversely impact our financial results.

We may be unable to gain any significant market acceptance for our products and services or be unable to establish a significant market presence.

Our growth strategy for is substantially dependent upon our ability to market our intended products and services successfully to prospective clients. Our intended products and services may not achieve significant market acceptance. If acceptance is achieved, it may not be sustained for any significant period of time. Failure of our intended products and services to achieve or sustain market acceptance could have a material adverse effect on our business, financial conditions and the results of our operations.

The e-commerce market witnessed substantial growth over the past two years due to the COVID-19 pandemic. However, with the pandemic’s eventual resolution and the return to normalcy, the rate of market expansion is expected to decelerate. It could have a negative impact on our profitability and significantly harm our business and operational results.

The e-commerce market has experienced remarkable growth and transformation over the last two years, driven primarily by the unprecedented impact of the COVID-19 pandemic. The pandemic reshaped consumer behavior, accelerating the adoption of online shopping, digital payments, and contactless transactions. This surge in e-commerce activity was nothing short of remarkable, with businesses and consumers alike rapidly adapting to this new digital landscape.

During the height of the pandemic, e-commerce became an essential lifeline for many, offering convenience and safety when traditional brick-and-mortar retail faced restrictions and concerns. This growth wasn’t limited to any particular sector; it spanned across industries, from retail giants to small businesses, and it showcased the resilience and adaptability of the e-commerce ecosystem. However, as the world gradually progresses toward a post-pandemic era, the e-commerce landscape is poised for a shift. The exponential growth rates witnessed during the height of the pandemic are likely to decelerate. It could then have a negative impact on our profitability and significantly harm our business and operational results.

There is risk of e-commerce fraud, and if that occurs, it could have a negative impact on our profitability and significantly harm our business and operational results.

Online retailers may become subject to risk of e-commerce fraud. To mitigate this ongoing threat, prioritizing fraud prevention measures is crucial. These measures may include routine security audits, the implementation of an Address Verification Service (AVS), and the use of Hypertext Transfer Protocol Secure (HTTPS). E-commerce fraud is evolving, with fraudsters employing more sophisticated methods. The growth in the e-commerce fraud detection and prevention market reflects the increasing urgency in addressing this risk. The e-commerce fraud is a multifaceted risk that demands constant attention. We may need to prevent and to mitigate this persistent threat, protecting our financial interests and the trust of their customers, and if the fraud occurs, it could have a negative impact on our profitability and significantly harm our business and operational results.

Given our significant reliance on the TikTok platform for various business functions, including inventory management, client services, and live streaming channels for our e-commerce, any downtime experienced by TikTok could significantly impact our operations.

In the ever-evolving digital landscape, where businesses heavily depend on various online platforms, the risk of platform downtime looms as a substantial concern.

Our company have cultivated a significant reliance on the TikTok platform, which serves as the backbone for a multitude of our critical business functions. These functions encompass inventory management, client services, and the live streaming channels that underpin our e-commerce activities. Consequently, any downtime experienced by TikTok, whether due to planned maintenance or unforeseen technical issues, can significantly impact our operations.

AI technologies are constantly evolving. Any flaws or inappropriate usage of AI Technologies could have negative impact on our business and reputation.

AI technologies are constantly evolving. Any flaws or inappropriate usage of AI technologies, whether actual or perceived, whether intended or inadvertent, whether committed by us or by other third parties, could have negative impact on our business, reputation and the general acceptance of AI solutions by society.

The industries in which we operate are characterized by constant changes, including rapid technological evolution, frequent introductions of new solutions, continual shifts in users demands and constant emergence of new industry standards and practices. Thus, our success will depend, in part, on our ability to respond to these changes in a cost-effective and timely manner. We need to constantly anticipate the emergence of new technologies and assess their market acceptance.

Our financial and operating performance may be adversely affected by general economic conditions, natural catastrophic events, epidemics, and public health crises that impact the virtual content production industry.

Our operating results will be subject to fluctuations based on general economic conditions, in particular those conditions that impact the metaverse industry. Deterioration in economic conditions could cause decreases in both volume and reduce and/or negatively impact our short-term ability to grow our revenues. Further, any decreased collectability of accounts receivable or early termination of agreements due to deterioration in economic conditions could negatively impact our results of operations.

Our business is subject to the impact of natural catastrophic events such as earthquakes, floods or power outages, political crises such as terrorism or war, and public health crises, such as disease outbreaks, epidemics, or pandemics in the U.S. and global economies, our markets and business locations.

Similarly, natural disasters, wars (including the potential of war), terrorist activity (including threats of terrorist activity), social unrest and heightened travel security measures instituted in response, and travel-related accidents, as well as geopolitical uncertainty and international conflict, will affect travel volume and may in turn have a material adverse effect on our business and results of operations. In addition, we may not be adequately prepared in contingency planning or recovery capability in relation to a major incident or crisis, and as a result, our operational continuity may be adversely and materially affected, which in turn may harm our reputation.

As a “smaller reporting company” under applicable law, we will be subject to lessened disclosure requirements. Such reduced disclosure may make our common stock less attractive to investors.

For as long as we remain an “smaller reporting company” as defined in Rule 405 of the Securities Act and Item 10 of the Regulation S-K, we will elect to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “smaller reporting companies”, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and the ability to include only two years of audited financial statements and only two years of related management’s discussion and analysis of financial condition and results of operations disclosure. Because of these lessened regulatory requirements, our stockholders would be left without information or rights available to stockholders of more mature companies. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

Any cybersecurity-related attack, significant data breach or disruption of the information technology systems, infrastructure, network, third-party processors or platforms on which we rely could damage our reputation and adversely affect our business and financial results.

Our operations rely on information technology systems for the use, storage and transmission of sensitive and confidential information with respect to our customers, our employees and other third parties. A malicious cybersecurity-related attack, intrusion or disruption by either an internal or external source or other breach of the systems on which our platform and products operate, and on which our employees conduct business, could lead to unauthorized access to, use of, loss of or unauthorized disclosure of sensitive and confidential information, disruption of our services, viruses, worms, spyware, or other malware being served from our platform, networks, or systems; and resulting regulatory enforcement actions, litigation, indemnity obligations and other possible liabilities, as well as negative publicity, which could damage our reputation, impair sales and harm our business. Cyberattacks and other malicious internet-based activity continue to increase, and cloud-based platform providers of products and services have been and are expected to continue to be targeted. In addition to traditional computer “hackers,” malicious code (such as viruses and worms), phishing, employee theft or misuse and denial-of-service attacks, sophisticated nation-state and nation-state supported actors now engage in attacks (including advanced persistent threat intrusions). Cyberattacks may also gain publishing access to our customers’ accounts on our platform, using that access to publish content without authorization.

As of September 30, 2025, we have not identified any risks from known cybersecurity threats, including as a result of any previous cybersecurity incidents, that have materially affected or are reasonably likely to materially affect us, including our business strategy, results of operations or financial condition. We plan to develop and implement information securities policies and incident response plans to evaluate, identify, and handle material risks associated with cybersecurity threats.

However, it is not feasible, as a practical matter, for us to entirely mitigate these risks. If our security measures are compromised as a result of third-party action, employee, customer, or user error, malfeasance, stolen or fraudulently obtained log-in credentials or otherwise, our reputation would be damaged, our data, information or intellectual property, or those of our customers and our customers’ consumers, may be destroyed, stolen or otherwise compromised, our business may be harmed and we could incur significant liability. We have not always been able in the past, and may be unable in the future to anticipate or prevent techniques used to obtain unauthorized access to or compromise of our systems because they change frequently and are generally not detected until after an incident has occurred. We also cannot be certain that we will be able to prevent vulnerabilities in our software or address vulnerabilities that we may become aware of in the future.

Risks Related to Our Securities

The price of our common stock could be subject to rapid and substantial volatility. Such volatility, including any stock run-ups, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our common stock. Volatility in our common stock price may subject us to securities litigation.

The market for our common stock may have, when compared to seasoned issuers, significant price volatility and we expect that the price of our shares of common stock may continue to be more volatile than that of a seasoned issuer for the indefinite future. As a relatively small-capitalization company with a relatively small public float, we may experience greater share price volatility, extreme price run-ups, lower trading volume, and less liquidity than large-capitalization companies. In particular, our common stock may be subject to rapid and substantial price volatility, low volumes of trades, and large spreads in bid and ask prices. Such volatility, including any stock run-ups, may be unrelated to our actual or expected operating performance and financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our common stock.

In addition, if the trading volumes of our common stock are low, persons buying or selling in relatively small quantities may easily influence the price of our common stock. This low volume of trades could also cause the price of our common stock to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our common stock may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our common stock. As a result of this volatility, investors may experience losses on their investment in our common stock. A decline in the market price of our common stock also could adversely affect our ability to issue additional common stock or other securities and our ability to obtain additional financing in the future. No assurance can be given that an active market in our common stock will develop or be sustained. If an active market does not develop, holders of our common stock may be unable to readily sell the shares they hold or may not be able to sell their shares at all.

In addition, in the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities to the Company and could divert our management’s attention and resources.

We will need additional capital in the future. If additional capital is not available, we may not be able to continue to operate our business pursuant to our business plan or we may have to discontinue our operations entirely. Raising additional capital by issuing shares may cause dilution to existing shareholders.

We are currently authorized to issue 300,000,000 shares of common stock. As of December 31, 2025, we had 57,318,111 shares of common stock issued and outstanding.

We will require additional capital in the future. We have incurred losses in each year since our inception. If we continue to use cash at our historical rates of use we will need significant additional financing, which we may seek through a combination of private and public equity offerings, debt financings and collaborations and strategic and licensing arrangements. To the extent that we raise additional capital through the sale of equity or convertible debt securities, the ownership interest will be diluted, and the terms of any such offerings may include liquidation or other preferences that may adversely affect the then existing shareholders rights. Debt financing, if available, would result in increased fixed payment obligations and may involve agreements that include covenants limiting or restricting our ability to take specific actions such as incurring debt or making capital expenditures. If we raise additional funds through collaboration, strategic alliance or licensing arrangements with third parties, we may have to relinquish valuable rights to our technologies, future revenue streams or product candidates, or grant licenses on terms that are not favorable to us.

Future sales of our common stock could reduce the market price of the common stock.

Substantial sales of our common stock may cause the market price of our common stock to decline. Sales by us or our security holders of substantial amounts of our common stock, or the perception that these sales may occur in the future, could cause a reduction in the market price of our common stock.

The issuance of any additional shares of our common stock or any securities that are exercisable for or convertible into our common stock, may have an adverse effect on the market price of the common stock and will have a dilutive effect on our existing shareholders and holders of common stock.

We do not know whether a market for the common stock will be sustained or what the trading price of the common stock will be and as a result it may be difficult for you to sell your shares.

Although our common stock trade on Nasdaq, an active trading market for the common stock may not be sustained. It may be difficult for you to sell your shares without depressing the market price for the common stock. As a result of these and other factors, you may not be able to sell your shares. Further, an inactive market may also impair our ability to raise capital by selling common stock, or may impair our ability to enter into strategic partnerships or acquire companies or products by using our shares as consideration.

We have no plans to pay dividends on our shares, and you may not receive funds without selling the shares.

We have not declared or paid any cash dividends on our common stock, nor do we expect to pay any cash dividends on our common stock for the foreseeable future. We currently intend to retain any additional future earnings to finance our operations and growth and, therefore, we have no plans to pay cash dividends on our common stock at this time. Any future determination to pay cash dividends on our common stock will be at the discretion of our board of directors and will be dependent on our earnings, financial condition, operating results, capital requirements, any contractual restrictions, and other factors that our board of directors deems relevant. Accordingly, you may have to sell some or all of the shares in order to generate cash from your investment. You may not receive a gain on your investment when you sell the shares and may lose the entire amount of your investment.

A possible “short squeeze” due to a sudden increase in demand of our common stock that largely exceeds supply may lead to additional price volatility.

Historically there has not been a large short position in our common stock. However, in the future investors may purchase shares of our common stock to hedge existing exposure or to speculate on the price of our common stock. Speculation on the price of our common stock may involve long and short exposures. To the extent an aggregate short exposure in our common stock becomes significant, investors with short exposure may have to pay a premium to purchase shares for delivery to share lenders at times if and when the price of our common stock increases significantly, particularly over a short period of time. Those purchases may in turn, dramatically increase the price of our common stock. This is often referred to as a “short squeeze.” A short squeeze could lead to volatile price movements in our common stock that are not directly correlated to our business prospects, financial performance or other traditional measures of value for the Company or its common stock.

In the event that our common stock is delisted from Nasdaq, U.S. broker-dealers may be discouraged from effecting transactions in our common stock because they may be considered penny stocks and thus be subject to the penny stock rules.

The SEC has adopted a number of rules to regulate “penny stock” that restricts transactions involving stock which is deemed to be penny stock. Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Exchange Act. These rules may have the effect of reducing the liquidity of penny stocks. “Penny stocks” generally are equity securities with a price of less than $5.00 per share (other than securities registered on certain national securities exchanges or quoted on Nasdaq if current price and volume information with respect to transactions in such securities is provided by the exchange or system). Our common stock could be considered to be a “penny stock” within the meaning of the rules. The additional sales practice and disclosure requirements imposed upon U.S. broker-dealers may discourage such broker-dealers from effecting transactions in our common stock, which could severely limit the market liquidity of such common stock and impede their sale in the secondary market.

A U.S. broker-dealer selling a penny stock to anyone other than an established customer or “accredited investor” (generally, an individual with a net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the “penny stock” regulations require the U.S. broker-dealer to deliver, prior to any transaction involving a “penny stock”, a disclosure schedule prepared in accordance with SEC standards relating to the “penny stock” market, unless the broker-dealer or the transaction is otherwise exempt. A U.S. broker-dealer is also required to disclose commissions payable to the U.S. broker-dealer and the registered representative and current quotations for the securities. Finally, a U.S. broker-dealer is required to submit monthly statements disclosing recent price information with respect to the “penny stock” held in a customer’s account and information with respect to the limited market in “penny stocks”.

The market for “penny stocks” has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) “boiler room” practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, resulting in investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

CAPITALIZATION AND INDEBTNESS

Our capitalization will be set forth in the applicable prospectus supplement or in a report on Form 8-K subsequently furnished to the SEC and specifically incorporated by reference into this prospectus.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of securities we offer as indicated in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus.

DESCRIPTION OF CAPITAL STOCK

General

The following description of our capital stock together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the capital stock that we may offer under this prospectus but is not complete. For the complete terms of our capital stock, please refer to our articles of incorporation and our bylaws, as amended from time to time. While the terms we have summarized below will apply generally to any future capital stock that we may offer, we will describe the specific terms of any series of these securities in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any capital stock we offer under that prospectus supplement may differ from the terms we describe below.

As provided in the articles and bylaws, our authorized capital stock consists of 300,000,000 shares of common stock, par value $0.0001 per share, and 20,000,000 shares of preferred stock, par value $0.0001 per share.

The authorized and unissued shares of capital stock are available for issuance without further action by our shareholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. Unless approval of our shareholders is so required, our board of directors will not seek shareholder approval for the issuance and sale of our capital stock.

Common Stock

Voting Rights. The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders. Under our articles and bylaws, any corporate action to be taken by vote of stockholders other than for election of directors or such actions requiring a different number of votes by statute or our articles or bylaws, shall be authorized by the vote of the majority of the shares having voting power of those present in person or represented by proxy at a meeting of stockholder, or by written consent signed by shareholders holding a majority of the voting power, or by a different proportion of voting power if required for such corporate action. Directors are elected by a plurality of votes. Stockholders do not have cumulative voting rights.

Dividend Rights. Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of common stock are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds.

Liquidation Rights. In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding shares of preferred stock.

Other Rights. Holders of common stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock.

Preferred Stock

Our articles and bylaws authorize our board to issue up to 20,000,000 shares of preferred stock in one or more series, to determine the designations and the powers, preferences and rights and the qualifications, limitations and restrictions thereof, including the dividend rights, conversion or exchange rights, voting rights (including the number of votes per share), redemption rights and terms, liquidation preferences, sinking fund provisions and the number of shares constituting the series. Our board of directors could, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of common stock and which could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from attempting to acquire, a majority of our outstanding voting stock.

Anti-Takeover Provisions

Provisions of the Nevada Revised Statutes, our articles and bylaws could have the effect of delaying or preventing a third-party from acquiring us, even if the acquisition would benefit our stockholders. Such provisions of the Nevada Revised Statutes, our articles and bylaws are intended to enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by the board of directors and to discourage certain types of transactions that may involve an actual or threatened change of control of our company. These provisions are designed to reduce our vulnerability to an unsolicited proposal for a takeover that does not contemplate the acquisition of all of our outstanding shares, or an unsolicited proposal for the restructuring or sale of all or part of our company.

Our articles and bylaws may be adopted, amended or repealed by the affirmative vote of the holders of at least a majority of our outstanding shares of capital stock entitled to vote for the election of directors, and except as provided by Nevada law, our board of directors shall have the power to adopt, amend or repeal the articles and bylaws by a vote of not less than a majority of our directors. Any bylaw provision adopted by the board of directors may be amended or repealed by the holders of a majority of the outstanding shares of capital stock entitled to vote for the election of directors. Our articles and bylaws also contain limitations as to who may call special meetings as well as require advance notice of stockholder matters to be brought at a meeting. Additionally, our articles and bylaws also provide that no director may be removed by less than a two-thirds vote of the issued and outstanding shares entitled to vote on the removal. Our articles and bylaws also permit the board of directors to establish the number of directors and fill any vacancies and newly created directorships. These provisions will prevent a stockholder from increasing the size of our board of directors and gaining control of our board of directors by filling the resulting vacancies with its own nominees.

Our articles and bylaws establish an advance notice procedure for stockholder proposals to be brought before an annual meeting of our stockholders, including proposed nominations of persons for election to the board of directors. Stockholders at an annual meeting will only be able to consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the board of directors or by a stockholder who was a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has given us timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. Although our articles and bylaws do not give the board of directors the power to approve or disapprove stockholder nominations of candidates or proposals regarding other business to be conducted at a special or annual meeting, our articles and bylaws may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempting to obtain control of our company.

Authorized but Unissued Shares

Our authorized but unissued shares of common stock are available for our board of directors to issue without stockholder approval. We may use these additional shares for a variety of corporate purposes, including raising additional capital, corporate acquisitions and employee stock plans. The existence of our authorized but unissued shares of common stock could render it more difficult or discourage an attempt to obtain control of the company by means of a proxy context, tender offer, merger or other transaction since our board of directors can issue large amounts of capital stock as part of a defense to a take-over challenge. In addition, we have authorized in our articles and bylaws 20,000,000 shares of preferred stock, none of which are currently designated or outstanding. However, the board acting alone and without approval of our stockholders can designate and issue one or more series of preferred stock containing super-voting provisions, enhanced economic rights, rights to elect directors, or other dilutive features, that could be utilized as part of a defense to a take-over challenge.

Supermajority Voting Provisions

Nevada law provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s articles of incorporation or bylaws, unless a corporation’s articles of incorporation or bylaws, as the case may be, require a greater percentage. Although our articles and bylaws do not currently provide for such a supermajority vote on any matters other than as required by Nevada law, our board of directors can amend our bylaws and we can, with the approval of our stockholders, amend our articles and bylaws to provide for such a supermajority voting provision.

Cumulative Voting

Furthermore, neither the holders of our common stock nor the holders of our preferred stock have cumulative voting rights in the election of our directors. The combination of the present ownership by a few stockholders of a significant portion of our issued and outstanding common stock and lack of cumulative voting makes it more difficult for other stockholders to replace our board of directors or for a third party to obtain control of our company by replacing its board of directors.

Listing

Our common stock is listed and traded under the symbols “GDC” on the Nasdaq Capital Market tier of The Nasdaq Stock Market LLC.

Transfer Agent and Registrar

Continental Stock Transfer & Trust Company, 1 State Street, 30th Floor, New York, NY 10004, is the transfer agent for our common stock.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplement, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and any related warrant agreement and warrant certificate. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the specific terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement which includes this prospectus.

General

We may issue warrants for the purchase of common stock in one or more series. We may issue warrants independently or together with common stock, and the warrants may be attached to or separate from common stock. We may issue the warrants under warrant agreements to be entered into between us and a bank or trust company, as warrant agent, all as described in the prospectus supplement. If we issue the warrants under warrant agreements, the warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders or beneficial owners of warrants.

While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below:

●	the offering price and aggregate number of warrants offered;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	in the case of warrants to purchase common stock, the number or amount of shares of common stock purchasable upon the exercise of one warrant and the price at which and currency in which these shares may be purchased upon such exercise;

●	the manner of exercise of the warrants, including any cashless exercise rights;

●	the warrant agreement under which the warrants will be issued;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	anti-dilution provisions of the warrants, if any;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire or, if the warrants are not continuously exercisable during that period, the specific date or dates on which the warrants will be exercisable;

●	the manner in which the warrant agreement and warrants may be modified;

●	the identities of the warrant agent and any calculation or other agent for the warrants;

●	federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants;

●	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed or quoted; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

●	in the case of warrants to purchase common stock the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Holders of the warrants may exercise the warrants at any time up to the close of business on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required exercise price by the methods provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate, and in the applicable prospectus supplement, the information that the holder of the warrant will be required to deliver to the warrant agent or any other office indicated in the prospectus supplement.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants.

Enforceability of Rights By Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action the holder’s right to exercise, and receive the securities purchasable upon exercise of, its warrants in accordance with their terms.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, each warrant agreement and any warrants issued under the warrant agreements will be governed by New York law.

DESCRIPTION OF DEBT SECURITIES

As used in this prospectus, debt securities mean the debentures, notes, bonds and other evidences of indebtedness, which may or may not be converted into our ordinary shares, that we may issue from time to time. The debt securities may be either secured or unsecured and will either be senior debt securities or subordinated debt securities. The debt securities may be issued under one or more separate indentures between us and a trustee to be specified in an accompanying prospectus supplement. Senior debt securities will be issued under a new senior indenture. Subordinated debt securities will be issued under a subordinated indenture. Together, the senior indentures and the subordinated indentures are sometimes referred to in this prospectus as the indentures. This prospectus, together with the applicable prospectus supplement, will describe the terms of a particular series of debt securities.

The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures (and any amendments or supplements we may enter into from time to time which are permitted under each indenture) and the debt securities, including the definitions therein of certain terms.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of GD Culture Group Limited. The senior debt securities will rank equally with any of our other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

Unless otherwise specified in a prospectus supplement, the indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time at par or at a discount, and in the case of the new indentures, if any, in one or more series, with the same or various maturities. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture.

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

●	the title of the debt securities and whether they are subordinated debt securities or senior debt securities;

●	any limit on the aggregate principal amount of the debt securities;

●	the ability to issue additional debt securities of the same series;

●	the price or prices at which we will sell the debt securities;

●	the maturity date or dates of the debt securities on which principal will be payable;

●	the rate or rates of interest, if any, which may be fixed or variable, at which the debt securities will bear interest, or the method of determining such rate or rates, if any;

●	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

●	the conversion price at which the debt securities may be converted;

●	the date on which the right to convert the debt securities will commence and the date on which the right will expire;

●	if applicable, the minimum or maximum amount of debt securities that may be converted at any one time;

●	the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;

●	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

●	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

●	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the indenture;

●	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

●	our obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

●	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;

●	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with an event of default (as described below), if other than the full principal amount;

●	the currency, currencies or currency unit in which we will pay the principal of (and premium, if any) or interest, if any, on the debt securities, if not United States dollars;

●	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

●	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable indenture;

●	any limitation on our ability to incur debt, redeem shares, sell our assets or other restrictions;

●	the application, if any, of the terms of the indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

●	whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities;

●	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our ordinary shares or other securities or property;

●	whether any of the debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

●	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

●	the depository for global or certificated debt securities;

●	any special tax implications of the debt securities;

●	any foreign tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

●	any trustees, authenticating or paying agents, transfer agents or registrars, or other agents with respect to the debt securities;

●	any other terms of the debt securities not inconsistent with the provisions of the indentures, as amended or supplemented;

●	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable indenture;

●	if the principal of or any premium or interest on any debt securities of the series is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

●	the portion of the principal amount of any securities of the series which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable indenture if other than the entire principal amount; and

●	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined).

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange and will be issued in fully-registered form without coupons.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Conversion of Debt Securities

The debt securities may entitle the holder to purchase, in exchange for the extinguishment of debt, an amount of securities at a conversion price that will be stated in the debt securities. If such debt securities are convertible, unless otherwise specified in a prospectus supplement, the debt securities will be convertible at any time up to the close of business on the expiration date set forth in the terms of such debt securities. After the close of business on the expiration date, the debt securities not converted will be paid in accordance with their terms.

Subordination

The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to any existing senior indebtedness.

Unless otherwise specified in the applicable prospectus supplement, under the subordinated indenture, “senior indebtedness” means all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the subordinated indenture, or thereafter incurred or created:

●	the principal of (and premium, if any) and interest due on our indebtedness for borrowed money and indebtedness evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

●	all of our capital lease obligations or attributable debt (as defined in the indentures) in respect of sale and leaseback transactions;

●	all obligations representing the balance deferred and unpaid of the purchase price of any property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto, except any such balance that constitutes an accrued expense or trade payable or any similar obligation to trade creditors;

●	all of our obligations in respect of interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements; other agreements or arrangements designed to manage interest rates or interest rate risk; and other agreements or arrangements designed to protect against fluctuations in currency exchange rates or commodity prices;

●	all obligations of the types referred to above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and

●	all obligations of the types referred to above of other persons secured by any lien on any property or asset of ours (whether or not such obligation is assumed by us).

However, senior indebtedness does not include:

●	any indebtedness which expressly provides that such indebtedness shall not be senior in right of payment to the subordinated debt securities, or that such indebtedness shall be subordinated to any other of our indebtedness, unless such indebtedness expressly provides that such indebtedness shall be senior in right of payment to the subordinated debt securities;

●	any of our obligations to our subsidiaries or of a subsidiary guarantor to us or any other of our other subsidiaries;

●	any liability for federal, state, local or other taxes owed or owing by us or any subsidiary guarantor,

●	any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);

●	any obligations with respect to any capital stock;

●	any indebtedness incurred in violation of the indenture, provided that indebtedness under our credit facilities will not cease to be senior indebtedness under this bullet point if the lenders of such indebtedness obtained an officer’s certificate as of the date of incurrence of such indebtedness to the effect that such indebtedness was permitted to be incurred by the indenture; and

●	any of our indebtedness in respect of the subordinated debt securities.

Senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such senior indebtedness.

Unless otherwise noted in an accompanying prospectus supplement, if we default in the payment of any principal of (or premium, if any) or interest on any senior indebtedness when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default is cured or waived or ceases to exist, we will make no direct or indirect payment (in cash, property, securities, by set-off or otherwise) in respect of the principal of or interest on the subordinated debt securities or in respect of any redemption, retirement, purchase or other requisition of any of the subordinated debt securities.

In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration, subject to any security interest, will first be entitled to receive payment in full of all amounts due on the senior debt securities before the holders of the subordinated debt securities will be entitled to receive any payment of principal (and premium, if any) or interest on the subordinated debt securities.

If any of the following events occurs, we will pay in full all senior indebtedness before we make any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, to any holder of subordinated debt securities:

●	any dissolution or winding-up or liquidation or reorganization of GD Culture Group Limited, whether voluntary or involuntary or in bankruptcy,

●	insolvency or receivership;

●	any general assignment by us for the benefit of creditors; or

●	any other marshaling of our assets or liabilities.

In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of senior indebtedness in accordance with the priorities then existing among such holders until all senior indebtedness has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the subordinated indenture and before all the senior indebtedness has been paid in full, such payment or distribution will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the senior indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all senior indebtedness remaining unpaid to the extent necessary to pay all such senior indebtedness in full.

The subordinated indenture does not limit the issuance of additional senior indebtedness.

Events of Default, Notice and Waiver

Unless an accompanying prospectus supplement states otherwise, the following shall constitute “events of default” under the indentures with respect to each series of debt securities:

●	we default for 30 consecutive days in the payment when due of interest on the debt securities;

●	we default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the debt securities;

●	our failure to observe or perform any other of our covenants or agreements with respect to such debt securities for 60 days after we receive notice of such failure;

●	certain events of bankruptcy, insolvency or reorganization GD Culture Group Limited; or

●	any other event of default provided with respect to securities of that series.

Unless an accompanying prospectus supplement states otherwise, if an event of default with respect to any debt securities of any series outstanding under either of the indentures shall occur and be continuing, the trustee under such indenture or the holders of at least 25% (or at least 10%, in respect of a remedy (other than acceleration) for certain events of default relating to the payment of dividends) in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of an event of default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity thereof.

Any past default under either indenture with respect to debt securities of any series, and any event of default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such indenture, except in the case of (1) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (2) certain events of default relating to the payment of dividends.

The trustee is required within 90 days after the occurrence of a default (which is known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default.

The trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the indentures at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series under either indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series, provided that such direction shall not be in conflict with any rule of law or with the applicable indenture and the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

No holder of a debt security of any series may institute any action against us under either of the indentures (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless (1) the holder has given to the trustee written notice of an event of default and of the continuance thereof with respect to the debt securities of such series specifying an event of default, as required under the applicable indenture, (2) the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such indenture shall have requested the trustee to institute such action and offered to the trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (3) the trustee shall not have instituted such action within 60 days of such request and (4) no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the debt securities of that series. We are required to furnish annually to the trustee statements as to our compliance with all conditions and covenants under each indenture.

Discharge, Defeasance and Covenant Defeasance

We may discharge or defease our obligations under the indenture as set forth below, unless otherwise indicated in the applicable prospectus supplement.

We may discharge certain obligations to holders of any series of debt securities issued under either the senior indenture or the subordinated indenture which have not already been delivered to the trustee for cancellation by irrevocably depositing with the trustee money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not previously delivered to the trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be, and we or, if applicable, any guarantor, have paid all other sums payable under the applicable indenture.

If indicated in the applicable prospectus supplement, we may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except in all cases as otherwise provided in the relevant indenture) (“legal defeasance”) or (2) to be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series (“covenant defeasance”), upon the deposit with the relevant indenture trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to legal defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of legal defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant indenture. In addition, in the case of either legal defeasance or covenant defeasance, we shall have delivered to the trustee (1) if applicable, an officer’s certificate to the effect that the relevant debt securities exchange(s) have informed us that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit and (2) an officer’s certificate and an opinion of counsel, each stating that all conditions precedent with respect to such legal defeasance or covenant defeasance have been complied with.

We may exercise our defeasance option with respect to such debt securities notwithstanding our prior exercise of our covenant defeasance option.

Modification and Waiver

Under the indentures, unless an accompanying prospectus supplement states otherwise, we and the applicable trustee may supplement the indentures for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders. We and the applicable trustee may also modify the indentures or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the indenture. However, the indentures require the consent of each holder of debt securities that would be affected by any modification which would:

●	reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

●	reduce the principal of or change the fixed maturity of any debt security or, except as provided in any prospectus supplement, alter or waive any of the provisions with respect to the redemption of the debt securities;

●	reduce the rate of or change the time for payment of interest, including default interest, on any debt security;

●	waive a default or event of default in the payment of principal of or interest or premium, if any, on, the debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities and a waiver of the payment default that resulted from such acceleration);

●	make any debt security payable in money other than that stated in the debt securities;

●	make any change in the provisions of the applicable indenture relating to waivers of past defaults or the rights of holders of the debt securities to receive payments of principal of, or interest or premium, if any, on, the debt securities;

●	waive a redemption payment with respect to any debt security (except as otherwise provided in the applicable prospectus supplement);

●	except in connection with an offer by us to purchase all debt securities, (1) waive certain events of default relating to the payment of dividends or (2) amend certain covenants relating to the payment of dividends and the purchase or redemption of certain equity interests;

●	make any change to the subordination or ranking provisions of the indenture or the related definitions that adversely affect the rights of any holder; or

●	make any change in the preceding amendment and waiver provisions.

The indentures permit the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the indenture which is affected by the modification or amendment to waive our compliance with certain covenants contained in the indentures.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.

Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by us will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to us upon request, and the holder of such debt security thereafter may look only to us for payment thereof.

Denominations, Registrations and Transfer

Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company, or DTC. In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.

A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:

●	we deliver to the trustee notice from DTC that it is unwilling or unable to continue to act as depository or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor depositary is not appointed by us within 120 days after the date of such notice from DTC;

●	we in our sole discretion determine that the debt securities (in whole but not in part) should be exchanged for definitive debt securities and deliver a written notice to such effect to the trustee; or

●	there has occurred and is continuing a default or event of default with respect to the debt securities.

If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by us under the indentures. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.

Governing Law

The indentures and debt securities will be governed by, and construed in accordance with, the laws of the State of New York, without regard to its principles of conflicts of laws, except to the extent the Trust Indenture Act is applicable or as otherwise agreed to by the parties thereto.

Trustee

The trustee or trustees under the indentures will be named in any applicable prospectus supplement.

Conversion or Exchange Rights

The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our ordinary shares or other debt securities. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of shares of our ordinary shares or other securities to be received by the holders of such series of debt securities to be adjusted. Any such conversion or exchange will comply with applicable Cayman Islands law and our amended and restated memorandum and articles of association.

DESCRIPTION OF UNITS

We may issue units comprised of one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or upon the occurrence of a specified event or occurrence.

The applicable prospectus supplement will describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any unit agreement under which the units will be issued;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our common stock or preferred stock, in one or more series. Rights may be issued independently or together with any other offered security and may or may not be transferable by the person purchasing or receiving the subscription rights. In connection with any rights offering to our stockholders, we may enter into a standby underwriting arrangement with one or more underwriters pursuant to which such underwriters will purchase any offered securities remaining unsubscribed after such rights offering. In connection with a rights offering to our stockholders, we will distribute certificates evidencing the rights and a prospectus supplement to our stockholders on the record date that we set for receiving rights in such rights offering. The applicable prospectus supplement or free writing prospectus will describe the following terms of rights in respect of which this prospectus is being delivered:

●	the title of such rights;

●	the securities for which such rights are exercisable;

●	the exercise price for such rights;

●	the date of determining the security holders entitled to the rights distribution;

●	the number of such rights issued to each security holder;

●	the extent to which such rights are transferable;

●	if applicable, a discussion of the material United States federal income tax considerations applicable to the issuance or exercise of such rights;

●	the date on which the right to exercise such rights shall commence, and the date on which such rights shall expire (subject to any extension);

●	the conditions to completion of the rights offering;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the rights;

●	the extent to which such rights include an over-subscription privilege with respect to unsubscribed securities;

●	if applicable, the material terms of any standby underwriting or other purchase arrangement that we may enter into in connection with the rights offering; and

●	any other terms of such rights, including terms, procedures and limitations relating to the exchange and exercise of such rights.

Each right will entitle the holder thereof the right to purchase for cash such amount of shares of common stock or preferred stock, or any combination thereof, at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the prospectus supplement relating to the rights offered thereby. Rights may be exercised at any time up to the close of business on the expiration date for such rights set forth in the prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void. Rights may be exercised as set forth in the prospectus supplement relating to the rights offered thereby. Upon receipt of payment and the proper completion and due execution of the rights certificate at the office of the rights agent, if any, or any other office indicated in the prospectus supplement, we will forward, as soon as practicable, the shares of common stock and/or preferred stock purchasable upon such exercise. We may determine to offer any unsubscribed offered securities directly to persons other than stockholders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby underwriting arrangements, as set forth in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus through underwriters or dealers, through agents, directly to one or more purchasers, “at-the-market” offerings, negotiated transactions, block trades or through a combination of these methods. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

●	the name or names of any underwriters, if any, and if required, any dealers or agents, and the amount of securities underwritten or purchased by each of them, if any;

●	the public offering price or purchase price of the securities from us and the net proceeds to us from the sale of the securities;

●	any underwriting discounts and other items constituting underwriters’ compensation;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

We may distribute the securities from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed;

●	market prices prevailing at the time of sale;

●	varying prices determined at the time of sale related to such prevailing market prices; or

●	negotiated prices.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If we use underwriters in the sale, the underwriters will either acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale, or sell the Shares on a “best efforts, minimum/maximum basis” when the underwriters agree to do their best to sell the securities to the public. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, the securities will be sold directly to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

Our common stock is listed on the Nasdaq Capital Market. Unless otherwise specified in the related prospectus supplement, all securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriter may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We may apply to list any series of warrants or other securities that we offer on an exchange, but we are not obligated to do so. Therefore, there may not be liquidity or a trading market for any series of securities.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we may pay the agent in the applicable prospectus supplement.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the applicable prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

LEGAL MATTERS

The validity of the issuance of the securities offered hereby will be passed upon for us by McLaughlin & Stern, LLP. If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers, or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The consolidated financial statements for the years ended December 31, 2024 and 2023, incorporated by reference in this prospectus have been so included in reliance on the report of HTL International, LLC, an independent registered public accounting firm, given on their authority as experts in accounting and auditing. The office of HTL International, LLC is located at 12 Greenway Plaza, Suite 1100, Houston, Texas, 77046.

INTERESTS OF EXPERTS AND COUNSEL

No named expert of or counselor to us was employed on a contingent basis, or owns an amount of our shares (or those of our subsidiaries) which is material to that person, or has a material, direct or indirect economic interest in us or that depends on the success of the offering.

INCORPORATION OF DOCUMENTS BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the documents we file with, or furnish to, it, which means that we can disclose important information to you by referring you to these documents. The information that we incorporate by reference into this prospectus forms a part of this prospectus. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference into this prospectus the documents listed below:

●	our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, filed with the SEC on March 17, 2025;

●	our Quarterly Report on Form 10-Q for the three months ended March 31, 2025, filed with the SEC on May 15, 2025, our Quarterly Report on Form 10-Q for the three months ended June 30, 2025, filed with the SEC on August 12, 2025, and our Quarterly Report on Form 10-Q for the three months ended September 30, 2025, filed with the SEC on November 3, 2025;

●	our report on Form 8-K, furnished to the SEC on March 21, 2025, April 2, 2025, April 30, 2025, May 6, 2025, May 8, 2025, May 13, 2025, June 30, 2025, July 3, 2025, August 27, 2025, September 16, 2025, September 22, 2025, October 2, 2025, October 29, 2025, December 23, 2025, and January 7, 2026;

●	the Company’s Definitive Proxy Statement on Schedule 14A, filed with the SEC on December 19, 2025;

●	the description of our common stock contained in our registration statement on Form 8-A, filed with the SEC on July 23, 2015, and any amendment or report filed for the purpose of updating such description;

●	any future annual reports on Form 10-K filed with the SEC after the date of this prospectus and prior to the termination of the offering of the securities offered by this prospectus; and

●	any future reports on Form 8-K that we furnish to the SEC after the date of this prospectus that are identified in such reports as being incorporated by reference into the registration statement of which this prospectus forms a part.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing date of this prospectus, through the date declared effective, until the termination of the offering of securities contemplated by this prospectus shall be deemed to be incorporated by reference into this prospectus. These documents that we file later with the SEC and that are incorporated by reference in this prospectus will automatically update information contained in this prospectus or that was previously incorporated by reference into this prospectus. You will be deemed to have notice of all information incorporated by reference in this prospectus as if that information was included in this prospectus.

We will provide to any person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus, at no cost to the requesting party, upon request to us in writing or by telephone using the following information:

GD Culture Group Limited

111 Town Square Place, Suite #1203

Jersey City, NJ 07310

+1-347-2590292

You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated in this prospectus by reference is accurate as of any date other than the date of the document containing the information.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement, or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 10-K, quarterly reports on Form 10-Q, and other information with the SEC. All information filed with the SEC can be inspected over the Internet at the SEC’s website at www.sec.gov and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC.

Up to $300,000,000 of Shares

of Common Stock

GD Culture Group Limited

PROSPECTUS SUPPLEMENT

UNIVEST SECURITIES, LLC.

April 28, 2026